++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ A Prospectus relating to these securities has been filed with the United + + States Securities and Exchange Commission. These securities may not be sold + + nor may any offers to buy be accepted prior to the time this Registration + + Statement becomes effective. This Prospectus shall not constitue an offer to + + sell or soliciation to buy nor shall there be any sale of these securities + + in any state in which such offer solicitation, or sale would be unlawful + + prior to registration or qualification under the securities laws of any such +
+ state.                                                                       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  As filed with the Securities and Exchange Commission on December 22, 2000.

                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         Retractable Technologies, Inc.
                 (Name of Small Business Issuer in its Charter)

         Texas                              3841                    75-2599762
                                            ----
(State or Other Jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)   Identification No.)

         511 Lobo Lane, Little Elm, Texas 75068-0009    (972) 294-1010
         (Address and Telephone Number of Principal Executive Offices)

                  511 Lobo Lane, Little Elm, Texas 75068-0009
     (Address of Principal Place of Business or Intended Place of Business)

                                 Thomas J. Shaw
                Chairman, President, and Chief Executive Officer
                                 511 Lobo Lane
                          Little Elm, Texas 75068-0009
                           Telephone:  (972) 294-1010
           (Name, Address, and Telephone Number of Agent for Service)

                                    Copy to:
                             Ralph S. Janvey, Esq.
                             Krage & Janvey, L.L.P.
                             2600 San Jacinto Tower
                            2121 San Jacinto Street
                              Dallas, Texas 75201
                                 (214) 969-7500

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Prospectus.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective
Registration Statement for the same offering:  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same
offering:  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering:  [   ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check
the following box:  [   ]

                        CALCULATION OF REGISTRATION FEE

     Title of Each       Dollar Amount                              Proposed Maximum               Amount of
  Class of Securities        to be      Proposed Maximum Offering  Aggregate Offering             Registration
   to be Registered       Registered*      Price Per Share **            Price                         Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock              $110,372,250            $15                  $110,372,250                 $27,593.07
===================================================================================================================

(*) This amount assumes the sale of 5,358,150 shares by selling security holders.

(**) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.

RTI hereby amends this Prospectus on such date or dates as may be necessary to delay its effective date until RTI shall file a further amendment which specifically states that this Prospectus shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Prospectus shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                             SUBJECT TO COMPLETION

                                   ----------

                                   PROSPECTUS

                                   ----------

                         RETRACTABLE TECHNOLOGIES, INC.

                        7,358,150 Shares of Common Stock

     Retractable Technologies, Inc., a Texas corporation ("RTI"), hereby offers (the "Offering") for sale up to 2,000,000 shares (the "Shares") of its Common Stock, no par value (the "Common Stock"). This Prospectus also covers the Offering and sale of up to an additional 5,358,150 shares of Common Stock by certain selling security holders.

     Currently, the Common Stock of RTI is eligible to trade upon the Over-the-Counter Bulletin Board (the "Bulletin Board"). RTI anticipates applying to trade on the Bulletin Board under the ticker symbol "RTI" in the near future until RTI is eligible to list on the American Stock Exchange (the "AMEX").
Prior to the Offering there has been no public market for the Common Stock. However, RTI is in the process of applying to have the Common Stock listed on the AMEX in conjunction with this Offering. RTI believes that, if 1,000,000 shares of the Common Stock offered herewith is sold, RTI may satisfy the AMEX qualifications for its Common Stock to be listed thereupon. Please note there can be no assurance that such listing on the AMEX can or will be obtained by RTI. See "RISK FACTORS-RISKS RELATED TO THIS OFFERING." If RTI does not obtain AMEX listing approval, RTI anticipates that the Common Stock will be listed for trading on the Bulletin Board.

                                   ----------

   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 5 AND
                                  "DILUTION."

                                   ----------

    THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

===============================================================================================================
                                                                                             Gross Proceeds to
                                                                                Gross             Selling
                                             Price to Public  Commissions  Proceeds to RTI     Shareholders
---------------------------------------------------------------------------------------------------------------
Per Share                                          $15             0             $15                $15
---------------------------------------------------------------------------------------------------------------
Total Minimum Offered by RTI                     30,000            0          $450,000              $0
---------------------------------------------------------------------------------------------------------------
Total Maximum Offered by RTI                   2,000,000           0        $30,000,000             $0
---------------------------------------------------------------------------------------------------------------
Total Offered by Selling Shareholders          5,358,150        Unknown           $0            $80,372,250
===============================================================================================================

     As of the date of this Prospectus, the Shares are being offered directly by RTI without the assistance of an underwriter. However, RTI reserves the right to enter into an agreement with underwriters. RTI will receive all proceeds from the Offering less proceeds from the sales by selling shareholders and less Offering expenses.

     The Offering period will terminate on ________, 2001, (one year after the effective date of this Prospectus) unless RTI, in its sole and absolute discretion, extends the period for an additional 90 days to __________________. RTI may terminate the Offering earlier if 2,000,000 Shares (the Maximum Number of Shares offered) are sold before the end of the Offering period.

     All funds received from investors will be deposited in a non-interest bearing escrow account with Texas Bank. Texas Bank will release the funds to RTI only after $450,000 (the Minimum Offering amount) is collected.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.
  WE MAY NOT SELL THESE SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS
 IS NOT AN OFFER TO SELL THESE SHARES AND IT IS NOT SOLICITING AN OFFER TO BUY
      THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



              The Date of this Prospectus is _______________, 2001

                               TABLE OF CONTENTS

                                                                                          PAGE NO.
Prospectus Summary...................................................................         3
Risk Factors.........................................................................         5
A Note About Forward-Looking Statements..............................................         8
Use of Proceeds......................................................................         9
Capitalization.......................................................................         9
Dilution.............................................................................        10
Management's Discussion and Analysis or Plan of Operation............................        11
Description of Business..............................................................        15
Description of Property..............................................................        22
Management...........................................................................        22
Executive Compensation...............................................................        26
Security Ownership of Certain Beneficial Owners and Management.......................        28
Plan of Distribution.................................................................        29
Selling Security Holders.............................................................        29
Determination of Offering Price......................................................        40
Description of Securities............................................................        40
Market for Common Equity and Related Stockholder Matters.............................        51
Certain Relationships and Related Transactions.......................................        52
Legal Proceedings....................................................................        52
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..        52
Legal Matters........................................................................        53
Accountants..........................................................................        53
Experts..............................................................................        53
Where to Find Additional Information.................................................        53
Financial Statements.................................................................        54
PART II-INFORMATION NOT REQUIRED IN A PROSPECTUS
Indemnification of Directors and Officers............................................        80
Other Expenses of Issuance and Distribution..........................................        81
Recent Sales of Unregistered Securities..............................................        81
Exhibits.............................................................................        83
Undertakings.........................................................................        85
Signatures...........................................................................        86

                               PROSPECTUS SUMMARY
                               ------------------

          YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION IN THE FINANCIAL STATEMENTS AND NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SHARES. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

          THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS OR UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCLOSED IN THE FORWARD-LOOKING STATEMENTS. YOU ARE URGED TO READ THIS PROSPECTUS CAREFULLY AND IN ITS ENTIRETY.

                                  THE COMPANY

     We design, develop, manufacture, and market patented safety needle devices for the healthcare industry. Our VanishPoint(R) products utilize a unique friction ring mechanism patented by Thomas J. Shaw, our Founder, President, and Chief Executive Officer. VanishPoint(R) products are designed specifically to prevent needlestick injuries and to prevent reuse. The friction ring mechanism permits the automated retraction of the syringe needle into the barrel of the syringe, directly from the patient, after delivery of the medication is completed. The VanishPoint(R) blood collection tube holder utilizes the same mechanism to retract the needle after blood has been drawn from the patient. Closure of an attached end cap on the blood collection tube holder causes the needle to retract directly from the patient into the closed tube holder. Advantages of our products include protection from needlestick injuries, prevention of cross contamination through reuse, and reduction of disposal and other associated costs. Our patented VanishPoint(R) products include 3cc syringes, 1cc tuberculin, insulin, and allergy antigen syringes; 5cc and 10cc syringes; a blood collection tube holder, small tube adapter, a dental syringe, a self retracting IV catheter introducer and a full displacement syringe. We began commercial production of our 3cc VanishPoint(R) syringe in 1997. We began commercial production of the blood collection tube holder in 1998.

     We have an exclusive license granted by Thomas J. Shaw for the patent rights for a worldwide exclusive license to manufacture, market, sell, and distribute our products until the expiration of the last of the patents. We can't sublicense our rights without Mr. Shaw's permission and our license becomes a non-exclusive license in the event we are the subject of a hostile take-over. Our goal is to become a leading provider of automated retraction safety devices.

     The VanishPoint(R) syringe and needle device products are sold to and used by healthcare providers (primarily in the United States with limited sales outside the United States), which include, but are not limited to, acute care hospitals, alternate care facilities, doctors' offices, clinics, emergency centers, surgical centers, convalescent hospitals, Veterans' Administration ("VA") facilities, military organizations, public health facilities, and prisons. Accordingly, we attempt to market our products directly and through distributors to the individual end-users (nurses, doctors, and testing personnel) and their purchaser representatives so that they request their Group Purchasing Organizations ("GPOs") add our products to their list of approved products. We also market our products directly to the GPOs themselves. Our products are available through contracts with the following: Abbott Laboratories ("Abbott"), Scripps; McKessonHBOC; Health Services Corporation of America ("HSCA"); Premier Health Systems, Inc.; AmeriNet, Inc.; InSource Health Services; and Managed Healthcare Associates ("MHA")/MedEcon. RTI also pursues General Services Administration ("GSA"), VA, Federal Supply Schedule ("FSS"), and other federal government contracts for the purchase of VanishPoint(R) products.

     We distribute our products in the United States and its territories through 7 general line and 20 specialty distributors. We utilize 12 international distributors. We entered into an agreement with Abbott Laboratories (the "Abbott Agreement") whereby Abbott agreed to act as a nonexclusive marketer and distributor of our 1cc, 3cc, 5cc, and 10cc syringes, blood collection tube holders, and small tube adapters to acute care facilities in the United States. The Abbott Agreement is for an initial five-year term. We will continue to utilize our current general line and specialty distributors in other market segments, such as primary care and alternate care facilities.

     The syringe and needle device market is a market dominated by three main competitors. According to the 1998 Theta report, the three leading manufacturers are Becton Dickinson and Company ("B-D") with a market share of approximately 71 percent; Sherwood/Davis & Geck Division of American Home Products Company which was acquired by Tyco International Ltd. ("Sherwood") with approximately 22 percent, and Terumo Medical Corporation ("Terumo") with a market share of approximately 7 percent. We currently have less than 1/4 of 1 percent of the market for syringe and needle devices.

                                  THE OFFERING

Maximum Amount of Shares
Offered by RTI:                         2,000,000 shares

Shares Offered by Selling
Security Holders:                       5,358,150 shares

Underwriter:                            We are offering the Shares directly,
                                        without the assistance of an
                                        underwriter, although we reserve the
                                        right to enter into an agreement with
                                        underwriters.

Price Per Share:                        $15 per share which, was based upon an
                                        evaluation performed by Business
                                        Valuation Services, an independent
                                        evaluation company.

Common Stock Outstanding
Before the Offering:                    19,358,150 shares

Common Stock Outstanding
After the Offering:                     19,388,150 shares if the Minimum number
                                        of Shares is sold and 21,358,150 shares
                                        if the Maximum number of Shares is sold

Selling Expenses:                       We estimate total selling expenses to be
                                        approximately $___________ (including
                                        those for legal, filing, accounting,
                                        printing, taxes, transfer agent, escrow
                                        agent, and related insurance premiums).
                                        In the event that selling agents are
                                        retained, we anticipate no more than 10% of the proceeds from the Offering will be used to pay commissions. In the event that we enter into an agreement with underwriters, this Prospectus will be amended.

Use of Proceeds:                        General capital needs, including, but
                                        not limited to, those needed for
                                        expansion of manufacturing operations,
                                        working capital, funding research and
                                        development, paying dividends to
                                        preferred shareholders, increasing sales and marketing efforts, and funding worldwide patent rights.

Risk Factors:                           This Offering involves a high degree of
                                        risk (including, but not limited to,
                                        dependence on single technology, a
                                        history of operating losses, limited
                                        production capacity, less than 1% market share, voting control by two shareholders, no underwriter for this
                                        Offering, and no assurance that we will
                                        be able to list on an exchange as well
                                        as immediate dilution). See "RISK
                                        FACTORS" and "DILUTION" for a more
                                        complete discussion.

Proposed Symbol:                        RTI

Exchange Listing:                       We are in the process of applying (in
                                        conjunction with this Offering) to have
                                        the Common Stock listed on the AMEX,
                                        which is contingent upon the sale of
                                        1,000,000 Shares. We believe that if
                                        1,000,000 Shares offered herewith are
                                        sold, we may satisfy the AMEX
                                        qualifications for our Common Stock to
                                        be listed thereupon.

Summary Financial and Operating Data:

The financial data presented below under the captions "Balance Sheet Data" and "Statements of Operations Data" are derived from our audited financial statements as of and for each of the years ended, December 31, 1999 and 1998 and the period from inception (May 9, 1994) to December 31, 1999. These financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants. It is important that you also read "Selected Financial Data" "Management's Discussion and Analysis or Plan of Operation" and the financial statements for the years ended December 31, 1999 and 1998 and the period from inception (May 9, 1994) to December 31, 1999, the related notes and the report of independent accountants.


The summary unaudited financial data presented below as of September 30, 2000 and for the nine months ended September 30, 2000, and 1999 are derived from our unaudited financial statements included elsewhere in this Prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, that Management considers necessary for a fair presentation of financial position and results of operations. Operating results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.


                               BALANCE SHEET DATA

                                                                          September 30, 2000
                                                December 31, 1999            (Unaudited)
                                             ----------------------   -----------------------
Cash and cash equivalents                               $   646,005               $ 4,468,533
Property, plant and equipment, net                       10,101,524                11,099,491
Intangible assets and deferred charges, net                 536,014                   542,021
Long-term debt                                            2,506,335                 5,301,959
Current portion of long term debt                           463,329                   953,078
Total stockholders' equity                                8,687,553                10,459,226

                         STATEMENTS OF OPERATIONS DATA

                                                                  Cumulative From
                                                                     Inception           Nine Months     Nine Months
                                      Year           Year          (May 9, 1994)            Ended           Ended
                                      Ended          Ended               to             September 30,   September 30,
                                  December 31,   December 31,      December 31,             2000           1999
                                     1999           1998               1999               Unaudited      Unaudited
                                -------------------------------------------------------------------------------------
Sales, net                         $ 3,375,158    $   845,559          $  4,483,032       $ 6,109,417     $ 1,965,944
Cost of sales                        2,331,070        765,448             3,570,665         5,782,287       1,361,590
Operating expenses:
   Preproduction manufacturing       1,837,830      1,004,828             5,457,201           627,200       1,272,578
   Other operating expenses          7,448,830      4,723,333            18,182,011         6,474,064       5,311,590

   Loss from operations             (8,242,572)    (5,648,050)          (22,726,845)       (6,774,134)     (5,979,814)

Net loss                            (8,233,508)    (5,704,088)          (22,852,247)       (6,739,196)     (5,971,998)
Basic and diluted earnings per
 share                                  $(0.80)       $(0.56)                $(2.17)           $(.69)          $(.58)

                                 RISK FACTORS
                                 ------------

          YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. THIS COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS ABOUT FUTURE PLANS, OBJECTIVES, AND INTENTIONS.

                         RISKS RELATED TO OUR BUSINESS

BECAUSE WE DEPEND ON A SINGLE TECHNOLOGY, WE ARE VULNERABLE TO SUPERIOR COMPETING PRODUCTS OR NEW TECHNOLOGIES THAT COULD MAKE OUR PRODUCT OBSOLETE.

     Our strategy is to develop a series of safety needles and related products based upon our patented technology. Because we have a narrow focus on a particular product line and technology (retractable needles), we are vulnerable to the development of superior competing products and to changes in technology which could eliminate or reduce the need for our products. While we believe there will be no significant change in the need for, or the desirability of, our products in the foreseeable future, there can be no assurance that those changes will not occur.

WE DEPEND UPON PATENTS AND PROPRIETARY RIGHTS TO PROTECT THE INTELLECTUAL PROPERTY WHICH FORMS THE BASIS OF OUR LIMITED PRODUCT LINE. IF WE LOSE ANY DISPUTE REGARDING THIS INTELLECTUAL PROPERTY, OUR COMPETITIVE POSITION WOULD BE WEAKENED.

     Our success depends on our ability to maintain the proprietary nature of our technology through a combination of patents and other intellectual property protection devices. We have been granted 16 patents in the United States and numerous patents in a number of foreign countries as well as have multiple applications pending. Although we believe these patents will be sufficient to protect the structure and design of our current and proposed products, there are additional concerns. There can be no assurance that the protection provided by these patents will be broad enough to prevent competitors from introducing similar devices or that the courts of any jurisdiction, if challenged, will uphold these patents. Patent infringement litigation, either to enforce our patents or defend against patent infringement suits, would be expensive, and if it occurs, would divert our resources from other planned uses. Any adverse outcome in such litigation could similarly deplete our resources and tarnish our reputation. Patent applications filed in foreign countries and patents granted in those countries are subject to laws, rules and procedures that differ from those in the United States. Patent protection in those countries may be different from patent protection provided by U.S. laws and may not be as favorable to us. We also attempt to protect our proprietary information by limiting access to our facilities and by requiring the execution of a confidentiality agreement by any person (including contractors and employees) receiving proprietary information. There can be no assurance that our program of patent protection, confidentiality agreements and restricted access to our facilities will be sufficient to protect our proprietary technology from competitors nor whether we will be able to secure patents on any future products.

OUR PRODUCTS MAY PROVE TOO EXPENSIVE TO MARKET SUCCESSFULLY, WHICH MAY INHIBIT OUR GROWTH AND COULD RESULT IN NET LOSSES

     Using safety medical products, including safety needle products, is relatively new. Although the market for needle products is large and safety needle legislation has been passed in seventeen states and federal legislation was recently passed and signed into law, actual future sales of our products may be much less than the market's potential. The higher purchase price of safety medical products in general as well as the fact that the initial cost of our safety needles is higher than that of other safety needles may be an impediment to full market acceptance. To date, safety needle products represent a small percentage of total syringe sales, compared to standard needles. There can be no assurance that our products will achieve full market acceptance. Market acceptance of our products will depend in large part upon our ability to demonstrate the operational and safety advantages of our products as well as the cost effectiveness of our products compared to both standard and other safety needle products (after the costs of a needlestick are included in the calculation).

WE HAVE A HISTORY OF OPERATING LOSSES AND A LIMITED OPERATING HISTORY

     We have experienced net losses of $29,591,443 since we began operations. These losses were not unexpected because we were a development stage company until May 2000. Since we incorporated in 1994 and operations began in 1997 there is limited operating history for use to project future operations. See "DESCRIPTION OF BUSINESS."

WE HAVE LIMITED PRODUCTION CAPACITY

     Currently, demand for safety products exceeds our ability to produce products. Although we are working to increase production by outsourcing production of sub-components of our products, increasing the efficiency of our assembly equipment, and expanding our factory and internal production, there is a risk that larger GPO contracts will be unavailable because of our current inability to provide products in sufficient numbers so as to meet the full demands of larger contracts.

WE NEED ADDITIONAL FINANCING TO EXPAND OUR PRODUCTION CAPACITY AND PRODUCT LINE

     We are dependent upon the net proceeds of this Offering, currently available financing and anticipated cash flow from operations to implement our business plan. There can be no assurance that we will be able to raise additional capital on terms satisfactory to us or the holders of Shares (see "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION").

CONTROL BY EXISTING MANAGEMENT

     Thomas J. Shaw, our President, and Lillian E. Salerno, a Director, own 57.9% and 14.5%, respectively, of the Common Stock as of the date of this Prospectus and will continue to own such percentages if the Minimum number of
Shares is sold through this Offering.   These two shareholders will therefore
have the ability to direct our operations and financial affairs and to substantially influence the election of members of our Board of Directors. Of the remaining 5,358,150 Shares of Common Stock outstanding as of the date of this Prospectus, Officers and Directors own 62,500 of the Shares (less than 1% of all outstanding Common Stock).

WE HAVE NOT PAID DIVIDENDS ON COMMON STOCK IN THE PAST AND DO NOT PLAN TO PAY DIVIDENDS ON COMMON STOCK IN THE NEAR FUTURE

          We have never paid dividends on Common Stock and do not presently intend to pay any dividends on Common Stock in the foreseeable future. Instead, we intend to apply any earnings to the expansion and development of our business as well as the other uses set forth in "USE OF PROCEEDS".

WE HAVE BEGUN TO PAY LIMITED DIVIDENDS ON THE PREFERRED STOCK

          We have begun a systematic pay-down of the accrued dividends on the Series A Convertible Preferred Stock (the "Series A Stock") at such times as our Board of Directors has determined to be in our best interest. We intend to pay down the dividends on all preferred stock (beginning with the Series A Stock) from time to time as the company's financial condition allows. We have also begun a systematic redemption of the preferred stock. We intend to continue to redeem the preferred stock (beginning with the Series A). Under the provisions of the respective certificates of designation, the shareholders whose shares are chosen for redemption have the right to be paid the redemption price plus accrued and unpaid dividends. In the alternative, such shareholders have the right to convert their preferred shares into Common Stock prior to the redemption date. Stockholders are then entitled to payment of accrued dividends through the date of conversion, payable if and when the Board of Directors declares them, when those shares are converted upon being called for redemption.

MANAGEMENT HAS DISCRETION IN ALLOCATING PROCEEDS FROM THIS OFFERING

     Investors should be aware that our Management has broad discretion in the allocation of the proceeds received in this Offering. Although Management has stated herein the general allocation of the proceeds (See "USE OF PROCEEDS"), there can be no assurance that funds received shall be allocated according to Management's current plan.

THE BOARD OF DIRECTORS IS AUTHORIZED TO ISSUE UP TO A TOTAL OF 10,000,000 SHARES OF PREFERRED STOCK, WITHOUT STOCKHOLDER APPROVAL, WHICH WILL HAVE SUPERIOR RIGHTS AND PREFERENCES TO THOSE ASSOCIATED WITH OWNING COMMON STOCK.

     We are authorized to issue up to 10,000,000 Shares of preferred stock with rights and preferences established by the various certificates of designation for the Series A Stock and the Series I, II, III, and IV of the Class B Convertible Preferred Stock of RTI. The Board of Directors has issued 5,000,000 shares of the Series A Stock and 4,294,245 shares of the various series of Class B preferred stock. We have also reserved the right to issue an additional 500,000 shares of Class B stock as a dividend. However, 22,000 shares of the Series A Stock have been redeemed and 5,358,150 shares of the preferred stock have been converted. Those redeemed and converted shares are now eligible to be re-issued to other shareholders. Accordingly, as of the date of this Prospectus, we have the right to sell 5,585,905 shares of the various series and classes of preferred stock in order to raise additional monies. Furthermore, if we issue any of the 5,585,905 shares of preferred stock currently available to us, those shares will have superior rights (regarding payment of dividends, preferences in payment in the event of liquidation, and dilution of voting rights in certain instances) to those of the Common Stock being Offered by this Prospectus. See "DESCRIPTION OF SECURITIES."

WE HAVE TWO PROVISIONS IN OUR SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION WHICH COULD DETER SHAREHOLDERS FROM ATTEMPTING TO CHANGE THE MEMBERS OF THE BOARD OF DIRECTORS AND CHANGING THE DECISIONS OF MANAGMENT

     We have provisions in our Second Amended and Restated Articles of Incorporation that prohibit cumulative voting (having more than one vote per share) by shareholders and provisions which provide that the Board of Directors shall consist of two classes which are elected in alternating years. These two provisions make it more difficult for anyone to change the members of our Board of Directors and the policies it endorses.

                         RISKS RELATED TO OUR INDUSTRY

BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE THREE MAIN COMPETITORS IN THIS INDUSTRY, WE MAY LACK THE FINANCIAL RESOURCES TO CAPTURE INCREASED MARKET SHARE.

     The syringe and needle device market is a market dominated by three main competitors. According to the 1998 (the most recent report) from Theta Corporation ("Theta"), a publisher of comprehensive market research reports on the medical device, diagnostic, biotech and pharmaceutical industries, the three leading manufacturers of hypodermic syringes and blood collection products are B-D with a market share of approximately 71 percent, Sherwood with approximately 22 percent, and Terumo with a market share of approximately 7 percent. Forty-two percent of B-D's fiscal 1999 sales were from the sales of injection systems. All three companies offer both standard syringes (a majority of their sales) and a safety syringe alternative. B-D and Sherwood have greater financial resources, larger and more established sales and marketing and distribution organizations and greater market influence, including long-term contracts with GPOs. These competitors may be able to use these resources to improve their products through research and acquisitions or develop new products, which may compete more effectively with our products. There can be no assurance that our competitors will not succeed in developing or marketing products that are technologically superior or more effective or commercially attractive than any that we are developing. Based on a licensing agreement B-D has entered into with Med-Design, it is possible that B-D may in the future manufacture retractable needle products. Med-Design asserts patent rights to manufacture a line of retractable needle products.

WE ARE VULNERABLE TO PRODUCTION DISRUPTIONS AND INCREASED PRICE FLUCTUATIONS.

     There are components of our products that are manufactured by separate single suppliers. We own the molds used by those suppliers to manufacture the component parts of our products and could establish alternative supply arrangements if necessary. However, some of these components have lead times of several months, and changes in suppliers would disrupt production schedules. We are also subject to the risks of increased supplier prices. Recently, we have not experienced any significant cost increases as a result of these risks.

WE FACE INHERENT PRODUCT LIABILITY RISKS AS A MANUFACTURER OF SAFETY MEDICAL PRODUCTS. PRODUCT LIABILITY CLAIMS EXCEEDING OUR PRODUCT LIABILITY INSURANCE COVERAGE COULD RESULT IN NET LOSSES.

     As a manufacturer and seller of safety needle products we face an inherent business risk of exposure to product liability claims in the event of product failure or claim of harm caused by product operation. Product failure could result in injury to the patient or loss of blood and could expose healthcare workers to the risk of blood borne pathogens. We are not aware of any legal claim against us based upon the use or the failure of any of our products. However, there can be no assurance that material product liability losses will not occur in the future. In addition, if any of our products prove to be defective, we may be required to recall those products. We maintain product liability insurance against any of those claims in amounts we believe to be adequate. There can be no assurance that if we are found liable, the claim will not exceed our insurance limits. There is also no assurance that we will be able to continue to obtain product liability insurance on acceptable terms or at all.

                         RISKS RELATED TO THIS OFFERING

THERE IS NO UNDERWRITER ASSISTING IN THE SALE OF THE SHARES AND THEREFORE THERE HAS BEEN NO INDEPENDENT DUE DILIGENCE INVESTIGATION ON YOUR BEHALF

     Since we are attempting to sell the Shares without the aid of an underwriter, our chances of success in selling the Minimum number of Shares are reduced. We are not experienced in the business of selling Shares. We may, therefore, not be able to complete the Minimum Offering. In addition to providing selling expertise, an underwriter is also required to conduct a "due diligence" evaluation of any company whose securities it underwrites. In this situation, there is no underwriter, and no one is providing due diligence evaluations on your behalf.

THERE IS NO ASSURANCE WE CAN LIST OUR COMMON STOCK ON THE AMEX

     Our Common Stock is currently eligible to be traded upon the Bulletin Board. We intend to apply to have the Common Stock listed upon the AMEX (the American Stock Exchange) in conjunction with the Offering. We believe that unless 1,000,000 of the shares of Common Stock are sold, we will not satisfy the AMEX listing requirements and the Common Stock will not be listed. There can be no assurance that either the Minimum or the Maximum will be sold, that the successful sale of 1,000,000 shares will result in the Common Stock being approved for listing on AMEX, or that approval of such listing will be timely forthcoming or not conditioned on our continued satisfaction of other equity or net revenue requirements.

     If we do not obtain AMEX listing approval, the Common Stock will be listed for trading on the Bulletin Board. As a consequence, investors could find it more difficult to sell or dispose of, or obtain accurate quotations as to the price of the Common Stock. The continued listing of the Common Stock on the Bulletin Board may result in reduced liquidity of the Common Stock. In addition, reduced liquidity and difficulty in establishing an accurate or current market price may result in the inability or difficulty of prospective sellers of the Common Stock to receive a sale price at or near to the actual then current value of the Common Stock.

WE ARE NOT REQUIRED TO MEET OR MAINTAIN ANY LISTING STANDARDS FOR OUR COMMON STOCK TO BE TRADED ON THE BULLETIN BOARD.

     The Bulletin Board is separate and distinct from The NASDAQ Stock Market. Although the Bulletin Board is a regulated quotation service operated by The NASDAQ Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our Common Stock, we are not required to meet or maintain any qualitative or quantitative standards for our Common Stock to be traded on the Bulletin Board. Our Common Stock does not presently meet the Minimum listing standards for listing on The NASDAQ Stock Market and may not, depending on the success of this Offering, meet those for listing on the AMEX.

THERE IS ONLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK AND IT IS POSSIBLE THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES EASILY.

     There is currently no trading market for our Common Stock. There can be no assurance that a substantial trading market will ever develop (or be sustained, if developed) for our Common Stock upon completion of this Offering or that purchasers will be able to resell their Shares or otherwise liquidate their investment without delay. Potential investors should be aware that there might not be an extensive public market in the near future. Accordingly, an investor may be unable to liquidate an investment in the Shares and should be prepared to withstand the economic risk of an investment in the Shares for an indefinite period.

     The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly or annual operating results and other factors such as technological advances in the industry and expansion or the loss of GPO contracts. In addition, the securities markets in general have experienced significant price and volume fluctuations from time to time in recent years that may have been unrelated to the operating performances of certain industries or individual companies. These broad fluctuations may adversely affect the market price of the Common Stock.

FUTURE SALES OF COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

     After the effective date of this Prospectus, there will be 14,000,000 shares of Common Stock and 3,914,095 Shares of preferred stock outstanding which are "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Such shares are eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a non-affiliated person who has held restricted shares for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may cause the future market price of our Common Stock to decline due to the potential increased number of publicly held securities. The timing and amount of sales of Common Stock that are currently restricted securities could have a depressive effect on the future market price of our Common Stock.

DILUTION

     Assuming a purchase price of $15, the pro-forma net tangible book value per share of Common Stock will be $1.87 assuming the Maximum number of Shares are sold and $.53 assuming the Minimum number of Shares are sold. Purchasers of Shares under this Offering shall receive an immediate and substantial dilution of $13.13 or 87.5% of the share price if the Maximum number of Shares are sold and $14.47 or 96.5% if the Minimum number of Shares is sold. See "DILUTION."


                    A NOTE ABOUT FORWARD-LOOKING STATEMENTS
                    ---------------------------------------

          The statements, other than statements of historical fact, included in this Prospectus are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of dramatic increases in demand, our ability to quickly increase our production capacity in the event of a dramatic increase in demand, our ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, and the increased interest of larger market players in providing safety needle devices.


                                USE OF PROCEEDS
                                ---------------

     The net proceeds to us from this Offering under the Minimum and Maximum Shares to be sold, is estimated to be $__________ and $__________, respectively, after giving effect to the anticipated selling costs and expenses of $_________ payable by us.

     The proceeds from this Offering are not allocated to a specific purpose. The general purpose for this Offering is to provide capital to us so that we can, among other things, continue to: expand our manufacturing operations, fund research and development, pay dividends to preferred stockholders that may be declared by the Board of Directors, increase sales and marketing efforts, fund selective worldwide patent rights and provide for other general working capital needs. Our Management will have total discretion as to how to allocate the funds received as a result of this Offering. We will not receive any proceeds from the sale of the selling security holders' Common Stock.

          We presently have limited cash and working capital and will be dependent upon the net proceeds from sales of these registered Shares for the continuation and expansion of our operations. We anticipate that proceeds from the Maximum Offering, together with the funds generated from operations, will be sufficient to support our operations and planned capital expenditures at least through 2001, without the need for additional financing. However, we believe that if only the Minimum Offering is completed, additional funds may be required which may not be available to us or, if available, not on reasonable terms. In addition, if we experience a change in circumstances or business conditions we may need additional financing even if the Maximum Offering is completed.

     Our future liquidity and capital requirements will depend upon numerous factors, including the progress of our actions relating to regulatory matters; costs and timing of expansion of marketing, sales, manufacturing and product development activities; the extent to which our products gain full market acceptance; and competition. Any additionally required financing may not be available on satisfactory terms, if at all. Future equity financing may result in dilution to the holders of our Common and preferred Stock. Unless and until our product development and marketing activities are successful and an adequate amount of its products are sold, of which there can be no assurance, we will not have enough revenue to cover our operating expenses and we will continue to incur losses.


                                 CAPITALIZATION
                                 --------------

          The following table sets forth the capitalization of RTI as of December 31, 1999 and September 30, 2000 and the pro-forma capitalization of RTI after giving effect to the sale of 2,000,000 shares (the Maximum number of Shares) and 30,000 shares (the Minimum number of Shares) offered hereby at an assumed public offering price of $15 per Share and the application of the gross proceeds (before offering expenses are taken into account) therefrom as described under "USE OF PROCEEDS."

                               MAXIMUM SHARES SOLD                                        MINIMUM SHARES SOLD

                  December 31, 1999           September 30, 2000             December 31, 1999            September 30, 2000
                Actual      Pro Forma       Actual        Pro Forma        Actual       Pro Forma       Actual         Pro Forma
Short term
debt          $    463,329  $    463,329    $    953,078  $    953,078    $    463,329  $    463,329    $    953,078   $    953,078
-----------------------------------------   ---------------------------   ---------------------------   ----------------------------
Long term
debt             2,506,335     2,506,335       5,301,959     5,301,959       2,506,335     2,506,335       5,301,959      5,301,959
-----------------------------------------   ---------------------------   ---------------------------   ----------------------------
Series A         5,000,000     5,000,000       4,974,000     4,974,000       5,000,000     5,000,000       4,974,000      4,974,000
Series I,
Class B          1,000,000     1,000,000       1,000,000     1,000,000       1,000,000     1,000,000       1,000,000      1,000,000
Series II,
Class B          1,000,000     1,000,000       1,000,000     1,000,000       1,000,000     1,000,000       1,000,000      1,000,000
Series III,
Class B          1,160,200     1,160,200       1,160,445     1,160,445       1,160,200     1,160,200       1,160,445      1,160,445
Series IV,               -             -                                             -             -
Class B                                        1,133,800     1,133,800                                     1,133,800      1,133,800
Common
stock                    -             -               -             -               -             -               -              -
Additional
paid in
capital         23,565,235    53,565,235      31,011,580    61,011,580      23,565,235    24,015,235      31,011,580     31,461,580
Unearned
compensation      (185,635)     (185,635)       (229,156)     (229,156)       (185,635)     (185,635)       (229,156)      (229,156)
Accumulated
deficit        (22,852,247)  (22,852,247)    (29,591,443)  (29,591,443)    (22,852,247)  (22,852,247)    (29,591,443)   (29,591,443)
-----------------------------------------   ---------------------------   ---------------------------   ----------------------------
Shareholders'
equity           8,687,553    38,687,553      10,459,226    40,459,226       8,687,553     9,137,553      10,459,226     10,909,226
-----------------------------------------   ---------------------------   ---------------------------   ----------------------------
Capital-
ization       $ 11,657,217  $ 41,657,217    $ 16,714,263  $ 46,714,263    $ 11,657,217  $ 12,107,217    $ 16,714,263   $ 17,164,263
=========================================   ===========================   ===========================   ============================

     The above numbers do not take into account 7,725 shares of preferred stock (convertible into shares of Common Stock on a one-for-one basis) reserved for issuance upon the exercise of warrants, 1,781,655 Shares reserved for issuance upon the exercise of options under any of our three stock option plans, and 500,000 shares of preferred stock (convertible into Common Stock on a one-for-one basis) reserved for issuance in partial payment of dividends to preferred shareholders. The calculation of total number of Shares outstanding and resulting dilution assumes no exercise of rights to purchase additional shares by preferred shareholders. Owners of Series A and Class B Convertible Preferred Stock have the right to purchase Common Stock not covered by this Prospectus from us at the Offering Price, based on a formula set out in the appropriate certificate of designation for each of the five classes and series. Assuming that all owners of Series A and Class B Convertible Preferred Stock exercise their conversion rights, we would issue an additional 3,914,095 Shares of Common Stock, for aggregate effective consideration of $20,869,450 which was initially paid for the preferred stock.


                                    DILUTION
                                    --------

     Purchasers of registered Shares will suffer immediate and substantial dilution of their per share investments. Prior to the Offering, we had 19,358,150 Shares of Common Stock issued and outstanding. Initially, 1,000 shares of Common Stock were issued to Thomas J. Shaw, our Chief Executive Officer, in exchange for $1,000 value in services rendered in 1994. In April 1995, Mr. Shaw exchanged all 1,000 shares outstanding for 14,000,000 shares of Common Stock. In May 1996, Mr. Shaw transferred 2,800,000 of the 14,000,000 then issued and outstanding shares of Common Stock to Lillian E. Salerno, a
Director, in exchange for services rendered.   In September 2000, we issued a
mandatory redemption of 541,500 shares of the Series A Stock. Pursuant to that redemption, 519,500 shares of Series A Stock were converted into 519,500 shares of Common Stock. In October 2000, we gave all preferred shareholders notice of a registration of Common Stock for public sale. Pursuant to the rights granted under the various certificates of designation, 668 shareholders converted an aggregate of 4,838,650 shares of preferred stock into 4,838,650 shares of Common Stock and have given notice of their intent to sell their shares.

     The remaining preferred stock was purchased in private placements for
prices ranging from $1 to $10 per share.   3,151,500 shares of Common Stock were
purchased by conversion of Series A Stock, which was originally obtained for $1 per share. 633,400 shares of Common Stock were purchased by conversion of Series I Stock, which was originally obtained for $5 per share. 510,750 shares were purchased by conversion of Series II Stock which, was originally obtained at $10 per share. 994,700 shares were purchased by conversion of Series III Stock, which was originally obtained at $10 per share. 67,800 shares were purchased by conversion of Series IV Stock, which was originally obtained at $10 per share.

     We had a net tangible book value of $9,917,202, or approximately $.51 per share of Common Stock as of September 30, 2000. Net tangible book value per share is equal to the net tangible assets of RTI (total assets less total liabilities and intangible assets), divided by the number of Shares outstanding as of September 30, 2000. Without taking into account any changes in net book value of RTI at September 30, 2000, other than to give effect to the sale of Common Stock hereby (before deduction of the Offering expenses), the pro-forma net tangible book value of RTI at September 30, 2000, if the Maximum or Minimum Shares under this Offering is sold would have been $39,917,202 and $10,367,202, respectively. This represents an immediate increase in net book value of $1.36 or $.02 per share should the Maximum or Minimum number of Shares be sold, respectively, of Common Stock to existing shareholders and an immediate dilution of approximately $13.13 or $14.47, respectively, per share of Common Stock to new investors purchasing Shares in this Offering. The following table illustrates the per share dilution to new investors:


                                                                        Maximum Shares Sold   Minimum Shares Sold
                                                                        -------------------   -------------------
     Assumed initial Offering price per share of Common Stock.....      $   15      100%      $   15      100%

     Net tangible book value per share
        as of September 30, 2000..................................      $  .51      3.4%      $  .51      3.4%

     Increase in per share attributable to new investors*.........      $ 1.36      9.1%      $  .02       .1%

     Pro-forma net tangible book value per share after Offering*..      $ 1.87     12.5%      $  .53      3.5%

     Dilution per share to new investors*.........................      $13.13     87.5%      $14.47     96.5%

     * This number includes the 5,358,150 shares of Common Stock held by selling security holders.

     The following table summarizes, on a pro-forma basis as of September 30, 2000, the number of Shares of Common Stock purchased from RTI, the total consideration paid to RTI, and the average price per share of Common Stock paid by the selling stockholders and by the new investors participating in this Offering if the Maximum or Minimum Shares under this Offering are sold:


                                     Shares Purchased                   Total Consideration       Average Price
                                  Number         Percent             Amount            Percent      Per Share
                                  ------         -------             ------            -------      ---------

     MAXIMUM SHARES SOLD:

     Selling Shareholders        5,358,150       72.8%               N/A               N/A             N/A

     New Investors               2,000,000       27.2%               $30,000,000       100%            $15

     MINIMUM SHARES SOLD:

     Selling Shareholders        5,358,150       99.4%               N/A               N/A             N/A

     New Investors                  30,000       .6%                 $450,000          100%            $15

     The foregoing table excludes 7,725 shares of preferred stock (convertible into Common Stock on a one-for-one basis) reserved for issuance upon the exercise of warrants, 1,781,655 Shares reserved for issuance upon the exercise of options under any of our three stock option plans and 500,000 shares of preferred stock (convertible into Common Stock on a one for one basis) reserved for a possible issuance as a dividend to preferred stock holders. The calculation of total number of Shares outstanding and resulting dilution assumes no exercise of rights to purchase additional shares by preferred shareholders. Assuming that all owners of Series A Convertible Preferred and Class B Convertible Preferred Stock exercise their conversion rights, we would issue an additional 3,914,095 Shares of Common Stock, for effective aggregate consideration of $20,869,450, which was paid for the preferred stock. Purchases of Common Stock by owners of preferred stock would have a material impact on dilution suffered initially by persons purchasing registered Shares in this Offering. See "DESCRIPTION OF SECURITIES."

     As noted previously, we intend to Offer the registered Shares, without use of an underwriter, but reserve the right to employ brokers, dealers and/or underwriters to complete this Offering. The calculation of net tangible book value (giving effect to completion of the Offering) makes no provision for payment of commissions or other expenses to such persons. Because commissions and expenses, if paid, will total at most 10% of the Offering, such payments would have only a slight impact on dilution, which we consider immaterial. If we enter into an agreement with an underwriter this Prospectus will be amended.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

     Certain statements included by reference in this Prospectus containing the words "believes," "anticipates," "intends," "expects," and similar such words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Any forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of RTI to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the impact of dramatic increases in demand, our ability to quickly increase production capacity in the event of a dramatic increase in demand, our ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, and the increased interest of larger market players in providing safety needle devices. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

EXTERNAL SOURCES OF LIQUIDITY

     We have funded operations primarily from proceeds from private placements and bank loans. We were capitalized with approximately $42,000,000 raised from five separate Private Placement Offerings. As of September 30, 1995, we sold 5,000,000 Shares of Series A Stock at $1 per share, for an aggregate of $5,000,000. As of October 31, 1996, we sold 1,000,000 Shares of Series I Class B Convertible Preferred Stock ("Series I Stock") at $5 per share for an aggregate of $5,000,000. As of January 31, 1998, we sold 1,000,000 Shares of Series II Class B Convertible Stock ("Series II Stock") at $10 per share for an aggregate of $10,000,000. As of September 30, 1999, we sold 1,160,200 Shares of Series III Class B Convertible Preferred Stock ("Series III Stock") at $10 per share for an aggregate of $11,600,200. Finally, as of June 10, 2000, we sold 1,133,800 Shares of Series IV Class B Convertible Preferred Stock ("Series IV Stock") at $10 per share for an aggregate of $11,338,000. We obtained $1,200,000, $710,000, and $2,000,000 in 1996, 1997, and 2000, respectively, from bank loans. Additionally, we received a Small Business Administration loan of $1,000,000 in 1996 to pay for portions of automated assembly equipment, multi-cavity molds, and other equipment. Furthermore, we borrowed $3,000,000 in August 2000 and $2,000,000 in December 2000 under our Credit Agreement with Abbott.

SELECTED FINANCIAL DATA

     The following selected financial data for fiscal years ended December 31, 1999 and 1998, is derived from financial statements, which were audited by independent accountants. The following selected data for the nine months ended September 30, 2000 and 1999, is derived from our unaudited financial statements. The data should be read in conjunction with the audited financial statements and selected notes and the following discussion of results of operations.

                       CONDENSED STATEMENTS OF OPERATIONS

                                         Year Ended December 31         Nine Months Ended       Nine Months Ended
                                         ----------------------        September 30, 2000      September 30, 1999
                                           1999            1998            (Unaudited)             (Unaudited)
                                           ----            ----            -----------             -----------

Sales, net                         $  3,375,158    $    845,559              $  6,109,417            $  1,965,944
Cost of sales                         2,331,070         765,448                 5,782,287               1,361,590
                                   ------------    ------------              ------------            ------------
     Gross margin                     1,044,088          80,111                   327,130                 604,354
                                   ------------    ------------              ------------            ------------
Operating Expenses
Preproduction manufacturing           1,837,830       1,004,828                   627,200               1,272,578
Sales and marketing                   3,742,779       1,539,822                 3,180,353               2,603,431
Research and development                842,062         763,690                   467,786                 613,215
General and administrative            2,863,989       2,419,821                 2,825,925               2,094,944
                                   ------------    ------------              ------------            ------------
     Total operating expenses         9,286,660       5,728,161                 7,101,264               6,584,168
                                   ------------    ------------              ------------            ------------
     Loss from operations            (8,242,572)     (5,648,050)               (6,774,134)             (5,979,814)
     Interest income (expense)            9,064         (56,038)                   34,938                   7,816
                                   ------------    ------------              ------------            ------------
Net loss                           $(8,233,508)    $(5,704,088)              $(6,739,196)            $(5,971,998)
                                   ============    ============              ============            ============
Dividend requirement               $  2,999,848    $  2,141,701              $  2,905,323            $  2,182,414
Basic earnings per share           $       (.80)   $       (.56)             $       (.69)           $       (.58)

                             RESULTS OF OPERATIONS

     The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ materially from our historical results of operations and those discussed in the forward-looking statements. All period references are to our fiscal year ended December 1999 or 1998 or periods ended September 30, 2000 and 1999.


                        Comparison of Nine Months Ended
          September 30, 2000 and Nine Months Ended September 30, 1999.

     Net sales increased to $6,109,417 from $1,965,944, an increase of $4,143,473 for the nine months ended September 30, 2000 from the nine months ended September 30, 1999. This 211% increase was due principally to the Abbott Agreement as almost one half of the revenues during the period were attributable to sales to Abbott. The remaining revenue increase was attributable to increased sales to other distributors. Syringe revenue increased almost $900,000 and blood collection tube holder revenues increased approximately $150,000 due to sales to other distributors.

     Cost of sales increased to $5,782,287 from $1,361,590 or $4,420,697. Of the variable costs, labor costs increased approximately $2,000,000, material costs increased $1,400,000, and royalty costs were up $237,000. Depreciation increased $207,000 and repairs and maintenance expense increased approximately $250,000. Consulting costs increased about $84,000 and supplies increased by $88,000. Coincident with the signing of the Abbott Agreement, we ceased reporting as a development stage enterprise, and we no longer classify any manufacturing costs as preproduction expenses.

     Preproduction expenses decreased from $1,272,578 to $627,200, or $645,378, for the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999. The decrease was due to decreased production time attributable to mold and piece part validation than for the same period in the previous year. This resulted in a decrease in labor cost of approximately $334,000, depreciation costs declined $149,000, and supplies were $103,000 less than for the same period in the previous year.

     Research and development expense decreased from $613,215 to $467,786, or $145,429. This 24% decrease is largely due to a $95,000 decrease in consulting expenses on the 3cc-syringe product line.

     Sales and marketing expense increased from $2,603,431 to $3,180,353, or $576,922, for the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999. An increase in marketing fees of $1,140,000 was due to the higher sales volumes and the effect of the obligation of marketing fees to the distributors, which began in June 1999. These increases were partially offset by decreases in contract sales expense of $290,000 and travel expenses of $166,000. In 1999, the contract sales expense was incurred to market our products in California in conjunction with the safe needle legislation becoming effective in that state.

     General and administrative expenses increased from $2,094,944 to $2,825,925, an increase of $730,981 or 35%. The increased expenses were due to outside legal and accounting fees of $196,000. Additionally, increases in staffing were $330,000.

     Interest income increased $40,497 or 37% for the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999 due to higher invested cash balances.

     Interest expense increased $13,376 or 13% for the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999 due to
higher debt.   Increases in interest expense were partially offset by an
increase in capitalized interest of $106,933 over the same period in the previous year.


                            Comparison of Year Ended
              December 31, 1999, and Year Ended December 31, 1998

     Net sales were $3,375,158 and $845,559 for the years ended December 31, 1999, and December 31, 1998, respectively. The increase of $2,529,599, or 300%, was principally due to increased sales of $1,879,599 to customers with distribution in California. The increase was a result of the safe needle legislation in California.

     Cost of sales increased from $765,448 in 1998 to $2,331,070 in 1999, or an increase of 205%. As a percentage of revenue, cost of sales decreased from 91 percent in 1998, to 69% in 1999. The improvement is due to achieving higher production volumes while some costs remained relatively fixed. Material costs increased $939,000, and labor costs increased $289,000 from 1998 to 1999 due principally to increased sales volume.

     Preproduction costs increased from $1,004,828 to $1,837,830. Increases were due to validation of new equipment and piece parts to fulfill the need for increased production volumes. Preproduction labor increased $585,000 and material costs were up $93,000 from 1998 to 1999.

     Sales and marketing expenses increased 143% to $3,742,779 in 1999 from $1,539,822 in 1998 but decreased as a percentage of revenue from 182% to 111%. The increase in expenses is principally due to the increased effort to market VanishPoint(R) products in California, including retaining a marketing company that provided contract sales representatives to supplement the marketing effort. The expense in 1999 for contract sales representatives was $460,000. Additionally, the Company began paying marketing fees in 1999. This represents $600,000 of the increase. There was no comparable expense in 1998 for outside contract sales representatives or marketing fees in 1998. Additional staffing costs were approximately $540,000. Travel and entertainment expense increased $215,000.

     Research and development costs increased, primarily in staffing, as more resources were committed to the 1cc syringe.

     General and administrative costs increased 18 percent due to increases in staffing and consulting services, offset somewhat by decreases in legal fees.

     Interest income decreased due to lower average outstanding cash balances.

     Interest expense decreased due to lower outstanding debt and more interest being capitalized.


                            Comparison of Year Ended
              December 31, 1998, and Year Ended December 31, 1997

     Net sales were $845,559 and $262,315 for the years ended December 31, 1998, and December 31, 1997, respectively. Shipments of the 3cc VanishPoint(R) syringe began in February 1997, with 66 percent of the sales occurring during the last four months of the year.

     Cost of sales in 1998 increased 61% while sales volume increased 222%. The percentage improvement is due to achieving higher production volumes with automated equipment, while labor costs decreased $20,000. Depreciation increased $317,000 year to year.

     Preproduction manufacturing costs decreased $491,590 from 1997 to 1998, because operations shifted more to a manufacturing environment from a preproduction environment. Labor costs decreased $215,000 and materials used for preproduction decreased $237,000 from 1997 to 1998.

     Sales and marketing expense increased to $1,539,822 in 1998 from $1,394,024 in 1997, an increase of 10%. The sales force was expanded in 1998, resulting in additional salary expense of $171,000, a 12% increase over 1997. Travel expense increased $95,000, or 7%. These costs were incurred in order to increase sales and product awareness. These increases were partially offset by a reduction of $105,000 in sales and marketing consulting expenses as we expanded our own workforce and by a reduction in costs associated with developing marketing and advertising materials.

     Research and development costs increased from $266,029 in 1997 to $763,690 in 1998, an increase of $497,661. This increase was due to the increase in time spent in the manufacturing facility to further develop, refine, and validate the production process using automated assembly equipment, so that our products can be produced efficiently while maintaining our high standards for quality.

     General and administrative expenses increased 24 percent in 1998, to $2,419,821 from $1,952,561 in 1997. The increase was primarily an increase in salaries of $208,000 and consulting services of $155,000 over 1997. These increases were reduced by decreases in legal fees of $57,000.

     Interest income increased due to higher average outstanding cash balances.

     Interest expense decreased $118,595 due to an increase in the capitalization of interest expense on construction in progress expenditures for production equipment that we are having manufactured.


LIQUIDITY AND FUTURE CAPITAL REQUIREMENTS

     We believe we will be able to sustain operations for our existing products without additional financing. We believe that we will achieve our breakeven point in the year 2001. We believe that the existing cash and cash equivalents and cash flow from operations will be sufficient to meet our presently anticipated working capital needs through 2001. To the extent we use all of our cash resources, we will be required to obtain additional funds, if available, through additional borrowing or equity financing. There can be no assurance that such capital will be available on acceptable terms. If we are unable to obtain sufficient financing, we may be unable to implement our long-term plan of operation. We anticipate strengthening our capital structure over the next four years by increasing capital through debt and equity offerings, improving profitability, and participating in joint ventures or licensing arrangements, where possible, to accelerate the manufacture and distribution of our products.

     We currently produce products at a rate of 24 million 3cc syringes and 8 million blood collection tube holders annually. In order to ramp up production to meet the expected demand for safe needle devices, we have raised a little over $18 million in debt and equity funds in 2000. We obtained these funds from: (1) two loans given by 1st International Bank totaling $2,000,000, (2) a right to borrow up to $5,000,000 from Abbott, and (3) the sale of $11,338,000 of our Series IV Stock. We obtained $2,000,000 of the $18,000,000, from 1st International Bank in the form of two loans. The loan for $1,500,000 matures on February 18, 2005. Monthly payments are based on a twenty-year amortization and the loan bears interest at prime plus 1%. The $500,000 loan matures on February 18, 2001 with only interest being paid monthly. Interest is prime plus 1%.

     We obtained $5,000,000 of the $18,000,000 as a result of an agreement with Abbott. On May 4, 2000, we entered into a National Marketing and Distribution Agreement with Abbott for an initial five-year term. Pursuant to the Abbott Agreement, Abbott agreed to act as a non-exclusive marketer and distributor of our 1cc, 3cc, 5cc, and 10cc syringes, blood collection tube holders, and small tube adapters to acute care facilities in the United States. As part of the consideration for the Abbott Agreement, Abbott agreed to make periodic loans to us prior to June 30, 2005, in increments of $1,000,000 in an aggregate amount of up to $5,000,000 at an interest rate of prime plus one percent with any and all amounts lent to be due and payable on June 30, 2005. Accounts receivable and contracts secure any loans made where Abbott is the account debtor, payments due to Abbott under the Abbott Agreement, and certain equipment already owned by us. We have borrowed $5 million under the Abbott Agreement. Pursuant to the Abbott Agreement, we gave Abbott the right, at its option, to convert any and all principal amounts owed into Common Stock at a price of $10 per share. Abbott also holds registration rights with respect to the shares of Common Stock issued upon conversion of any principal amount lent. As part of the consideration paid to us under the Abbott Agreement, Abbott purchased $5 million of Series IV Stock under the same terms and conditions as all other investors in the Series IV Stock offering. We expect to fund future expansion through a combination of debt, a public offering, and internally generated funds. Capital needs are expected to require an additional $87 million over the next five years for expansion of production discussed in greater detail in Material Commitments for Expenditures.

     We obtained the remainder of the $18,000,000 from the sale of $11,338,000 of our Series IV Stock.

Internal Sources of Liquidity and Anticipated Trends in Sales
-------------------------------------------------------------

     The increase in sales is primarily due to legislation requiring safety needles, which has been passed in seventeen states. Demand for safety products is increasing in the United States and internationally. The National Institute for Occupational Safety and Health ("NIOSH") issued a safety alert calling on employers to adopt safer needles to reduce needlestick injuries. The Federal Occupational Safety and Health Administration ("OSHA") issued a Compliance Directive which instructs OSHA inspectors to cite employers who fail to evaluate and buy safety needle devices. The Service Employees International Union ("SEIU") has taken a proactive stance with regard to promoting the use of automated retraction needle devices in member hospitals and by participating in federal and state legislation protests. Due to recent legislation, the California Occupational Safety and Health Administration ("Cal OSHA") mandates that healthcare employers provide their workers with safe needle devices. In addition, 16 other states have adopted, and more than 20 states have introduced, legislation containing language similar to that passed in California, and federal legislation has passed in the House and the Senate and was signed into law on November 6, 2000. The recognition for the urgency of safe needle devices in parts of Europe and Africa has echoed the United States model. In France, England, Germany, and Italy, organized healthcare worker unions have taken action to force hospitals and government agencies to place safety as a priority. France has led Western Europe in its recognition of safety and has implemented VanishPoint(R) blood collection tube holders in several hospitals and clinical laboratories.

     Also, as a result of the Abbott Agreement, sales are expected to increase. Demand could also dramatically increase in the event we are successful in our antitrust suit, but we have not based any of our financing plans on a positive result from that suit. See "LEGAL PROCEEDINGS." We are also ramping up our production and continuing to introduce new products. We anticipate being able to sell all the products that we are able to produce.

External Sources of Liquidity
-----------------------------

     We have obtained several loans over the past four years, which have, together with proceeds from sales of equities, enabled us to pursue development and production of our products.

     In January 1996, we obtained two loans from Western Bank & Trust in the principal amount of $1,200,000 for the purpose of financing construction improvements and the purchase of manufacturing equipment, which matures on October 24, 2001. One loan was in the amount of $800,000 and one loan in the amount of $400,000. The larger note carried interest at a rate of prime as defined by The Wall Street Journal plus 1 percent adjustable annually, while the smaller loan carried interest at a rate of CD rate plus 2 percent. The loans were secured by land, building, and equipment and by a certificate of deposit in the amount of $400,000 to be released upon achievement of certain financial ratios (with interest payable at the certificate of deposit rate plus 2 percent). Thomas J. Shaw, our President and Chief Executive Officer, and Suzanne M. August, his wife, guaranteed these loans. The $800,000 loan was paid off in February 2000 with funds provided by a loan from 1st International Bank. The $400,000 loan was paid by the certificate of deposit, which had been held as collateral.

     In July 1996, we obtained a United States Small Business Administration note payable to Texas Bank in the principal amount of $1,000,000, which matures on July 1, 2003. The note is payable monthly at an annual interest rate of prime plus 1.5 percent adjustable quarterly. The loan is collateralized by manufacturing equipment and guaranteed by Thomas J. Shaw, our President and Chief Executive Officer, and Suzanne M. August, his wife. This loan is in good standing. We have agreed not to make any distribution upon our capital stock, purchase any of our capital stock, or merge without prior written consent.
Such permission was obtained for the payment of dividends on the Series A Convertible Preferred Stock and the recent partial redemption of Series A Stock.

     In April 1997, we obtained a loan from Legacy Bank of Texas (formerly
Plano Bank & Trust) in the principal amount of $710,000 at an interest rate of prime plus 1 percent (adjustable daily) for reimbursement for the purchase of equipment, which matures on July 10, 2004. The loan is collateralized by certain machinery and equipment, a certificate of deposit in the amount of $200,000, and restrictions on the transfer of certain patents. This certificate of deposit has been applied to the loan balance. The loan is (continuously and without limit) guaranteed by Thomas J. Shaw, the President and Chief Executive Officer. This loan is in good standing.

     In February 2000, we obtained loans of $2 million through the 1st International Bank. The proceeds from these loans were used to pay off the Western Bank loan and also for working capital purposes. $1,500,000 of the loan is secured by a lien on the land, building, and building improvements and matures on February 18, 2005. The remaining $500,000 is secured by our accounts receivable and matures on February 18, 2001. Both loans are guaranteed by a continuing guaranty by Thomas J. Shaw, the President and Chief Executive Officer. The interest rate on both loans is the prime rate as defined in The Wall Street Journal plus 1 percent. This loan is in good standing.

     In May 2000,we entered into an Agreement with Abbott. As part of the consideration for the Abbott Agreement, Abbott agreed to make periodic loans prior to June 30, 2005, in increments of $1,000,000 in an aggregate amount of up to $5,000,000 at an interest rate of prime plus 1 percent with any and all amounts lent to be due and payable on June 30, 2005. We borrowed $3 million in August 2000 and $2 million in December 2000 under the Abbott Agreement. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION-LIQUIDITY AND FUTURE CAPITAL REQUIREMENTS" for a more detailed description.

Material Commitments for Expenditures
-------------------------------------

     We anticipate capital expenditures in the amount of $87 million over the next five years for the purpose of expanding capacity by adding equipment and additional space (for 14 assembly lines for syringe production and 5 lines for blood collection tube holder production), expanding the current building by an additional 60,000 square feet, constructing a 15,000 square foot warehouse, and constructing another facility for additional assembly, equipment, and warehousing needs in order to meet our target production of syringes and blood collection tube holders by 2005. We need this capital to fund equipment and facilities expansion for additional 1cc, 3cc, and blood collection tube holders, as well as equipment to manufacture 5cc and 10cc syringes. The equipment will include a 1cc printer, 1cc packaging machine, 5cc/10cc assembly equipment, blood collection tube holder assembly equipment, and blood collection tube holder molds. This production target equates to our obtaining 6 percent of the United States' 6.6 billion-unit syringe annual market and less than 1 percent of the world's 24 billion-unit annual syringe market. We have obtained $18 million in a combination of debt and equity financing in 2000 and expect to raise $60 million through equity financing over a period of time. We anticipate other funding requirements to be paid from debt or operations.

     Management anticipates $3,500,000; $25,447,000; and $16,897,000 in capital expenditures for the manufacturing facility, equipment, and machinery in fiscal 2000, 2001, and 2002, respectively.

     We are in the process of purchasing additional automated blood collection tube holder equipment. We have increased capacity by outsourcing the molding of certain sub-components of our products. We have entered into an agreement with Anura Plastic Engineering Corporation ("APEC") for the provision of additional molding capacity for both parts and warehousing space in California. We have also outsourced assembly of the sub-components of our 5cc and 10cc syringes. We are also pursuing licensing agreements and/or joint venture agreements for the provision of manufacturing services.


                            DESCRIPTION OF BUSINESS
                            -----------------------

BUSINESS DEVELOPMENT

General Description
-------------------

     We design, develop, manufacture, and market innovative patented safety needle devices for the healthcare industry. Our VanishPoint(R) products utilize a unique friction ring mechanism patented by Thomas J. Shaw, our Founder, President, and Chief Executive Officer. VanishPoint(R) products are designed specifically to prevent needlestick injuries and to prevent reuse. The friction ring mechanism permits the automated retraction of the syringe needle into the barrel of the syringe, directly from the patient, after delivery of the medication is completed. The VanishPoint(R) blood collection tube holder utilizes the same mechanism to retract the needle after blood has been drawn from the patient. Closure of an attached end cap of the blood collection tube holder causes the needle to retract directly from the patient into the closed tube holder. Advantages of our products include protection from needlestick injuries, prevention of cross contamination through reuse, and reduction of disposal and other associated costs. We have an exclusive license from Thomas J. Shaw, our President and Chief Executive Officer, for the patent rights for our safety needle products.

     We and Thomas J. Shaw entered into a Technology License Agreement dated effective as of the 23rd day of June 1995, whereby Mr. Shaw granted us a worldwide exclusive license to manufacture, market, sell and distribute 'Licensed Products' and 'Improvements' without right to sublicense until the expiration of the last to expire of the last 'Licensed Patents' unless sooner terminated under certain conditions. 'Licensed Products', 'Improvements' and 'Licensed Patents' are all terms that are extensively defined in the Technology License Agreement which is incorporated herein to this Prospectus by reference as indicated in the Exhibit Index. In exchange, we paid Mr. Shaw a $500,000 initial licensing fee and a 5 percent royalty on gross sales of 'Licensed Products'. See Patents and Proprietary Rights for a more detailed discussion. Our goal is to become a leading provider of automated retraction safety devices.

     We began commercial production of our 3cc VanishPoint(R) syringe in 1997. Our additional patented VanishPoint(R) products include 1cc tuberculin, insulin, and allergy antigen syringes; 5cc and 10cc syringes; a blood collection tube holder, small tube adapter, a dental syringe, a self retracting IV catheter introducer and a full displacement syringe. We manufacturer 3cc syringes and blood collection tube holders with automated assembly. We began commercial production of the blood collection tube holder in the fourth quarter of 1998. 5cc and 10cc syringes are being manufactured in lesser quantities utilizing semi-automated equipment. We submitted a pre-market notification and received 510(k) clearance from the FDA (which is granted automatically upon the filing of the requisite paperwork) for the 1cc, 3cc, 5cc, and 10cc syringes and the blood collection tube holder and small tube holder adapter. After submitting all requisite documentation, the clearance to market products is granted. This clearance allows us to put products into interstate commerce for commercial distribution.

Development of RTI
------------------

     While owning and operating Checkmate Engineering, a sole proprietorship, Thomas J. Shaw, our President and Chief Executive Officer, developed and patented the idea and early prototypes of the syringe that were to become the VanishPoint(R) safety syringe. On May 9, 1994, RTI was incorporated in Texas to design, develop, manufacture, and market medical safety devices for the healthcare industry. In April 1995, Mr. Shaw, who owned all 1,000 of the then issued and outstanding shares of the Common Stock, exchanged all 1,000 Shares then outstanding for 14,000,000 shares of Common Stock. In May 1996, Mr. Shaw transferred 2,800,000 shares of the 14,000,000 then issued and outstanding Common Stock to Lillian E. Salerno, a Director.

     In 1996, we purchased assets and hired personnel from Checkmate Engineering. We had limited production and no sales in 1996, but focused our attention on general and administrative activities including implementing Quality System Regulation, developing a human resource department, and obtaining an Order of Substantial Equivalence from the FDA allowing us to manufacture and sell the blood collection tube holder, 5cc, 10cc, and 1cc VanishPoint(R) syringes. In 1997, we began selling products to emergency medical service centers, federal prison systems, homecare facilities, small hospitals, and VA hospitals. During the second half of 1997, we took delivery of our 3cc automated assembly equipment and began automated assembly. Production molds for the 5cc and 10cc syringes and the blood collection tube holder were ordered in 1997. A prototype mold for the 1cc syringe was ordered and received in 1997. Automated assembly equipment for the blood collection tube holder was ordered at the end of 1997 and installed in July 1998. We began commercial production of the blood collection tube holder in 1998. In the fourth quarter of 2000, we received our 1cc syringe assembly equipment.

     We received our ISO 9001 Certificate in July 1998, and the VanishPoint(R) syringe received its CE Mark Certificate on July 31, 1998. ISO 9001 standard is a model created by International Standard Organization ("ISO"), an international agency consisting of almost 100 member countries that provides guidance in the development and implementation of an effective quality management system through a series of five international standards. This model is used by organizations to certify their quality system from initial design and development of a desired product or service through production, installation, and servicing. The CE mark allows us to sell our products in Europe. In 1999, we focused our development on improvement of manufacturing processes, continuation of design and development of the manufacturing process for the 1cc syringe, and conceptual design of additional safe needle products utilizing automated retraction technology.

     On May 4, 2000, we entered into a National Marketing and Distribution Agreement (the "Abbott Agreement") with Abbott Laboratories ("Abbott") for an initial five-year term. Furthermore, we have agreed to the formation of a New Product Team, consisting of key personnel from both companies, which will develop new safety products that incorporate our patented, proprietary technology.

     We have not been involved in any bankruptcy or similar proceedings and have not merged or consolidated a significant amount of assets other than in the ordinary course of business except as discussed above.


BUSINESS OF ISSUER

Principal Products
------------------

     Our products with pre-market notification to the FDA include 1cc tuberculin, insulin, and allergy antigen VanishPoint(R) syringes; 3cc, 5cc, and 10cc VanishPoint(R) syringes; and the VanishPoint(R) blood collection tube holder and small tube adapter. In October 1999, ECRI (formerly known as the Emergency Care Research Institute), a recognized authority in evaluating medical devices, awarded the VanishPoint(R) syringe and blood collection tube holder its highest possible rating. The VanishPoint(R) blood collection tube holder received Risk and Insurance magazine's 1997 "Top of the Line" Award for excellence.

     Our 1cc VanishPoint(R) tuberculin, insulin, and allergy antigen syringes will be produced in various needle lengths and gauges and packaging styles. They are expected to be available in commercial quantities in the first half of 2001. The 3cc VanishPoint(R) syringe reached the market in the first quarter of 1997. It is available in various needle lengths and gauges. The 5cc and 10cc VanishPoint(R) syringes are being produced in various needle lengths and gauges and are currently being sold in limited quantities. Sales of the VanishPoint(R) blood collection tube holder and a small tube adapter for use with small sample collection tubes began in the third quarter of 1998.

     The manufacture and sale of medical devices entails an inherent risk of liability in the event of product failure or claim of harm caused by the product's operation. We believe that we have adequate product liability insurance against any such claims. In March, 1998, the Journal of Healthcare Safety, Compliance and Infection Control published a survey of 26 medical facilities having used a total of 86,000 3cc syringes, during which no needlestick injuries from using the VanishPoint(R) syringes were reported.

Industry Overview
-----------------

     The VanishPoint(R) syringe and needle device products are sold to and used by healthcare providers (primarily in the United States with limited sales outside the United States), which include, but are not limited to, acute care hospitals, alternate care facilities, doctors' offices, clinics, emergency centers, surgical centers, convalescent hospitals, VA facilities, military organizations, public health facilities, and prisons.

     Based on the most recent (1998) report from Theta Corporation ("Theta"), a publisher of comprehensive market research reports on the medical device, diagnostic, biotech, and pharmaceutical industries, the number of unit sales of disposable hypodermic needles and syringes for 1997 was 6.6 billion in the United States alone, with $1 billion in projected sales. According to Theta estimates, 94 percent of the 1997 United States syringe market was made up of standard syringes at an average price of $.11 per unit, and 6 percent was safety syringes at an average price of $.30 per unit. Of the 6.6 billion syringes sold in 1997, 4.3 billion were purchased by hospitals and 2.3 billion were purchased by alternate care facilities. The alternate care market includes 1 billion units for retail customers who use primarily 1cc allergy antigen and insulin syringes, 600 million units for physicians' offices--which use a mixture of all types of syringes, and 700 million units for extended care facilities.
According to market leader B-D, approximately 20 percent of the United States market has converted to safety-engineered products and, according to their projections, 85 percent of the market will be converted within the next few years. Theta projections indicate that by 2001, 75 percent of syringes sold in the United States will be safety syringes and 25 percent will be standard with estimated pricing resulting in revenues of $1.35 billion.

     Blood collection devices are used (most often by phlebotomists and laboratory technicians) to collect samples of blood from patients for diagnostic procedures. An evacuated vacuum tube used to contain the drawn blood is inserted into the tube holder, which is a plastic device with a needle attached that is designed for that purpose. Because the hollow-bore needles used for blood collection are filled with patients' blood, and because insertion of the needle into a patient's vein often requires several attempts, the ratio of needlestick injuries to number of units used is higher for blood collection tube holders than for syringes, and the risk of infection is greater. Consequently, some blood collection tube holders now incorporate safety features similar to those used in syringes. Industry resources indicate that annually there are 800
million medical procedures conducted to collect blood specimens.   Based on
Theta's 1998 report, the number of unit sales of blood collection tubes for 1997 was 1.3 billion in the United States alone, with $170 million in projected sales.

     The syringe and needle device market is a market in transition. The nature of the products comprising the market is changing from standard to safety devices. The impetus for the change to safety devices is the risk that is carried with each needlestick injury which includes the transmission of over 20 bloodborne pathogens, including the human immunodeficiency virus (HIV, which causes AIDS), hepatitis B, and hepatitis C. Because of the occupational and public health hazards posed by conventional disposable syringes, public health policy makers and the following domestic organizations and government agencies are involved, or are becoming involved, in the current effort to get more effective safety needle products to healthcare workers:

          NIOSH issued a safety alert calling on employers to adopt safer needles to reduce needlestick injuries. The federal agency is a division of the Centers for Disease Control and Prevention ("CDC"). In its alert, "Preventing Needlestick Injuries in Health Care Settings," NIOSH provides the latest scientific information available about the risk of needlestick injuries. This alert adds momentum to the growing safety movement and supports the rules issued by the Federal Occupational Safety and Health Administration ("OSHA"), on November 5, 1999.

          OSHA issued a Compliance Directive, which instructs OSHA inspectors to cite employers who fail to evaluate and buy the safety needle devices available on the market. The directive states that where engineering controls will reduce employee exposure either by removing, eliminating, or isolating the hazard, they must be used.

          The SEIU has taken a proactive stance with regard to promoting the use of automated retraction needle devices in member hospitals. Events, including introduction of state and federal legislation protests by SEIU members at San Francisco General Hospital, attest to the type of support from the community that the safety products and VanishPoint(R) product line, in particular, attract. Members of the SEIU have specifically requested VanishPoint(R) products in order to make their members aware of the availability of VanishPoint(R) technology and the need for it at other facilities with union membership. Unionized healthcare workers provide healthcare staffing for 12.5 percent of United States hospital facilities.

          Under California's groundbreaking legislation, Cal OSHA mandates healthcare employers to provide their workers with safe needle devices. This action was taken in response to events that transpired at San Francisco General Hospital and pressure from the SEIU and various federal, state, and local elected officials in California who demanded change. Our representatives served on the Advisory Committee for developing the amendments. California was the first state to successfully pass legislation mandating the use of safety needle products. The bill, signed into law by Governor Pete Wilson on September 30, 1998, directed Cal OSHA to amend California's bloodborne pathogens standard. Beginning July 1, 1999, this regulation requires the use of needle products that effectively eliminate or reduce injury rates. Employers are also required to create and maintain a log of all needlestick injuries by the type of device and the manufacturer's brand. Noncompliance with this Cal OSHA standard can result in misdemeanor and/or felony charges that carry penalties of up to three years in prison and fines up to $250,000.

          Seventeen states have now enacted safety needle laws. California, Tennessee, Maryland, Texas, New Jersey, Ohio, West Virginia, Minnesota, Maine, Georgia, New Hampshire, Iowa, Alaska, Connecticut, Oklahoma, Massachusetts, and New York have all enacted safety needle laws. In addition, numerous states have introduced legislation containing language similar to that passed in California. Federal legislation was passed by both Houses and then signed into law on November 6, 2000, by President Clinton.

Marketing and Distribution
--------------------------

     The vast majority of decisions relating to the purchase of medical supplies are made by the purchaser representatives of the various healthcare organizations rather than the end-users of the product (nurses, doctors, and testing personnel). Furthermore, many of these organizations have entered into agreements with group purchasing organizations ("GPOs") which contract for the purchase of supplies on behalf of their member organizations in order to obtain the lowest possible prices. The GPOs individually negotiate prices with manufacturers of medical devices and supplies and thus their healthcare provider members are only able to select their medical supplies and equipment from a list of pre-negotiated suppliers. According to "The Role of Group Purchasing Organizations in the US Health Care System," a report prepared by Muse & Associates for the Health Industry Group Purchasing Association ("HIGPA"), the potential hospital marketplace for medical/surgical equipment and supplies in 1998 and 1999 was $32.8 billion and $34.1 billion, respectively. HIGPA and other industry representatives estimate that 80 percent of these hospital expenditures were channeled through GPOs. There can be no assurance that future GPO contracts will not continue to limit our share of the market and have a material adverse effect on our long-term financial condition. The reluctance to purchase products outside GPO contracts is due in part to the exclusivity of the contracts and the hospital administrators' concern about losing manufacturers' rebates.

     Accordingly, we attempt to market our products to the individual end-users (nurses, doctors, and testing personnel) and their purchaser representatives so that they request their GPOs add our products to their list of available products and also market our products directly to the GPOs themselves. Our products are available through contracts with the following: Abbott, Scripps; McKessonHBOC; Health Services Corporation of America ("HSCA"); Premier Health Systems, Inc.; AmeriNet, Inc.; InSource Health Services; and Managed Healthcare Associates ("MHA")/MedEcon. We also pursue General Services Administration ("GSA"), VA, Federal Supply Schedule (FSS), and other federal government contracts for the purchase of VanishPoint(R) products.

    We distribute our products in the United States and its territories through 7 general line and 20 specialty distributors. We utilize 12 international distributors. We entered into an agreement with Abbott whereby Abbott agreed to act as a nonexclusive marketer and distributor of our 1cc, 3cc, 5cc, and 10cc syringes, blood collection tube holders, and small tube adapters to acute care facilities in the United States. The Abbott Agreement is for an initial five-year term. We will continue to utilize our current general line and specialty distributors in other market segments, such as primary care and alternate care facilities.

     We have developed a national direct marketing network in order to market our products to end-users and their purchaser representatives of approximately 15 employees located across Texas, Georgia, California, Missouri, Tennessee, New Jersey, and Arizona. We employ this marketing force of product specialists and nurses who are strategically placed in order to take full advantage of emerging legislation concerning safety products in healthcare. Our marketers make calls on target markets and segments that are high volume users of syringes and blood collection tube holders. Our marketers penetrate all of the departments that affect the decision-making process for safety products, including the purchasing agents. They also call on alternate care sites and talk directly with the decision-makers of the facility. In addition to the marketers, we employ a team of registered nurses who educate healthcare providers and healthcare workers through accredited continuing education units for in-service training, exhibits at related trade shows, and publications of relevant articles in trade journals and magazines. These nurses provide clinical support to customers. In addition to marketing our products, the network demonstrates the safety and cost effectiveness of the VanishPoint(R) automated retraction products to end-users. We provide to healthcare facilities, through our own representatives and Abbott's representatives, cost analysis software developed by Arthur Andersen LLP which, after entry of data for their particular facility, provides healthcare professionals an analysis of the cost savings provided by using VanishPoint(R) syringes compared to the costs of standard syringes. We have also developed user-friendly product evaluation kits, which allow smaller facilities to conduct on-site clinical evaluations with the aid of off-site company nursing coordinators. These kits allow us to familiarize and educate a facility's healthcare workers regarding VanishPoint(R) products.

     We have nonexclusive distribution agreements with various organizations for the distribution of our products in: Western Europe, Japan, Australia, Canada, Ireland, France, Germany, Switzerland, Belgium, Netherlands, Luxembourg, Korea, South Africa, Tanzania, Uganda, Zimbabwe, Botswana, Namibia, Mozambique, Angola, Zaire, Kenya, Nigeria, Mauritius, and Madagascar. In addition, we have exclusive distribution agreements for the distribution of our products in Puerto Rico, South Africa, Mexico, Korea, United States Virgin Islands, British Virgin Islands, Antigua, Barbados, St. Martin, Cuba, Ireland, the Dominican Republic, Saudi Arabia, Syria, Iraq, Turkey, Iran, Pakistan, Kuwait, Morocco, Algeria, Tunisia, Egypt, Sudan, Afghanistan, Oman, Yemen, and the United Arab Emirates. However, we currently utilize only 12 of these international distributors.
Sales to foreign markets are limited at this time, as the marketing efforts are in their early stages. The total population of Western Europe exceeds 310 million, and the recognition for the urgency of safe needle devices in parts of Europe has echoed the United States model. In France, England, Germany, and Italy, organized healthcare worker unions have taken action to force hospitals and government agencies to place safety as a priority. France has led Western Europe in its recognition of safety and has implemented VanishPoint(R) blood collection tube holders in several hospitals and clinical laboratories.

     Key components of our strategy to increase our market share are to (a) continue marketing emphasis in states that have implemented safe needle legislation; (b) continue to add VA facilities, health departments, emergency medical services, federal prisons, and home healthcare facilities as customers;
(c) educate healthcare providers, insurers, healthcare workers, government agencies, government officials, and the general public on the reduction of risk and the cost effectiveness afforded by our VanishPoint(R) products; (d) supply product through GPOs and Integrated Delivery Networks ("IDNs"); (e) explore possibilities for future licensing agreements and joint venture agreements for the manufacture and distribution of safety products in the United States and abroad; (f) offer a full product line on existing products; (g) introduce new products; and (h) continue to increase international sales, particularly in Europe, where safety legislation appears to be moving parallel to the United States, with a one to two year lag time.

     Several factors could materially affect the marketability of our products. Demand could be dramatically increased by current legislation encouraging the use of safety syringes. Demand could also be increased if we were successful in the antitrust lawsuit we have filed against B-D. See "LEGAL PROCEEDINGS." Marketability of our products would depend, in part, on our ability to meet a dramatic and sudden increase in demand and on our ability to quickly find additional production capacity through licensing agreements and joint ventures, the purchase of appropriate facilities, or manufacturing and storage services. We are currently increasing shifts, improving machine performance, and planning an expansion of its modular facility in order to increase production. Additionally, the 1cc assembly equipment was delivered in the fourth quarter of 2000.

Status of Publicly Announced New Products
-----------------------------------------

     We have received FDA pre-market notification, which allows these products to be put into interstate commerce, for the 1cc tuberculin, insulin, and allergy antigens syringes and anticipate producing them in the earlier part of 2001. We have received patents for the application of automated retraction to dental syringes, winged IV's, and catheter introducers. We anticipate seeking FDA pre-market notification and introducing these products in the near future.

Competition
-----------

     According to Theta's 1998 report, the leading manufacturers of hypodermic syringes and blood collection products are B-D, with a market share of approximately 71 percent, Sherwood, with a market share of approximately 22 percent, and Terumo, with a market share of approximately 7 percent.

     Founded in 1897, B-D is headquartered in New Jersey. B-D's medical device division accounts for approximately 1.9 billion, or 56 percent, of B-D's total fiscal 1999 sales. The injection systems segment accounts for 42 percent of B-D's fiscal 1999 device division sales. B-D currently manufactures the SafetyLok(TM), a syringe that utilizes a tubular plastic sheath that must be manually slid over the needle after an injection, and the SafetyGlide(TM), a syringe, which utilizes a hinged lever to cover the needle tip. B-D also manufactures a safety blood collection tube holder that utilizes the SafetyLok(TM) sheath. B-D's "Vacutainer(R)" blood collection tube holder is commonly used as industry jargon to refer to blood collection tube holders in general.

     Sherwood was one of five major acquisitions by Tyco International Ltd., a company headquartered in Bermuda. Sherwood manufactures the Monoject(R), a safety syringe that utilizes a sheath similar to the B-D SafetyLok(TM) syringe, but currently does not manufacture a safety blood collection tube holder.

     Founded in 1974, Terumo was the first company to sell disposable syringes in Japan. Today Terumo manufacturers standard syringes and blood collection tube holders, operates internationally, and has sales in some 120 countries.

     Both B-D's and Sherwood's safety syringes require the use of two hands and several extra steps to activate the tubular plastic shield which must be slid and locked into place to protect the needle. In contrast, use of the VanishPoint(R) syringe is identical to that of a standard syringe until the end of an injection, when the automated retraction mechanism retracts the needle directly from the patient safely into the barrel of the syringe. This allows the second hand to remain safely out of harm's way.

     B-D and Sherwood have greater financial resources, larger and more established sales and marketing and distribution organizations, and greater market influence, including the long-term contracts with GPOs described earlier. These competitors may be able to use these resources to improve their products through research or acquisitions or develop new products, which may compete more effectively with our products. There can be no assurance that our competitors will not succeed in developing or marketing products that are technologically superior or more effective or commercially attractive than any that are being developed by us. Based on the licensing agreement B-D has entered into with

Med-Design, it is possible that B-D may in the future attempt to manufacture retractable needle products. Med-Design asserts patent rights to manufacture a line of retractable needle products.

     In addition to B-D and Sherwood, there are companies that manufacture needlestick injury prevention products that our products will compete against for market share. Among those companies are: Bio-Plexus, Inc. ("Bio-Plexus"), Smiths Industries Medical Systems ("SIMS"), and New Medical Technologies, Inc. ("NMT"). Bio-Plexus utilizes a recessed internal hollow blunt safety technology where the internal blunt is advanced and locked into place beyond the sharp outer tip of the needle. SIMS utilizes a patented sheath whereupon completion of the procedure, the healthcare worker presses the sheath against a hard surface to lock the needle into the sheath. NMT manufactures a syringe that utilizes automated retraction of the used needle within the barrel of the syringe. NMT currently manufactures and makes commercially available one syringe size in limited needle lengths.

     Other events that are having an impact on our competitiveness include class action lawsuits by healthcare workers and our decision to pursue our claims for damages against B-D and Sherwood, among others. Class action suits on behalf of healthcare workers have been filed in several states against B-D and Sherwood, et al. The success of such lawsuits could, obviously, be materially beneficial to any company that provides a safer alternative technology to the standard needle products, which cause as many as 800,000 reported needlestick injuries each year. We have filed a lawsuit against B-D; Tyco International (U.S.), Inc.; Tyco Healthcare Group, L.P.; Novation, LLC; VHA, Inc.; Premier, Inc.; Premier Purchasing Partners, L.P.; The Community Hospital of Brazosport; and Sweeny Community Hospital to pursue claims for damages for restraint-of-trade
and anti-trust violations.   See "LEGAL PROCEEDINGS."

     Our competitive strengths include that the VanishPoint(R) syringe is the only safety syringe given the highest possible rating by ECRI. Our blood collection tube holder is one of only two safety products given the highest possible rating. Our products also have an advantage because minimal training and changes to practitioners' normal routines are required. Use of our products also prevents unfortunate and improper reuse. Our competitive position is strengthened by our agreements with the following: Scripps; McKessonHBOC; HSCA; Premier Health Systems, Inc.; AmeriNet, Inc.; InSource Health Services; MHA/MedEcon; and Abbott.

     Our competitive weaknesses include our current lack of market share (less than 1 percent) because three well-established companies control most of the market. Our competitive position is also weakened by our higher initial price per unit and the method that providers use for making purchasing decisions. Our products are initially more expensive. However, the price per unit is competitive or even lower than the competition once all the costs incurred during the life cycle of a syringe are considered. Such life cycle costs include disposal costs, testing and treatment costs for needlestick injuries, and treatment for contracted illnesses through needlestick injuries.

Dependence Upon Key Suppliers
-----------------------------

     We purchase most of our product components from single suppliers, including needle adhesives, and packaging materials. There are multiple sources of these materials, and we own the molds that are used to manufacture the plastic components of our products. Changes in suppliers such as Magor Molds (mold supplier), Sortimat Technology GmBHd Co. ("Sortimat") (assembly machine supplier), Nissho Corporation (needle supplier), Multivac, Inc. (packaging supplier), and/or Sterigenics (sterilization company) could disrupt production schedules. In addition, shortages may occur from some suppliers, creating delays or reductions in product shipments, which could have a material adverse effect on our operating results. Further, delays in filling orders could cause problems with customers, resulting in a permanent loss in sales.

Dependence on Certain Customers
-------------------------------

     Sales from the first half of fiscal 1999 to the second half-increased 261 percent due to increased sales in California principally due to the safe needle law, which went into effect July 1, 1999. Purchases made by California customers during this period did not appreciably increase for locations outside California. We anticipate that Abbott will account for the majority of sales of our products to acute care end-user facilities in the second half of 2000. We maintain distribution agreements to serve our nonacute care end-user facilities.

     Our current significant acute care and nonacute care end-user facilities include: Scripps Healthcare System, Riverside Memorial Hospital, Mississippi Department of Health, and California Department of Health.

Manufacturing
--------------

     We currently manufacture our 3cc, 5cc, and 10cc VanishPoint(R) syringes and the VanishPoint(R) blood collection tube holder and small tube adapter in a controlled environment in Little Elm, Texas. We recently signed an agreement with NYPRO Precision Assemblies, a California corporation, to provide subassembly services for the 5cc and 10cc syringes. We have also outsourced molding to APEC, also a California company. The size of the facility in Little Elm, Texas, is 22,500 square feet, with 18,000 square feet dedicated to production. The facility was designed to be modular so that, as new product lines are added or duplicate production lines are built, it can be expanded to house this new equipment without disrupting production. Assembly of the 3cc syringe uses a fully automated process, developed by Sortimat, a leading equipment manufacturer, with a manufacturing capacity of approximately 3 1/2 million units per month. The automated blood collection tube holder assembly has the manufacturing capacity of approximately 1 million units per month.

     All components of our products, except needles, can be produced at our Little Elm manufacturing facility. Currently, in order to increase production capacity, we are outsourcing some of the molding and assembly processes. Technologically advanced molding machines, using a combination of hot-runner and cold-runner molds (depending primarily on the size of the part being molded) produce the molded parts for VanishPoint(R) products. We own all of the molds we use. Cold runner molds have a lower initial purchase price and require less maintenance than hot runner molds. Furthermore, hot runner molds are not suitable for all molded parts. These additional costs must be evaluated against the cost of the scrap material to justify purchasing higher priced molds. Cold runner molds receive the material directly from the heated barrel on the molding machine. The molten plastic is injected into the back of the mold through a sprue and flows through channels called runners through the mold to the cavities that form the part. A sprue is the part of the scrap the runners are attached to. The molten material runs through a central point and then continues through small channels to fill the cavities of the mold. The material left in the central entry point is called a sprue and the material left in the smaller channels is called a runner. When the molten material is cooled, the runners, which are attached to the sprue, are discarded during the manufacturing process. The finished molded component is sent to the assembly line. The runners are discarded during the manufacturing process. The cold runner mold, itself, is not scrapped. Because of the increased complexity of hot runner molds, they tend to have a higher initial cost as well as higher maintenance cost.

     When the cooling time is complete, the mold opens and the parts and runner are ejected. Semi-hot runner molds receive the molten material similar to cold runner molds. The difference is the mold has a manifold inside that the material is injected into, then to individual hot tips that feed a smaller runner system that feed the cavities. This type of system creates less scrap than a conventional cold runner system. Hot runner molds are similar to semi-hot molds with the exception that all the cavities are fed with the material through individual hot tips which results in no scrap at all.

     We purchase the needles used in VanishPoint(R) products from Nissho Corporation, one of the world's larger suppliers. We wind the retraction springs in-house using a high-grade stainless steel spring wire. All parts are tested for biocompatibility and radiation tolerance. After automated assembly, products are sealed in blister packages, boxed and sent out for sterilization at one of two outside radiation facilities. Our packaging equipment was manufactured by MultiVac, Inc., a leading packaging machine manufacturer. We also have an automated assembly process for manufacturing our blood collection tube holders.

     We have limited experience in manufacturing the VanishPoint(R) product line in commercial quantities. Manufacturers often encounter difficulties in scaling up production of new products, including problems involving production yields, quality control and assurance, component supply and shortages of qualified personnel, compliance with FDA regulations, and the need for further FDA pre-market notification of new manufacturing processes. Difficulties encountered by us in manufacturing scaleup could have a material adverse effect on our business, financial condition, and results of operations. Our manufacture of retractable medical devices relies on sophisticated and intricate processes. While we devote substantial time and expense to continuous refinement of our manufacturing processes and quality control and testing throughout the manufacturing process, you should recognize that numerous factors, including machinery calibration, product engineering, employee training, and training of the end user will impact the usefulness and acceptance of the devices we make and market. Earlier in the year we received isolated reports of needle separation from end users; these incidences were limited to a small number of 3cc syringes with small gauge needles. RTI responded to these reports by performing investigations on all relevant manufacturing processes and involved components. In addition, we voluntarily removed affected lots of syringes from the market. The FDA has reviewed our removal process and has classified it as a Class II recall which requires no further action. A Class II recall is defined as a, "temporary or medically reversible adverse health consequences," such that
the "probability of serious adverse health consequences is remote."   The cost
of the recalled product was not material to us, and we expect no further activity in this matter.

Production Capacity
-------------------

     We are currently operating at a production rate of 24 million syringes and 8 million blood collection tube holders annually. Currently, market demand for safety outpaces our production capacity. We are working to increase our production capacity in the 3cc syringe and blood collection tube holders by increasing the number of operating shifts and improving machine performance. We have increased production capacity for our 5cc and 10cc syringes by outsourcing the subassembly for these products. We have outsourced molding to provide better operating efficiencies. Other methods we are currently reviewing to increase capacity include: joint ventures with manufacturers of medical equipment, the expansion of our current manufacturing facility, short-term mobile buildings to hold inventory, and the outsourcing of production and subassembly of subcomponents. We have executed an agreement with NYPRO Precision Assemblies, Inc., a California corporation, for the provision of subassembly services for components of the 5cc and 10cc syringes, which will enable us to increase our current manufacturing capacity. We are considering licensing and/or sublicensing of our patent rights, as well as joint ventures to achieve additional production. Our current facilities have been augmented by an outsourcing agreement with APEC which provides us with additional molding capacity for parts and warehousing space in California. Our long-term plans include ordering additional assembly equipment and building an additional manufacturing facility.

Patents and Proprietary Rights
------------------------------

     Thomas J. Shaw and RTI entered into a Technology License Agreement dated effective as of the 23rd day of June, 1995, whereby Mr. Shaw granted us "... a worldwide exclusive license and right under the `Licensed Patents' and `Information,' to manufacture, market, sell and distribute `Licensed Products' and `Improvements' without right to sublicense and subject to such nonexclusive rights as may be possessed by the Federal Government..." 'Licensed Patents', 'Information', 'Licensed Products', and 'Improvements' are all defined extensively in the Technology License Agreement which is incorporated into this Prospectus by reference in the Exhibit Index. We may enter into licensing arrangements with Mr. Shaw's written approval of the terms and conditions of the licensing agreement. The 'Licensed Products' include all retractable syringes and retractable fluid sampling devices and components thereof, assembled or unassembled, which comprise an invention described in 'Licensed Patents', and improvements thereof including any and all 'Products' which employ the inventive concept disclosed or claimed in the 'Licensed Patents'.

     In exchange, we paid Mr. Shaw a $500,000 initial licensing fee which was fully paid in 1997. Furthermore, we agreed to pay a 5 percent royalty on gross sales after returned inventory based on the price to the end-user or intermediary as appropriate. The license terminates upon expiration of the last licensed patents unless sooner terminated under certain circumstances. The licensing fee and royalties have been paid in accordance with this agreement.

     We have the right and obligation to obtain protection of the invention and have full and complete control over prosecution of patent properties. The license unilaterally changes to a nonexclusive license in the event of a hostile takeover. Also, if Mr. Shaw involuntarily loses control of RTI, the license becomes a nonexclusive license and a right to information.

     We have sought foreign patent protection through the Patent Cooperation Treaty, and have filed applications for regional and national patent protection in selective countries. These regional patents include Western Europe and Africa. In addition, we have made application for national patents in selective countries where we believe the VanishPoint(R) syringe can be utilized most.

     We hold 16 United States patents related to our automated retraction technology, including patents for dental syringes, catheters, winged IV sets, syringes, and blood collection tube holders. In addition, we have multiple applications for patents currently pending.

     We have also registered the following trade names and trademarks:
VanishPoint(R), RT with a circle mark, and the Spiral Logo used in packaging our products. We also have an application pending for trademark protection for the color-coded spots on the ends of our syringes.

     There are currently no patent infringement claims pending against the VanishPoint(R) retraction technology. We have decided, on the advice of patent counsel, not to purchase patent insurance because it would require inappropriate disclosure of information that is currently proprietary and confidential.

     Pursuant to the terms of a loan from Legacy Bank (formerly Plano Bank & Trust) in the amount of $710,000, we have agreed to a negative pledge on (an agreement not to engage in) the sale of patents without prior written permission.

Reliance on Patents, Licenses, and Protection of Proprietary Technology
-----------------------------------------------------------------------

     Our success will depend, in part, on our ability to protect our intellectual property and maintain the proprietary nature of our technology through a combination of patents and other intellectual property arrangements. We believe these patents will be sufficient to protect the design of our current and proposed products. Litigation, either to enforce our patent rights or defend from patent infringement suits, would be expensive and would divert our resources from other planned uses. Any adverse outcome in such litigation could have an adverse effect on us. In addition, patent applications filed in foreign countries and patents granted in such countries are subject to laws which differ from those in the United States. Patent protection in such countries may be different from patent protection provided by United States laws and may not be favorable to us. There is no assurance that our program for patent protection, confidentiality, and restricted access to our facilities and product specifications will be sufficient to protect our proprietary technology from all competitors.

Regulatory Status and Effect of Regulation
------------------------------------------

     We and our products are regulated by the FDA. The syringe is a Class II medical device which requires assurance by the manufacturer that the device is safe and effective and that it meets certain performance standards. The FDA issued its "Order of Substantial Equivalence" declaring the Vanishpoint(R) syringe products to be substantially equivalent to a legally marketed predicate device (i.e., granted us permission to market our safety syringes in interstate commerce) for the 3cc VanishPoint(R) syringe in December 1995; for the 5cc and 10cc VanishPoint(R) syringes in May 1997; for the 1cc allergy and insulin syringes in November 1997; for the 1cc VanishPoint(R) tuberculin syringe in February 1998; and for the VanishPoint(R) blood collection tube holder and small tube adapter in August 1997.

     In addition to pre-market notification, (which results in obtaining the right to put products into interstate commerce) we must register with the FDA on an annual basis and provide the FDA with a list of commercially distributed products. Texas has similar registration requirements. The FDA is required to inspect all medical device manufacturing facilities at least once every two years to determine the extent to which they are complying with Quality System Regulation. The most recent inspection occurred in April 2000, after which the auditor determined No Action Indicated.

     TUV Essen, a subsidiary of RWTUV Germany certified for ISO 9001 our quality system. The certification was deemed in compliance with ISO 9001, and EN46001 and the Medical Device Directive 93/42/EEC. In addition, RWTUV certified the VanishPoint(R) product line for the CE mark according to Annex II of the council directive 93/42/EEC of 1993 relating to medical device design, production, and final control. Since the original certification in 1997, we have undergone annual surveillance audits with no major noncompliances noted. The CE Mark authorizes us to sell in 18 different countries. We have engaged a European regulatory affairs company to be our authorized representative in Europe according to Medical Device Directive 93/42/EEC. We are currently pursuing registration with the Ministries of Health in additional countries in order to sell products in those countries.

Government Funding of Research and Right to License
---------------------------------------------------

     Thomas J. Shaw developed his initial version of a safety syringe with the aid of grants by the National Institute of Drug Abuse, a subsidiary of the National Institutes of Health. As a result, the federal government has the right, where the public interest justifies it, to disperse the technology to multiple manufacturers so that the safety syringe can be made widely available to the public. However, the funding was only used to develop and patent the earlier syringe design as of 1991. That syringe was a bulkier, less effective, and more expensive version of the current product. Accordingly and on the advice of counsel, Management believes that the risk of the government demanding manufacture of this alternative product is minimal.

Research and Development
-------------------------

     We spent $266,029, $763,690, and $842,062 in fiscal 1997, 1998, and 1999, respectively, on research and development, primarily on development of prototype molds and manufacturing processes for the following products: 1cc syringe, 5cc syringe, 10cc syringe, and a blood collection tube holder. Prior to May, 2000, our ongoing research and development activities were performed by an internal research and development staff. This team of engineers developed automated line assembly for the syringe and blood collection tube holder and established processes to meet regulatory requirements. Pursuant to the Abbott Agreement entered into between us and Abbott, a New Product Team, made up of no fewer than two representatives each from Abbott and RTI, has been established for the purpose of developing new products utilizing the automated retraction technology. Products currently in development include the winged butterfly IV, the catheter introducer, and the dental syringe. Possible future products include all needle medical devices to which the automated retraction mechanism can be applied.

Environmental Compliance
------------------------

     We believe that we do not incur material costs in connection with compliance with environmental laws. Our manufacturing waste (predominantly made up of hard plastic materials) is sold to Penn Tex Plastics, which recycles the materials.

Employees
---------

     As of December 1, 2000, we had 193 full-time employees and two independently contracted consultants. Of the 193 full-time employees, approximately five persons were engaged in research and development activities, 102 persons were engaged in manufacturing and engineering, 40 persons were engaged in quality assurance and regulatory affairs, 18 persons were engaged in sales and marketing, 20 persons were engaged in general and administrative functions, and eight persons in facilities. No employees are covered by collective bargaining agreements, and we believe we maintain good relations with our employees. We are dependent upon a number of key Management and technical personnel, and the loss of services of one or more key employees could have a material adverse effect on us. Our President and Chief Executive Officer, Thomas
J. Shaw, has an employment contract. In addition to Mr. Shaw's employment contract, we have a one year employment contract with Phillip Zweig, Director of Communications. We have entered into two consulting agreements with independent contractors, one of which, Lillian E. Salerno, is a Director. See "EMPLOYMENT AGREEMENTS" and "INDEPENDENT CONSULTING AGREEMENTS" for more details.


                            DESCRIPTION OF PROPERTY
                            -----------------------

     Our 22,500 square foot headquarters is located on 35 acres, which we own, overlooking Lake Lewisville in Little Elm, Texas. The building is a modular portion of a larger planned building for which the engineering design has been finalized. The headquarters are in good condition and house our administrative offices and manufacturing facility. Our current expansion plans do not include going outside the 35 acres on which the headquarters is located. We anticipate that any future development of facilities beyond that 35 acres will be in areas closer to the East and West Coast customer base. The land and building on which the headquarters is located are the subject of a lien by 1st International Bank as collateral on payment of a loan in the amount of $1,500,000.

     We also lease Suites 618, 620, and 622 S. Mill Street, Lewisville, Texas, as well as storage stalls located at 102 E. Purnell, Lewisville, Texas, from Mill Street Enterprises, a sole proprietorship owned by Lillian E. Salerno, a Director. This lease is for 4,365 square feet of office space in good condition. The storage facility is used to store office documents. The lease is for five years commencing July 1, 1997, and ending June 30, 2002, at a monthly rate of $1,900. An additional lease has been signed for 628 Mill Street for a one-year period commencing April 1, 2000. The monthly rate is $1,000. This property is used exclusively for general office and marketing purposes. We do not hold any real estate or related securities for investment purposes.

     In the opinion of Management, all the properties and equipment are suitable for their intended use and are adequately covered by an insurance policy which lists Textron, Fleet Capital, Texas Bank, 1st International Bank, and Legacy Bank as the loss payees.

     We plan to expand the headquarters by 60,000 square feet in fiscal 2001 at an approximate cost of $6,000,000 for additional manufacturing space as well as office space. This expanded facility will be capable of accommodating six syringe assembly lines and two blood collection tube holder lines. In 2001, we anticipate building a 100,000 square foot facility at an approximate cost of $12 million which will be utilized for manufacture of the projected eight syringe assembly lines and three blood collection tube holder assembly lines.
Management plans to finance the expansion by raising up to $60 million through public offerings and $10 million in debt.


                                   MANAGEMENT
                                   ----------

     The following table sets forth information concerning our Directors, executive officers, and certain of our significant employees as of the date of this Prospectus. Our Board of Directors consists of a total of nine members, four members of which are Class 1 Directors which serve for an initial one year term and five of which are Class 2 Directors which serve for two year terms. Upon the expiration of the Class 1 Directors' current term, the term of office of the Class 1 Directors will be for two years.


                                                                                                       Term as
Name                     Age  Position                                                                 Director Expires
----                     ---  --------                                                                 ----------------

EXECUTIVES

Thomas J. Shaw            50  Chairman, President, Chief Executive Officer, and Class 2 Director              2002
Steven R. Wisner          43  Executive Vice President, Engineering & Production and Class 2                  2002
                              Director
Lawrence G. Salerno       41  Director of Operations                                                          N/A
James A. Hoover           52  Production Manager                                                              N/A
Russell B. Kuhlman        46  Vice President, New Markets and Class 1 Director                                2001
Kathryn M. Duesman        37  Director of Clinical Services                                                   N/A
Douglas W. Cowan          57  Chief Financial Officer, Treasurer, and Class 2 Director                        2002
Michele M. Larios         34  Director of Legal and Legislative Policy and Secretary                          N/A

Outside Directors
Lillian E. Salerno        39  Class 1 Director                                                                2001
Jimmie Shiu, M.D.         66  Class 1 Director                                                                2001
Clarence Zierhut          71  Class 2 Director                                                                2002
Marwan Saker              44  Class 2 Director                                                                2002
Edith A. Zagona           50  Class 1 Director                                                                2001

Significant Employees
Phillip L. Zweig          54  Communications Director                                                         N/A
Peter B. Hegi             26  Product Development Manager                                                     N/A
Judy Ni Zhu               42  Senior Research Design Engineer                                                 N/A


Name                     Age  Position                                                                 Director Expires
----                     ---  --------                                                                 ----------------

S. Kristie Haddox         29  Quality Assurance Manager                                                       N/A
Shelley K. Walley         47  Manager of Regulatory Affairs                                                   N/A
Stephen C. Bezner         50  Director of Accounting                                                          N/A
Weldon Evans              59  Manager of Manufacturing Engineering                                            N/A
-----------------------------------------------------------------------------------------------------------------

EXECUTIVES

     Thomas J. Shaw, the Founder of RTI, has served as Chairman of the Board, President, Chief Executive Officer, and as a Director since RTI's inception. In addition to his duties overseeing the management of the company, he continues to lead our design team in product development of other medical safety devices that utilize his unique patented friction ring technology. Mr. Shaw has 20 years of experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges. He has been granted multiple patents and has additional patents pending. Mr. Shaw received a Bachelor of Science in Civil Engineering from the University of Arizona and a Master of Science in Accounting from the University of North Texas.

     Steven R. Wisner joined us in October 1999 as Executive Vice President, Engineering and Production and as a Director. Mr. Wisner's responsibilities include the management of engineering, production, regulatory affairs, quality assurance, and human resources. Mr. Wisner has 23 years of experience in product design and development. Before joining us, Mr. Wisner was the Director of Operations for Flextronics International in Richardson, Texas, an electronic manufacturing services company, from May 1998 to October 1999, where he had complete responsibility for taking product ideas from the concept stage through full design and into the manufacturing process. Mr. Wisner worked as Design Services Manager at Altatron Technologies, an electronic manufacturing service company, from August 1997 to May 1998, and as Director of Engineering with Responsive Terminal Systems, a medical reporting device manufacturing company, from 1984 to 1997. While working at Texas Instruments, a leading electronics manufacturing company, from 1982 to 1984, Mr. Wisner was the team leader of a product development that successfully integrated several thousand personal computers into the worldwide Texas Instruments data network. As a project leader with Mostek Corporation, a semiconductor manufacturing company, from 1980 to 1982, he oversaw the development of automated manufacturing control systems for semiconductor assembly. Mr. Wisner began his engineering career with Rockwell-Collins, an avionics division of Rockwell International, in 1977, where he was involved in the design of flight navigation equipment, including the first GPS (Global Positioning System). Mr. Wisner holds a Bachelor of Science in Computer Engineering from Iowa State University.

     Lawrence G. Salerno has served as Director of Operations for us since 1995 and is responsible for the manufacture of all VanishPoint(R) products, as well as all product development and process development projects. Mr. Salerno is our Management Representative, assuring that the Quality Systems are established and implemented according to ISO 9001, MDD, and FDA mandated standards. In addition, he supervised all aspects of the construction of our new facilities in Little Elm, Texas. Prior to joining us, Mr. Salerno worked for Checkmate Engineering, an engineering firm, from 1991 to 1995 and was responsible for engineering site design and supervision of structural engineering products. Mr. Salerno is the brother of Lillian E. Salerno.

     James A. Hoover joined us in February 1996 and is our Production Manager. He is responsible for supervision of the production of our products. Mr. Hoover has also developed and implemented FDA required procedures and has been involved in the FDA inspection process. Mr. Hoover joined us after working for Sherwood for 26 years. During his tenure with Sherwood, a medical device manufacturing company, he gained hands-on experience in all aspects of the medical device manufacturing process. Mr. Hoover began his career with Sherwood as a materials handler and worked his way up through a series of positions with added responsibilities to his final position there as Production Manager of Off-Line Molding, Operating Room/Critical Care. In this capacity, he managed several departments, ran several product lines, and hired and supervised over 200 employees. While at Sherwood, he also gained experience with one of the country's first safety syringes, the Monoject(R).

     Russell B. Kuhlman joined us in February 1997 and is our Vice President, New Markets and Director. Mr. Kuhlman is responsible for developing new markets and product training for our sales organization, as well as distribution. Mr. Kuhlman's efforts with us have resulted in bringing onboard Specialty Distributors, influencing legislation, and educating influential healthcare representatives about the benefits of the VanishPoint(R) product line. Mr. Kuhlman is respected throughout the industry and is a main contributor to the safety effort in this country. He has a sales background in the medical service industry that includes his most recent work for Bio-Plexus, a medical device manufacturing company, from 1994 to 1997, where he developed strategic marketing plans for new safety products. Prior to his work there, Mr. Kuhlman worked as Director of Sales and Marketing for Winfield Medical, Inc., a medical device manufacturing company, from 1989 to 1994, where he launched several new products, developed strategic sales territories, and was the trainer for Sales and Regional Managers. Mr. Kuhlman also worked for B-D Vacutainer(R) Systems, a medical products company, in the Houston Territory from 1980 to 1989, where he was recognized as the National Sales Representative for the year 1987. Mr. Kuhlman holds a Bachelor of Science in Finance from the University of Tennessee.

     Kathryn M. Duesman, joined us in 1996 as the Director of Clinical Services and provides clinical expertise on existing VanishPoint(R) products as well as those in development. She has assisted in the development of training and marketing materials. Ms. Duesman has also contributed to the design of two new products. Ms. Duesman is well recognized as one of the key authorities on the prevention of needlestick injuries and has spoken and been published on this issue. In 1996, Ms. Duesman served as a Registered Nurse ("RN") at Denton Community Hospital. From 1995 to part of 1996, Ms. Duesman served as a RN at Pilot Point Home Health, an agency for home healthcare. From 1992 to 1995, Ms. Duesman served as a RN for Denton Community Hospital. Ms. Duesman is a 1985 graduate of Texas Woman's University with a Bachelor of Science in Nursing.

     Douglas W. Cowan is our Chief Financial Officer, Treasurer, and a Director. He is responsible for the financial, accounting, and forecasting functions of RTI. Prior to joining us in 1999, Mr. Cowan served as a consultant to us and other companies from 1996 to 1999 on various accounting and other business matters. Before becoming a consultant, he served as the Chief Financial Officer of Wedge-Dialog Company, an oil field services company, from 1995 to 1996. In addition, Mr. Cowan served in various capacities, including Vice President and Controller at El Paso Natural Gas Company, an interstate pipeline company.
After leaving El Paso Natural Gas, Mr. Cowan formed a public accounting practice that provided tax and accounting services, as well as litigation support. Mr. Cowan has a Bachelor of Business Administration from Texas Technological College. He is a CPA licensed in Texas.

     Michele M. Larios joined us in February 1998 as an attorney, and now serves as the Director of Legal and Legislative Policy and as Secretary of RTI. Ms. Larios is responsible for the legal and legislative functions of RTI. In addition to working on legal matters and with outside counsel, Ms. Larios works with legislators on pertinent issues and relevant legislation. Prior to joining us, Ms. Larios served as the Legal Analyst for Applied Risk Management Inc., a third party claims administration company, from 1995 through 1997. Ms. Larios received a Bachelor of Arts in Political Science from Saint Mary's College in Moraga, California, and a Juris Doctorate from Pepperdine University School of Law in Malibu, California.

OUTSIDE DIRECTORS

     Lillian E. Salerno has served on the Board of Directors since 1996. Ms. Salerno began serving as a consultant to us effective June 1, 2000. Her responsibilities include the development of foreign marketing, distribution, and licensing agreements, principally in Europe. Previously, Ms. Salerno served us since RTI's inception in a variety of positions. She most recently served as our Executive Vice President, Sales and Marketing. Prior to RTI's incorporation, Ms. Salerno was an attorney with a growing private law practice while she served as a consultant, administrator of grants, and legal consultant to Checkmate Engineering, an engineering firm. Ms. Salerno assisted with the start-up of RTI. Ms. Salerno received a Bachelor of Arts from the University of Texas at Austin, a Master of Arts from the University of North Texas, and a Juris Doctorate from Southern Methodist University School of Law. Ms. Salerno is the sister of Lawrence G. Salerno.

     Jimmie Shiu, M.D. has served on our Board of Directors since 1996. Prior to retirement in 1998, Dr. Shiu was in private practice as a Board Certified Otolaryngologist at Presbyterian Hospital in Dallas for 31 years. Although retired from private practice, Dr. Shiu continues to serve as a clinical professor for the Department of Otolaryngology at the University of Texas Southwestern Medical Center at Dallas. He has served on the Board of Trustees of Presbyterian Healthcare Foundation of Dallas since 1996 and the Board of Directors of MOTO1, Inc. since 1999. Dr. Shiu completed his undergraduate work at Abilene Christian University and received his medical degree from University of Texas Southwestern Medical Center at Dallas, Texas.

     Clarence Zierhut has served on our Board of Directors since April 1996. Since 1955, Mr. Zierhut has operated an industrial design firm, Zierhut Design now Origin Design, that develops new products from concept through final prototypes. During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide, in virtually every field of manufacturing, and has won many international awards for design excellence. His clients have included Johnson & Johnson, Abbott, Gould, and McDonnell Douglas. He received a Bachelor of Arts from Art Center College of Design in Los Angeles, California.

     Marwan Saker joined our Board of Directors in June 2000. Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., an export management company. As a representative for United States companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa, Mr. Saker was instrumental in developing successful partnerships in more than 15 countries. He offices in Dallas, Texas.

     Edith A. Zagona, Ph.D. joined our Board of Directors as a Director in August 2000. Dr. Zagona has conducted water resources research at the University of Colorado's Center for Advanced Decision Support for Water and Environmental Systems since 1988. She has led the development of RiverWare, a commercially available water basin management software modeling tool that is widely used by leading water management agencies. She received a Bachelor of Arts in Philosophy and a Bachelor of Science in Civil Engineering at the University of Arizona, a Master of Science in Civil Engineering, emphasis in hydraulics, from Colorado State University, and a Ph.D. in Civil Engineering from the University of Colorado at Boulder with an emphasis in automation in water resources management.

SIGNIFICANT EMPLOYEES

     Phillip L. Zweig joined us in December 1999 as Communications Director.
Mr. Zweig is a prize winning financial journalist who has worked as a staff reporter at The American Banker, The Wall Street Journal, and Bloomberg Business News and other media organizations. From 1993 to 1998, he served as Corporate Finance Editor at Business Week where he wrote a major article on RTI. Before joining us, he worked as a freelance financial writer and editorial consultant. His clients included Andersen Consulting and Boston Consulting Group. Mr. Zweig received a Bachelor of Arts in Behavioral Psychology from Hamilton College and a Master of Business Administration from the Baruch College Graduate School of Business.

     Peter B. Hegi joined us in August 1996 and is our Product Development Manager. His responsibilities include development of new products from conception through production implementation supporting production in the manufacturing of products and managing continual production improvement efforts. This process includes design input and control, manufacturing feasibility, and FDA pre-market notification of the product. Product Development also assists in continually improving existing devices. He has created product and component specifications for the blood collection tube holder, 5cc syringe, and 10cc syringe. Mr. Hegi is a 1996 Mechanical Engineering graduate of Stanford University, where he was a member of Tau Beta Pi National Engineering Honor Society. His new product development responsibilities include establishing device design requirements and controls, determining product manufacturing feasibility, and assisting in the preparation of device documentation for FDA 510(k) Submission. FDA 510(k) Submissions are summaries, submitted under section 513(i) of the Federal Food, Drug, and Cosmetic Act, of the safety and effectiveness information contained in a pre-market notification submission (document required to be filed by persons desiring to introduce into interstate commerce a device intended for human use) upon which a determination of substantial equivalence can be based ("510[k] Submission"). He has assisted in the development of the VanishPoint(R) blood collection tube holder and the 1cc, 3cc, 5cc, and 10cc VanishPoint(R) syringe product lines.

     Judy Ni Zhu has served as a Senior Research Design Engineer since joining us in 1995. Her primary focus is on new product development and improvement of current products. Prior to joining us, Ms. Zhu worked with Checkmate Engineering, an engineering firm, as a design engineer on the original 3cc syringe and other SBIR grant projects. Ms. Zhu received her Bachelor of Science from Northwest Polytechnic University in Xian, China, and her Master of Engineering from University of Texas at Arlington. Ms. Zhu has assisted in design modifications for the 3cc syringe, which have maximized both product reliability and production efficiency. She also designed and developed a manual needle assembly machine and an automatic lubricating and capping system for the 3cc syringe and developed and assisted in the design of automated blood collection tube holder assembly equipment. Ms. Zhu has collaborated with Ms. Duesman and Mr. Shaw in the filing of several patent applications. Prior to joining Checkmate Engineering in 1991, Ms. Zhu worked for Shenyang Airplane Corporation, an airplane design company, in Shenyang, China, where she was responsible for airplane control system design and its stress computation and analysis. Ms. Zhu also worked for Mactronix, Inc., an assembly equipment manufacturing semiconductor company, in Dallas, Texas, where she was responsible for the design, modification, and production drawing of an automatic wafer transfer system.

     S. Kristie Haddox joined us in July 1996, is our Quality Assurance Manager and is responsible for QA testing, document control, and validation. She formerly worked as Quality Assurance Validation Scientist at Alcon Laboratories, a pharmaceutical and medical device manufacturing company, in Fort Worth, Texas, from 1995 to 1996. Ms. Haddox holds a Bachelor of Science degree from Texas A&M University and is a member of the American Society for Quality Control.

     Shelley K. Walley joined us in April 1999 as our Manager of Regulatory Affairs and is responsible for our 510(k) Submissions, handling customer complaints, internal/external audits, training, and the Corrective and Preventive Action system. Ms. Walley served in several regulatory and quality capacities prior to joining us. She was the Compliance Coordinator with Sandoz Agro, Inc. (formerly Zoecon Corporation), an animal healthcare products manufacturer, for 11 years from January 1985 to July 1995 and gained valuable experience working with the EPA and the FDA to establish compliance with GMP and GLP guidelines for us. Ms. Walley's experience as Senior Regulatory Specialist for almost four years at Mentor (from July 1995 to April 1999), a Class III implantable medical device company, furthered her regulatory knowledge in the medical device arena. At Mentor, she provided regulatory guidance for submissions, validations and audits, and worked closely with the FDA, the ISO, and third party investigations. Ms. Walley majored in Business Management at East Texas State University and is a Certified Quality Auditor.

     Stephen C. Bezner joined us in March 2000 as the Director of Accounting. He is responsible for keeping personnel, systems, and procedures in place to produce an orderly and timely accounting of all business activities. Prior to his employment with us, Mr. Bezner served as Vice President Finance for CBI Laboratories, a public subsidiary of Thermo Electron Corporation, an electronic equipment manufacturing company, from 1992 to 2000. Mr. Bezner has 24 years' experience in accounting management and cost accounting, all of which were for manufacturing operations of public companies. Previous employers include Overhead Door Corporation and Texas Instruments. He has a Bachelor of Science Degree from the University of Texas at Dallas.

     Weldon G. Evans joined us in October, 2000 as Manager of Manufacturing Engineering. His responsibilities include the support of new product development and current production, as well as the creation of new and improved manufacturing processes. Prior to joining us he served as a senior project engineer with B-D, a medical technology company, since 1974. He received a Bachelor of Science degree in Mechanical Engineering and a Master of Science degree in Engineering Administration from Southern Methodist University. Mr. Evans is a member of Pi Tau Sigma National Honorary Mechanical Engineering Society and the American Society of Mechanical Engineering.

COMMITTEES OF DIRECTORS

     The Board of Directors has the following committees:

          Committee Members
          -----------------

          Executive Committee
               Thomas J. Shaw
               Steven R. Wisner
               Dr. Jimmie Shiu

          Audit Committee
               Clarence Zierhut
               Marwan Saker
               Dr. Jimmie Shiu

          Compensation and Benefits Committee
               Thomas J. Shaw
               Lillian E. Salerno
               Douglas W. Cowan

     The Executive Committee possesses and may exercise all the powers and authority of the Board of Directors in the control and management of the business and affairs of RTI during intervals between regular meetings of the Board of Directors. These powers are limited as follows: the committee cannot fill any of its vacancies, the committee does not have the power to declare dividends, amend Bylaws, elect or remove any Officer or Director, to submit to shareholders actions that require approval of shareholders, amend any resolution of the Board of Directors, to act on matters assigned to other committees, to create or fill any vacancies on the Board of Directors, to authorize distributions or to issue shares.

     The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements, our compliance with securities regulations and the independence and performance of our auditors.

     The Compensation and Benefits Committee recommends to the Board of Directors the compensation of Officers and significant employees and the granting of stock options.

FAMILY RELATIONSHIPS

     There are no family relationships among the above persons except as set forth above.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     None of the above persons or any business in which such person was an executive officer have been involved in a bankruptcy petition, been subject to a criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order enjoining or suspending their involvement in any type of business, or been found to have violated a securities law.

DIRECTORSHIPS IN OTHER COMPANIES

     No Directors hold Directorships in reporting companies other than as set forth above.


                             EXECUTIVE COMPENSATION
                             ----------------------

     The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of the Chief Executive Officer and each other executive officer whose total cash compensation exceeded $100,000 for any of the past three fiscal years:

                           SUMMARY COMPENSATION TABLE

                             Annual Compensation                               Long-Term Compensation
                             -------------------                              ------------------------
                                                                         Awards                   Payout(s)
                                                                -----------------------      -------------------
                                                     Other      Restricted   Securities
                                                    Annual         Stock     Underlying       LTIP    All Other
Name and Principal                                  Compen-      Award(s)     Options/       Payouts   Compen-
     Position          Year  Salary($)  Bonus($)   sation($)        ($)       SARs (#)         ($)    sation ($)
------------------     ----  --------   --------   ---------    ----------   ----------      -------  ----------

Thomas J. Shaw,        1997   130,400     50,000           0             0            0            0           0
President and CEO      1998   125,000          0
                       1999   162,019          0

Lillian E. Salerno,    1997    88,846     50,000           0             0            0            0           0
Former Executive       1998    90,000          0
Vice President,        1999   143,461          0
Sales & Marketing

Edward S. Aarons,      1997         0          0           0             0            0            0           0
Former Director        1998         0          0
of Sales               1999   108,598          0

     In 1998, Mr. Shaw should have received a raise under the terms of his Employment Agreement. However, the 1998 portion of his raise in the amount of $12,019 was paid in 1999. Officers, Directors, and significant employees hold options exercisable for the purchase of 57,000; 110,000; 228,700; 172,075, and 34,375 shares of common stock in the years 1999, 2000, 2001, 2002, and 2003, respectively. To date, no options or long-term incentive plan awards have been issued to Mr. Shaw or Ms. Salerno, the controlling Common Stockholders. Former Directors were granted options as follows: Allen Cheesman, 38,100; John H. Wilson, III, 5,000; F. John Deuschle, III, 5,000; Bob Stathopulos, 5,000; and Joe Reeder, 25,000. Options granted to Messrs. Wilson and Deuschle terminated as a result of their departure from the Board of Directors. The Board of Directors subsequently issued options for the purchase of 5,000 shares of Common Stock of RTI to each.

     Officers, Directors, and significant employees hold stock options for the purchase of Common Stock exercisable beginning in the year indicated below and for three subsequent years:


1999 Plan NQSOs                      1999    2000     2001    2002    2003
Steven R. Wisner                                    65,000  65,000   5,000
Lawrence G. Salerno                                  5,150           2,000
James A. Hoover                                      3,150
Kathryn M. Duesman                                   5,300           5,000
Douglas W. Cowan                                     2,500   2,500  15,000
Jimmie Shiu, M.D.                                   25,000
Clarence Zierhut                                    10,000
Edith Zagona                                         5,000
Michele M. Larios                                    7,700          15,000
Marwan Saker                                         5,000  30,500  30,500
Phillip L. Zweig                           20,000   10,000
                                   ---------------------------------------
                                        0  20,000  143,800  98,000  72,500
                                   =======================================

1999 Plan ISOs                       1999    2000     2001    2002    2003
Steven R. Wisner                                    10,000  10,000  10,000
Lawrence G. Salerno                                  2,500   7,650  10,000
James A. Hoover                                      2,500   5,650   8,000
Russell B. Kuhlman                                   7,800   7,800  10,000
Kathryn M. Duesman                                   2,500   7,800  10,000
Douglas W. Cowan                                    10,000  10,000  10,000
Michele M. Larios                                            7,700  10,000
Peter B. Hegi                                        3,800   3,800   8,100
Judy Ni Zhu                                          3,350   3,350   7,000
S. Kristie Haddox                                    3,950   3,950   6,600
Stephen C. Bezner                                            3,875   3,875
Shelley K. Walley                                    2,500   2,500   3,300
                                   ---------------------------------------
                                        0       0   48,900  74,075  96,875
                                   =======================================

1996 Plan NQSOs                      1999    2000     2001    2002    2003
Steven R. Wisner                    2,500
Lawrence G. Salerno                 5,000  15,000
James A. Hoover                     5,000  14,000
Russell B. Kuhlman                  7,500  10,000
Kathryn M. Duesman                  1,500  10,000
Jimmie Shiu, M.D.                  15,000  15,000   15,000
Clarence Zierhut                   10,000   5,000    1,000
Peter B. Hegi                       1,500   7,000
Judy Ni Zhu                         7,500  10,000
S. Kristie Haddox                   1,500   4,000
                                   ---------------------------------------
                                   57,000  90,000   16,000       0       0
                                   =======================================

1996 Plan ISOs                       1999    2000     2001    2002    2003
Lawrence G. Salerno                                  7,500
James A. Hoover                                      7,500
Russell B. Kuhlman                                   7,500
Kathryn M. Duesman                                   7,500
Michele M. Larios                                   10,000
Peter B. Hegi                                        5,000
Judy Ni Zhu                                          5,000
S. Kristie Haddox                                    5,000
                                   ---------------------------------------
                                        0       0   55,000       0       0
                                   =======================================

COMPENSATION OF DIRECTORS

     We pay each non-employee Director a meeting fee of $250 for each Board meeting attended and have granted to each Director (except Mr. Shaw and Ms. Salerno) stock options for Common Stock each year. We do not pay any additional amounts for committee participation or special assignment.

EMPLOYMENT AGREEMENTS

     There are no other employment agreements in place involving other Officers or Directors, except as set forth below:

Thomas J. Shaw
--------------

     We have a written employment agreement with Thomas J. Shaw, our President and Chief Executive Officer, for an initial period of three years ending September 2002 with an automatic and continuous renewal for consecutive two-year periods. The agreement is terminable either by us or Thomas J. Shaw upon 30 days' written notice. The agreement provides for an annual salary of at least $150,000 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index during the previous calendar year. Thomas
J. Shaw's
salary shall be reviewed by the Board of Directors each January, which shall make such increases as it considers appropriate. Thomas J. Shaw is also entitled to participate in all executive bonuses as the Board of Directors, in its sole discretion, shall determine.

     Under the Employment Agreement, we will also provide certain fringe benefits, including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock appreciation rights, hospitalization and health insurance, disability and life insurance, paid vacation, and sick leave. We also reimburse him for any reasonable and necessary business expenses, including travel and entertainment expenses, necessary to carry on his duties. Pursuant to the employment agreement, we have agreed to indemnify Thomas J. Shaw for all legal expenses and liabilities incurred with any proceeding involving him by reason of his being an Officer or agent. We have further agreed to pay reasonable attorney fees and expenses in the event that, in Thomas J. Shaw's sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.

     Thomas J. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year and to not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control of RTI. Furthermore, Mr. Shaw has the right to resign in the event that there is a change in control which is defined as a change in the majority of Directors within any twelve month period without 2/3 approval of the shares outstanding and entitled to vote, or a merger where less than 50 percent of the outstanding stock survives and a majority of the Board of Directors remains, or the sale of substantially all of our assets, or any other person acquires more than 50 percent of the voting capital. Mr. Shaw retained the right to participate in other businesses as long as they do not compete with us and so long as he devotes the necessary working time to the company.

Phillip L. Zweig
----------------

     We entered into an employment agreement with Phillip L. Zweig, our Communications Director, effective December 13, 2000 which expires on June 12, 2001. Mr. Zweig's duties include obtaining and authoring favorable coverage of RTI and issues important to us in local and national media outlets throughout the United States. Mr. Zweig also agreed not to write articles about us for independent publications and shall not provide any services relating to marketing strategy, healthcare policy, publicity, or media coverage, or any other services in the United States to any manufacturer of needle products, healthcare group purchasing organizations, or any individual or business entity that is in direct competition with our business during his employment and for three years hereafter. In exchange, we agreed to pay Mr. Zweig a bi-weekly salary of $4,615.38 and to grant Mr. Zweig options for the purchase of 10,000 shares of our Common Stock under the 1999 Stock Option Plan. We also agreed to pay reasonable travel, entertainment, and related expenses as well as to provide Mr. Zweig with standard benefits. Mr. Zweig shall be considered for bonuses on the same terms as other management employees. This contract may be terminated by either party with thirty days written notice.

INDEPENDENT CONSULTING AGREEMENTS

Lillian E. Salerno, d/b/a MediTrade International
-------------------------------------------------

     We entered into a consulting agreement with Lillian E. Salerno, d/b/a MediTrade International, a sole proprietorship, on June 1, 2000. The contract was amended on August 23, 2000 and now expires on May 31, 2001. Ms. Salerno has agreed to establish contacts with major European entities to develop marketing and distribution channels as well as licensing agreements. Ms. Salerno will be paid $16,667 per month and reimbursed for business expenses incurred on behalf of RTI, not to exceed $5,000 without prior approval for the term of the contract.

International Export and Consulting
-----------------------------------

     We entered into a Consulting Agreement on March 15, 2000, with International Export and Consulting where International Export and Consulting agreed to advise us with respect to selection of an international distribution network, potential strategic partners, and future licensing for VanishPoint(R) technology in the Middle East. In exchange, we agreed to pay a consulting fee in the amount of $2,000 a month for ten months as well as issue nonqualified stock options ("NQSOs") for 61,000 Shares of our Common Stock at an exercise price of $10 per share. Marwan Saker, a principal in International Export and Consulting, is a Director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

     The following table sets forth certain information regarding the beneficial ownership of the capital stock as of the date of this Prospectus (excluding exercisable options) for (a) each person known by us to own beneficially 5 percent or more of the voting capital stock, and (b) each Director and executive officer (earning in excess of $100,000 annually) who owns capital stock. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to his or her Shares.

  Title of Class        Name and Address of           Amount and Nature of     Percent of
                        Beneficial Owner              Beneficial Owner         Class(1)
------------------------------------------------------------------------------------------------
  Common Stock
------------------------------------------------------------------------------------------------
    As a Group          Officers and Directors
                        511 Lobo Lane, P.O. Box 9
                        Little Elm, TX 75068-0009           14,062,500            72.6%

    As Individuals      Thomas J. Shaw                      11,200,000            57.9%
                        Lillian E. Salerno                   2,800,000            14.5%
                        Edith A. Zagona(2)                     50,000           less than 1%

  Title of Class        Name and Address of           Amount and Nature of     Percent of
                        Beneficial Owner              Beneficial Owner         Class(1)
                        Jimmie Shiu                           10,000           less than 1%
                        Steve Wisner                           2,500           less than 1%
------------------------------------------------------------------------------------------------
Series A Stock
------------------------------------------------------------------------------------------------
    As a Group          Officers and Directors
                        511 Lobo Lane, P.O. Box 9
                        Little Elm, TX 75068-0009            150,000              8.2%

    As Individuals      Jimmie Shiu                          150,000              8.2%
------------------------------------------------------------------------------------------------
Series I-IV Class B Stock
------------------------------------------------------------------------------------------------
    As a Group          Officers and Directors
                        511 Lobo Lane, P.O. Box 9
                        Little Elm, TX 75068-0009             40,000              1.9%

    As Individuals      Thomas J. Shaw                         5,000           Less than 1%
                        Marwan Saker(3)                       30,000              1.4%
                        Edith A. Zagona(2)                     5,000           Less than 1%

(1) The percentages of each class are based on 19,358,150 shares of Common Stock, 1,826,500 shares of Series A Stock, and 2,087,595 shares of Series I through IV Class B Stock outstanding as of the date of this Prospectus.

(2) The 50,000 shares of Common Stock and the 5,000 shares of Class B Stock are held in joint tenancy with Dr. Zagona's husband.

(3) The 30,000 Shares are beneficially held as follows: 14,500 Shares by My Investments and 15,500 Shares by Saker Investments, which are companies controlled by Mr. Saker.

     There are no arrangements the operation of which would result in a change in control of RTI.


                              PLAN OF DISTRIBUTION
                              --------------------

     As of the date of this Prospectus, the Shares are being Offered directly by us without the assistance of an underwriter. However, we reserve the right to enter into an agreement with underwriters. We will receive all proceeds from the Offering, less proceeds from the sales by selling shareholders and less Offering expenses. We have reserved the ability to retain and pay brokers and dealers registered with the National Association of Securities Dealers, Inc. ("NASD") to assist in placing these Shares. If we permit NASD-registered brokers or dealers to Offer and sell those registered Shares offered by us, they may do so only by timely delivery of a Prospectus, and we will pay or reimburse the brokers or dealers with sales concessions (e.g., fees, expenses, and commissions) not to exceed 10% of the aggregate purchase price of Shares sold by such persons.

     We intend to offer and sell through our Officers, Directors and employees, none of whom will be paid any commission, or any form of compensation related, directly or indirectly, to such sales efforts Shares directly to the public. Offers to sell, and subscriptions to purchase the registered Shares will be made entirely by this Prospectus. We will not employ or offer compensation to finders or other non-NASD registered persons, and will disclaim any responsibility for statements made by persons not authorized as its agents, or not contained in this Prospectus.

     We cannot give any assurance that any of the Shares will be sold. After we sell the Minimum number of Shares, the Offering will continue until we sell all 2,000,000 Shares (the Maximum Offered) or _____________ (one year after the effective date of this Prospectus), whichever occurs earlier or at such earlier date as determined by us. All subscription payments must be sent to us along with a separate sheet indicating the name, address and social security number of the subscriber(s), and the number of Shares for which subscription is being made. Payments must be by check made payable to "Texas Bank, as escrow agent for Retractable Technologies, Inc." We will then send the subscription payments, no later than noon of the next business day following receipt, to an escrow account maintained by Texas Bank. Texas Bank is only acting as escrow agent in connection with this Offering and has made no investigation of us or this Offering nor makes any recommendation concerning this Offering. Texas Bank will hold all subscriptions payments pending the sale of $450,000 worth of the Shares (the Minimum number of Shares). Subscription payments will only be withdrawn from the escrow account for the purpose of paying us for the Shares sold if we sell less than the Minimum number of Shares, or for the purpose of refunding subscription payments to subscribers. Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, which may last as long as _______ days. If we sell the Minimum number of Shares within the escrow period as may be extended, payments from subscribers will be deposited into the escrow account for collection and all funds will be periodically disbursed to us.

                            SELLING SECURITY HOLDERS
                            ------------------------

     The selling security holders are shareholders who have acquired unregistered shares of Common Stock from conversion of the Series A Stock or Series I through IV of the Class B Stock to Common Stock. Selling security holders also include persons selling Shares received from a named selling shareholder after the date of this Prospectus who received their Shares as a gift from a selling shareholder.

     No underwriter is obligated to sell or repurchase any of the Shares. The shares of Common Stock being offered by selling security holders are being registered to permit public secondary trading, and the selling security holders may offer all or part of the Shares for resale from time to time. However, such selling security holders are under no obligation to sell all or any portion of such shares of Common Stock immediately under this Prospectus for any particular price. Because the selling security holders may sell all or a portion of their shares of Common Stock, no estimate can be given as to the exact number of shares of Common Stock that will be held by any selling security holder upon termination of this Offering. Accordingly, the following table assumes that each selling stockholder is offering for sale all of their shares of Common Stock previously issued and for which they have given notice of their intention to participate in this registration and sell their Shares. We have agreed to update the information contained in this Prospectus to reflect any facts or events arising after the date of this Prospectus, that, individually or in the aggregate, represents a fundamental change in the information set forth in this Prospectus and to include any material information respecting a plan of distribution materially different from the plan of distribution disclosed in this Prospectus. We have agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses to the various selling shareholders' respective counsel).

     Except as otherwise noted below, during the past three years no selling security holder has been an Officer, Director or affiliate of RTI or had any other material relationship with us.

                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Abelow, Richard                           10,000             10,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Achterberg, Melvin F. and Gloria J.        2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Union Securities Cust. FBO
 Catherine F. Anderson IRA                 5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Anderson, Rick and Donna                   5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Anderson, Rick and Michelle               25,000             25,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Arbaugh, George                            2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Arthur, Randall                            3,000              3,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bair, John and Jeanne                     20,000             20,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bair, Ted and Linda                        5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Baliga, Buntval                            5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bangs, Edward                              1,800              1,800               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bangs, John                                1,600              1,600               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bangs, Nelson                              1,600              1,600               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Barry, Thomas                              2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bates, Evan and Susan                      5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Beall, James Leber                         2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Beckham, C. T.                             2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Behr, Kevin                                1,000              1,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bellissmo, Anthony                         1,000              1,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Retirement accounts & Co. FBO Joseph
 L. Belsky                                 5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Benjamin, Roy                             10,000             10,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bennett, Richard                           2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Blackburn, David and Pamela                2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Blaine, Dean W.                            2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Radiology Consultants of Little Rock,
 P.A. Pension Plan FBO Lindy Book         10,000             10,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
 Custodian FBO James L. Bomberger          2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bornstein, Maureen                        10,000             10,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Botty, Carlos                             25,000             25,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga ,
 Custodian FBO N. Jeanette Bradley         5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
DCGT for the Benefit of: Cathy Bryan       2,000              2,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
DCGT for the Benefit of: James W.
 Bryan                                     2,000              2,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bryant, Bob                                5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bucy, Roy                                  5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Bunney, Benjamin                          20,000             20,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Burke, Jim and Kathryn                    10,000             10,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Burman, Sudeep and Sita                    5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Burrus, John                             160,000            160,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
John R. Burrus, U.S. Clearing Corp.,
Custodian IRA Department                  22,000             22,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Cadigan, Cathleen                            500                500               0         less than 1%        less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Callas, Catherine                          5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Caribbean Financial Ventures              10,000             10,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Carter, Daniela                              500                500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
In trust to Joseph C. Carter IV            1,500              1,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Carter, Joseph IV                            500                500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Gary
 Graham Chamblee                           2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Chandler, Daniel                           2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Charney, Innis, Evans & Nemeroff           4,000              4,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Cheesman, Allen and Susan (Former
 Dir. & Officer)                          13,000             13,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Childers, Bert                            15,000             15,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Childers, Thelbert                        56,000             56,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Childers, Thelbert and Linda              20,000             20,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Chistovao, Mario                           1,000              1,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Clemons, Jr., Billy R.                    25,000             25,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Cohen, Donald                                500                500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Cohen, Samuel                                500                500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Cole, Sidney                              20,000             20,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Colvin, Erlene                             5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Constantine, Bassima                       5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Constantine, Sami                          5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Conte, Harry                               5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Contreras, Maria del Carmen                4,000              4,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Coody, Ronald and Jeannette                5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Crooks, James and Margaret                 5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Culang, Michael                            5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Culang, Sheila                             9,000              9,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Dale, David                                2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pediatric Surgical Associates Amended
 and Restated Plan for benefit of
 William Dammert, M.D.                     5,000              5,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Dane Partners                            100,000            100,000               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Danna, Angie                               2,500              2,500               0         less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Dataglobe, Inc.                          220,000            220,000               0             1.1%                1.0%
----------------------------------------------------------------------------------------------------------------------------------
Davenport, Wilma                           4,000              4,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Davidson, John                             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Davidson, Robert and Mary                  2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Davidson, Scott                            2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Davis, Bernard Living Trust                9,000              9,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Dean, Steven                               5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
DeCherney, Alan                            7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Deep, Anthony and Careme                   7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Delk, George and Cathy                     2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Deroche, Georgette                         5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Radiology Consultants of Little Rock,
 P.A. Pension Plan FBO Doyne Dodd          5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Dodson, Lisa                              12,500             12,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Dozzo, David                               1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
ARTX, Inc.                                 3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Duesman, Jeff and Kathryn                  5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Dugan, Daniel                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Duncan, Robert and Elizabeth               2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Eberhard, Margaret and Van                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Eclectic Services Limited
                                          50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Edgington, Jack                            2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Edgington, Jack and Cathy                  3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Elben Partners                            10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Elias, Belen                              25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Elias, James                               1,250              1.250               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Herwig, Larry                              1,250              1.250               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Elias, James M.                            2,500              2,500                       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Elias, Richard                             2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Elmer, Dana and Carol                      2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Engel, Diane                               3,334              3,334               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Diamond, Stuart                            3,333              3,333               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pearl-Kraut, Ellen                         3,333              3,333               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Erler, Richard and Mary                    5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Erwin, Bill and Gloria                    15,000             15,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fagagau Energy Corporation                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fahey, Michael                            25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Ferguson, Jim and Lillian                 50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Ferree, Michael and Joyce                  6,000              6,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fincannon, Tony                           12,500             12,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fishkind, Gregory and Jayne                5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fleming, Byford and Marcella               5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fleming, Dale and Kathi                    5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
Custodian FBO Paul B. Fletcher,
Jr. Fletcher, Paul                         5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Foltz, Gary L., Trustee FBO G7F
Consultants Profit Sharing Plan            2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Forest, David                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fosdick, Deborah                          10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Frankel, Allan                             3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Frankel, Betty                             2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
John E. Franklin, Jr. Trustee FBO
John E. Franklin, Jr. Profit Sharing
Plan                                       5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Freeman Family Trust                       2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Frenkel & Frenkel                         10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Friedel, Ronald and Sheila                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Friedland, Gail                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Friedman, Barry and Laura                 40,000             40,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fry, JoAnn                                10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
L. Madison Galbraith and Jo Haden
Galbraith, trust, under the Madison
and Jo Haden Galbraith Living Trust       10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gardner, Gary and Helen                    2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Garoutte, Steven and Jenny                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gawley, Hugh                               5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Ghossein News Distributing                 9,000              9,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gibbs, Carol                               1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gilbert, Jimmy and Joyce                  15,000             15,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gilbert, Robert W. and Arlene              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gilbert, Timothy and Sue Ann              15,000             15,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gilbert, Tommy and Barbara                10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Giordano, Alfred                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Goetz, Abraham and Natalie                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. FBO Emanuel
Goldberg                                   5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
L&D Goldfarb Family Limited
Partnership                                5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
M&H Goldfarb Family Limited
Partnership                                5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gonzalez, Erwin                            2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Goodman, Kerry                            10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Goodman, Rona                             25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gould, Thomas and Deborah                  1,500              1,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Graham, Milton and Harryette               2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Graham, Terry and Wanda                    2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Granite Opportunities                     14,500             14,500               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
V.D.G. Investments, a Texas
Partnership                                5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Griffo, John                             100,000            100,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
John A. Griffo, IRA Rollover U.S.
Clearing House, Custodian                 32,000             32,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gruber, Michael and Diane (Former
Director)                                 25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gunther, Michael                         125,000            125,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Michael S. Gunther, IRA Account U.S.
Clearing House, Custodian                  5,400              5,400               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Guyer, Richard                            10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Haiken, Mark                               2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
The Don and Kay Halsey Living Trust
dtd 10/8/1993 D.J. & Kathrine H.
Halsey, Trustees                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Harris, David                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
RMH Trust, Robert M. Hartnett, Trustee     5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lois A. Haselwood Liv. Trust UAD
11/30/83                                   2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Presbyterian Healthcare System
Section 83 Trust FBO Douglas D.
Hawthorne                                  5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hawthorne, Martha                         25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE FBO
Ronald H. Hayward IRA UA dtd 11/25/92      5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Herson, Rodney                             2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hertzman, Phillip                          2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hilburn, David and Karen                   2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hill, Jon                                  3,500              3,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
Custodian FBO Lois A. Hinson IRA           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hirsch, Robert                             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hodde, Arthur Dean                         7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hodge, Bill                               25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hodge, C.E. and Brownie                   25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hodge, Clifford and Shelia                25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Ken Hodge Profit Sharing Plan: Ken
Hodge Trustee                             25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hoffman, William and Holly                25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
IRA FBO Frank L. Holaday DLJSC as
Custodian                                 20,000             20,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Honderick, Timothy and Valerie            10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Horn, Robert                               1,500              1,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hughes, Billy and Celeste                 27,500             27,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hughes, Joe B and Patricia                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Huntington, Constance                      5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hurt, Edward and Marjorie                    500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hutton, William                           25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Iannini, Mark                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Inman, George and Judith                  25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Iselin, Audrey                             5,500              5,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Retirment Accounts & Company CFBO
David R. Iselin                            4,500              4,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Isom, Roddy                                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jacobs, Dennis                             7,200              7,200               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jacobs, Johnny                             5,200              5,200               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jacobs, JP and Geni                       25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jacobs, Margie                             1,200              1,200               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jacobs, Troy                               1,200              1,200               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Ali
Jafarian                                   5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jahani, Sam                               10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
JCS Holding                                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jenkins, John and Jana                    45,000             45,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jensen, Robert                            35,000             35,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
JMSJ Partners                              4,300              4,300               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Joffe, Hannenberg, Nadelberg               3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Johnson, Bendel and Jean                   5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Johnson, Charles                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Johnson, Danny and Terri                   3,250              3,250               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Johnson, James and Sherry                  2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Johnson, Suzanne                           5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Joiner, Keith                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jones, Cary                               10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jones, Gerry                               7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jones, Richard and Susan                   2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kahrs, Daniel H.                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kane, Raymond                             15,000             15,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kaplan, Moreson                            2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kelton, Leslie and Cynthia                 7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kimball, Gene and Jody                     1,200              1,200               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Janet N. Kinzer TTEE FBO Janet N.
Kinzler Trsut #2                           7,000              7,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kirchner, John                             3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Klein, Michael and Marina                  5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kmiecik, Thomas and Elaine                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Knickel, Rebecca                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Knight, Craig and Judy                    10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Knochel, James and Jolene                  2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Koonce,  Thomas                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Kusman, Barry and Michelle                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lancaster, Joe                             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Larios, Michele M. (officer)              10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
Custodian FBO Dr. Max Gordon Latham
IRA                                        2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lawrence, Lloyd and Judy                  25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lee, David and Diane                       1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lee, Esther                                  500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Leffert, Jonathan and Carla               25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lett, Barbara and Marcy, David             2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Levy, Mickey                             195,000            195,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
U.S. Clearing House as Custodian FBO
Mickey D. Levy IRA                        10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lieberman, Jeffrey                         3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lieberman, Julius                            500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
radiology Consultants of Little Rock
PA P/S trust FBO Henry A. Lile            10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Locklear Irrevocable Trust                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Locklear, Danny and Jill                  10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Locklear, Danny J.                        10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Locklear, J. W. and Claudine               2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jim Locklear, Custodian                    2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE Jimmy
Gayle Locklear IRA                         2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation Roth IRA FBO
Jimmy Gayle Locklear                       2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Locklear, Meloyde                          2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Loflin, Linda & Williams, Charlotte       25,000             25,000               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Long, Carl and Christi                    55,000             55,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Longino, George                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lu, Xiaohua and Xue Yonghong               1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
F/B/O E. Ralph Lupin, M.D. IRA
Rollover Neuberger-Berman Trust
Company, Trustee                           4,000              4,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Maale, Gerhard and Kim                     2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Madri, Joseph and Lucille                  2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Magiera, Jack and Nancy                    5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mahar, James                              11,800             11,800               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation, Trustee FBO
Franlklin C. Mahlo                         5,400              5,400               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Makler, T. Todd                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mandel, Aileen                             2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Martin, Frederick and Carol                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Martin, Scott                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Thomas E.
Maxwell                                    5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
McAnally, Bruce                           25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
McCallion, Debbie                          2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
McCaskill, Bernie and Barbara            129,000            129,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
McClinton, Dennis and Jean                25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
McCrary, Marjorie                          2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO James
Larry McReynolds                           5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
McWhorter, Candace                         5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
McWhorter, Duncan                          3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Means, William                             2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Meeker, Charles and Nanette                1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Meron, Diane                                 500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Messinger, Richard                        12,500             12,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Meyer, Kathryn and James                   1,500              1,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Meyerson, Mirian and Ronald                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Meyerson, Ron                              2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Miller, Robert                            25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mills, Christine                          35,000             35,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mills, Lawrence and Christine              1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Mary Lou
Mills IRA Acct                             4,000              4,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mitchell, Janis and Stanley                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mitchell, Kenny and Tommi                  2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Morgan, Terry                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Morgenstein, Karl and Carol                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mower, Morton                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mukamal, Steven                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Munster, Loes                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
PaineWebber, Inc. FBO David and
Kellie Murphy                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Mussina, Hugh                             25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Nardiello, William                         5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Nell, Thomas                              25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Armen Ness, Trustee FBO Greenwich
Gynecology and Obstetrics P.C.
Profit Sharing Plan                        2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Netburn, Susan                             3,500              3,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Hamlet Newsome Profit Sharing Plan
Plastic Surgery Group                      5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Nissenbaum, Michael                        1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Norman, Cynthia                              500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Norman, Daniel                               500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Norman, Steven                               500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Norman, Thomas and Bertha                  2,500              2,500               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Norman, Timothy                              500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Numeroff, Marvin and Susan                70,000             70,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Nussbaum, Moses                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Oglesby, Timothy and Kimberly              1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Osborne, Joel and Mary                    25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Parmer Family Trust                        2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Patel, Pratul M.                           6,500              6,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Patterson Real Estate                      5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pendley Family Living Trust                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA     50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Peyton, Cathy                              2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pickrell, Lester and Linda                 3,250              3,250               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Platt, Jody                               25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pogorelec and Simon                        5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Evan J. Pogorelec, Minor Child, Dr.
Eugene D. Pogorelec, Custodian             1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jeremy M. Pogorelec , minor child Dr.
Eugene D. Pogorelec , Custodian            1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Jordan M. Pogorelec, Minor Child Dr.
Eugene D. Pogorelec Custodian              1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pogorelec, Joshua                          1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lauren M. Pogorelec, Minor Child Dr.
Eugene D. Pogorelec Custodian              1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pollock, Harlan                           15,000             15,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga FBO
James E. Powdrill IRA                      2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Robert S. and Virginia G. Powers,
Trustees, The Robert S. and Virginia
G. Powers Trust                            4,500              4,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Prengler, Craig                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Presbyterian Healthcare System
Section 83 Trust FBO Douglas D.
Hawthorne                                 25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Price, Ricky                               5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Prizio, Joseph and Zagona, Edith,
(Director)                                50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pruett, Marsha                             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pugh, Donna                                5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Pun, Karen                                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Purpora, Ronald                           10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Quagliarello, Vicent                       5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rachael, Rosemary                         25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. CFBO
Jeffrey Rachlin                            2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Asset Allocation Securities Corp.          2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rachlin, Robert                            7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Charles L. Radbill & Francesca Radbill    25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rashbaum, Ralph                           10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Ray, Robert and Suzanne                   50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Reed, Rikki and Lida                       6,000              6,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Reinarz, James Allen                       5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Renick, B. Coleman Jr.                    20,000             20,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rhoads, Claude and Patricia                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
M. Rippley Family Limited Partnership     50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Roman, Anthony and Nancy                  30,000             30,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rosbruch, Ronald                           5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rosen, William and Eddy                    2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rosenberg, Donald                          5,000              5,000               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Henry H.
Ross                                       2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Ryan, Patrick J.                          22,000             22,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Piper Jaffrey Inc. FBO Patrick J. Ryan     4,000              4,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Salem, John and Betty                      2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Salerno, Anthony & Carol                  12,500             12,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Salerno, Frank                             3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Salerno, Larry and Judith                 25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Salerno, Nicholas and Faye                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
The Sass Family Living Trust dated
7/29/1997 William C. Sass & Evelyn
Sass, Trustees                             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Savitz, Jonathan                          25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Savitz, Peter                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schaller, John                             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schaller Family Limited Partnership        5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schaum, Paul W.                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Pierce Fenner & Smith
Incorporated FBO Paul W. Schaum            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Scheinberg, Robert                         2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schleiter, Gary                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schneider (PickNPack)                    100,000            100,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schneider, Judith                          5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schreck, Muriel                            6,000              6,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Schultz, Kenneth and Deborah               5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Seashore, John                             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Rita Sendra Mata and Jaime Sendra
Joint Tenancy                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shapiro, Robert                            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Robert Shapiro IRA Chase Custodian
for Morgan Stanley and Company, Inc.      12,500             12,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shaw, Elizabeth                          105,000            105,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shaw, Ellsworth                          105,000            105,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shaw, Mary                                   500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shaw, Rebecca Salome                       6,400              6,400               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Victoria E. Shaw Family Trust
Victoria E. Shaw Trustee                  28,000             28,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Victoria E. Shaw Family Trust             90,000             90,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shelokov, Alexis                          10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sher, Gerald and Susan                     2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Booth & Co. TI#:36-6033750 c/o The
Northern Trust Company                     2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sherry, Dean and Cynthia                   2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shine, Daniel                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Shiu, Jimmie (Director)                   10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Fong, Samuel                               2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Neff, Monroe C.                            3,500              3,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Zhang, Chuh Fan S.                         2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Raymond
Earl Sloan                                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Small, Gregg L.                           30,000             30,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Smith, Barry and Tina                      1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Smith, Ray and Linda                      10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Smith, Timothy                            12,500             12,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Smith, Van A. and Ann S.                  50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Snelick, Walter and Bernadette             2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Solomon, Elliott and Marianne             30,000             30,000               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Solomon, Paul                              6,500              6,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sowka, Michael and Marion                  2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Spitzberg, Jack and Marian                 1,250              1,250               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sprague, Charles C. and Alayne            21,600             21,600               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Standridge, Stacy                          5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Stark, James                               1,250              1,250               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Roger N.
Stark                                      2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Steinberg, Steven and Esther               2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
Custodian FBO Robert D. Stephens,
Jr. Roth IRA                               5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Steplock, Jr. A. L.                       25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Stone, Samuel and Carol                    5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Stoutenburgh, Dennis & Cynthia             5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Stripling, Dennis                         10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sudderth, Jerry                              650                650               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sudderth, Jerry and Judith                 8,635              8,635               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sudderth, Judith                             715                715               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Susat, George                             25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Sutker, William                           10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Craig S. Sutton, D.D.S. Inc,. Pension
and Profit Sharing Plan                   25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Swedrow Family Limited Partnership        15,000             15,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Symington, Ann                             2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Symington, J. Fife                        10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Taylor, Jack L. and Onelia F.              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Taylor, Kevin                              2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Terranova, George J.                       5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Theisen, Michael and Marjorie              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Theobalt, Ricky and Elaine                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Thompson, Susan                           25,000             25,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts, Inc. FBO Robert
Toffler                                    5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. FBO Robert
B. Toffler                                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Torrance, Sandra                           5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga C/F
Robert L. Troike, IRA                      2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Troy, Michael                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
True, Robert                              10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Tuinstra, Theodore                         2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Theodore
J. Tuinstra                                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Tullock, Thomas and Sherry                 2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Tunnell, Laura                               500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Turner, Stuart and Clemencia               5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Radcliffes Trustee Co., S.A. as
trustee of the Turquoise trust            10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Smith Barney as IRA custodian FBO Jon
M. Vilmar                                  7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Allen D.
Walker                                     2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wang, Ying and Lu, Sheng                   1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warner, Linda                                500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warnkin, William                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warshaw, Joseph                            3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warshaw, Lawrence                          1,500              1,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Watson, Theo and Elizabeth                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Watt, Howard                              60,500             60,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Watt, Howard and Brown, Marion             5,000              5,000               0       less than 1%          less than 1%
==================================================================================================================================

==================================================================================================================================
                                                                             Number of     Percentage of       Percentage of
                                        Number of                            Shares of   Shares of Common    Shares of Common
Selling Security Holder and             Shares of       Number of Shares   Common Stock  Stock Owned After   Stock Owned After
Relationship to RTI Within Past          Common         of Common Stock     Owned After   Sale of Minimum     Sale of Maximum
Three Years                            Stock Owned      Offered for Sale     Offering     Number of Shares    Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Waugh, Frances                            75,250             75,250               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webb, Clyde                                5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webb, Gary L.                              5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webb, Gary L. and Wanda C.                30,000             30,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Weber, James J. & Alford, Carl S           5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Independent Trust Corporation FBO
Wade P. Webster Trust                      5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webster, Wade P.                           5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wehrmacher, John                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Weinstein, Sheldon & Joan                  5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Gruntal & Co., LLC Custodian FBO
Harold Weiss, IRA                          2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Welch, James and Jane                      5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wheeler, Dale and Laurie                     500                500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
White, Le Gros III                        50,000             50,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wien, George and Todd                      6,000              6,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wien, Todd and George                      8,500              8,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilcox, Kinzler, McCain & Terry            2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wildman, Frank                             2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilhite, Velaska                           2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Williams, Robert                           2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Williams, M. Wayne                        10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Williamson, Van and John                   2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilner, Matthew and Lauren                 2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilson, Herbert and Janice                 5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wisner, Helene                             1,000              1,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wisner, Steve and Jean (Director and
Officer)                                   2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wood, Cary E. and Susan M.                 2,000              2,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Woodard, Roger and Georgann                2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Woody, Kay Gibert                          2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wright, Mark and Mary Lou                  5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Yang, Liming and Ziaoquin Zheng            5,000              5,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Yost, Syble T.                            10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Zak, Francis and Claire                    1,500              1,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Zale, John                                 3,000              3,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Zembsch, J. Brandt                         7,500              7,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
David B. Zenoff and Associates Profit
Sharing Plan                               2,500              2,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Zook, William                              3,500              3,500               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Zou, Gene and Sun, Xiaojin                 6,000              6,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. FBO Barnett
Zenoff                                    10,000             10,000               0       less than 1%          less than 1%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  5,358,150          5,358,150               0
==================================================================================================================================

     Selling shareholders may engage in sales in one or more types of transactions which include but are not limited to block transactions, transactions in the over-the-counter market, in negotiated transactions, through put or call transactions relating to the Shares, through short sales of the Shares, or a combination of such methods of sales at market conditions prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling security holders may sell their Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holders or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

     Upon our being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of such selling shareholder's Common Stock through a block-trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, we will, if required, file a supplement or amendment to this Prospectus disclosing the name of each such selling shareholder and of the participating broker-dealer, the number of Shares involved, the price at which such Shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus and the other facts material to the transaction. In addition, upon our being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 Shares, we will file a supplement to this Prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, there will be 14,000,000 shares of Common Stock and 3,914,095 shares of preferred stock outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. In general, under Rule 144, and providing we are current in all reports which are required to be filed by the Exchange Act, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period that number of shares which does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of RTI. All 14,000,000 shares of Common Stock are held by Thomas
J. Shaw, our Chief Executive Officer and Lillian E. Salerno, a Director. Both Mr. Shaw and Ms. Salerno have executed Lock-Up Agreements, which specify that for one-year (beginning December 3 and December 4, 2000, respectively), neither individual can sell more than an aggregate 3% of their Common Stock. Furthermore, for one consecutive year, neither individual can sell more than an aggregate 7% of their shares of Common Stock. 2,847,850 shares of preferred stock may be sold immediately, 1,066,000 shares of Series IV Stock may be sold beginning in June 2001 and 245 shares of Series III Stock may be sold beginning in April 2001.


                        DETERMINATION OF OFFERING PRICE
                        -------------------------------

     We do not have a publicly traded market for our Common Stock. Our 19,358,150 shares of outstanding Common Stock are currently held 57.9% by our Chief Executive Officer, Thomas J. Shaw, and 14.5% by Lillian E. Salerno, a Director. As of the date of this Prospectus 1,781,655 shares of Common Stock are subject to outstanding options and 3,914,095 Shares are reserved for issuance upon conversion of both classes of preferred stock. An additional 7,725 shares of Series IV Stock (convertible into Common Stock on a one-for-one basis) are reserved for issuance upon exercise of warrants.

     We have retained the services of Business Valuation Services, Inc. ("BVS"), in Dallas, Texas, to provide an opinion as to both the value of RTI in whole, and the reasonableness of the Offering price for the Shares. We provided BVS with full access to our books and records, its physical plant, and the time of our Officers and key employees. BVS considered, among other things, our financial condition as of June 30, 2000, including our previous securities sales activities and past operations; our likely business prospects, including our current sales and material contracts, public education and lobbying efforts, and the ability and expertise of our Management; the status of the pending B-D litigation, the prospects of increased competition from other manufacturers of similar or related safety injection devices (current and prospective); the current and likely market for our products, specifically, safety injection devices, and the prospects for the healthcare products market in general; and the value and market pricing of other similar companies and their securities, and the securities markets in general. BVS concluded that our Offering price for the Shares was reasonable. The factors used in pricing the shares of Common Stock are not necessarily predictive of the market price for the Shares. You should be aware that the market price of our Common Stock may decline below the market price of the Shares in this Offering.


                           DESCRIPTION OF SECURITIES
                           -------------------------

     As of the date of this Prospectus, our authorized capital consists of 100,000,000 shares of Common Stock, no par value, 5,000,000 shares of Series A Stock, par value of $1 per share, and 5,000,000 shares of Class B Convertible Preferred Stock, par value of $1 per share. No capital stock carries preemptive rights although owners of the preferred stock have the right to purchase additional shares of Common Stock in the event we ever sell Common Stock for a price below that which they paid for their preferred stock. Those prices ranged from $1 per share to $10 per share. There are no provisions in the Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws that would delay, defer, or prevent a change in control of RTI other than provisions in the Second Amended and Restated Articles of Incorporation that prohibit cumulative voting by shareholders and provisions which provide that the Board of Directors shall consist of two classes with each class elected every two years (except this initial year) in alternating years. We serve as our own registrar and transfer agent but are in the process of retaining the services of American Stock Transfer & Trust Company as registrar and transfer agent.

COMMON STOCK

     We are authorized to issue 100,000,000 shares of no par value Common Stock. As of the date of this Prospectus, there are 19,358,150 shares of Common Stock issued and outstanding. Additionally, 1,000,000 shares are set aside under both 1996 Stock Option Plans and 2,000,000 shares of Common Stock have been set aside under the 1999 Stock Option Plan for employees, Directors, and other qualified individuals. These shares are issuable upon the exercise of options. As of September 30, 2000, options for the purchase of 359,655 shares of Common Stock are exercisable. Options for the purchase of 369,655 shares of Common Stock become exercisable by December 31, 2000. No shares are held as treasury stock.

     Shares of our Common Stock have no conversion rights, no preemptive rights, and no restrictions on alienation and are fully paid and are not liable to further call or assessment. Each share of our Common Stock is entitled to share ratably in any asset available for distribution to holders of its equity securities upon liquidation of RTI, subject to the preference of the holders of each class and series of the preferred stock. Pursuant to the requirements of a loan from Texas Bank, we have agreed not to return capital to the shareholders or redeem outstanding shares without the bank's prior consent.

Voting Rights
-------------

     All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, have one vote per share on all matters to be voted upon by stockholders. The holders of the Common Stock elect the Directors subject to certain limited voting rights of the holders of the Series A Stock and Series II Stock where dividends are in arrears for 12 consecutive quarters. See "SERIES A CONVERTIBLE PREFERRED STOCK" and "SERIES II CLASS B CONVERTIBLE PREFERRED STOCK." Cumulative voting in the election of Directors is prohibited.

Dividends
---------

     Holders of our Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds available therefor. We have not paid any dividends on the Common Stock since RTI's inception and presently anticipates that all earnings, if any, will be retained for development of our business and that no dividends on its Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Board of Directors and will depend upon, among other things, future earnings, full payment of dividends on the Series A Stock, and Series I, Series II, Series III, and Series IV Stock, our operating and financial condition, our capital requirements, and general business conditions.

SERIES A CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 5,000,000 shares of Series A Stock at $1.00 par value and have 1,826,500 shares issued and outstanding held by 54 shareholders. The Board of Directors has the authority to divide the Series A Stock into series and to set the relative rights and preferences among the series, within the limitations provided by Article 2.13 of the Texas Business Corporation Act. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Designation, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of RTI, filed with the Secretary of the State of Texas, amending RTI's Articles of Incorporation, and setting forth the rights, preferences, and limitations of the Series A Convertible Preferred Stock.

Dividends
---------

     Holders of shares of Series A Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $.12 per share per annum, payable quarterly, commencing September 1, 1995. If a dividend upon any shares of Series A Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the Common Stock or any other stock of RTI ranking junior to the Series A Stock as to dividends. In addition, no Common Stock or any other stock ranking junior to the Series A Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of November 15, 2000, no dividends are in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series A Stock are generally not entitled to vote. In the event dividends payable on the Series A Stock shares shall be in arrears for 12 consecutive quarterly dividend periods, the holders of the majority of the outstanding Series A shares shall have the exclusive right (voting separately as a class with one vote per Series A share) to elect one-third of the Board of Directors which Directors shall serve until the next annual meeting or so long as such arrearage shall continue. As of March 31, 1999, dividends to Series A shareholders were in arrears for 12 consecutive dividend periods and accordingly, on October 4, 1999, the Series A shareholders elected three (one-third) of the Directors to the Board of Directors. The term of office of these Directors terminated by payment of all dividends due.

     So long as any shares of Series A Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series A Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series A Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of the Articles of Incorporation, or of the rights of the Series A Stock, so as to alter or change the powers, preferences, or special rights of the shares of the Series A Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series A Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into Common Stock at a conversion rate of one share of Common Stock for each share of Series A Stock. The conversion price is subject to adjustment in certain events.

Redemption Provisions
---------------------

     RTI prior to three years from the date of issuance may not redeem the Series A Stock. On and after such date, we may redeem the Series A Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice at the redemption price of $1.70 per share, together with accrued and unpaid dividends to the date fixed for redemption.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series A Stock are entitled to receive liquidating distributions equivalent to $1.50 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any stock ranking junior to the Series A Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series A Stock are not sufficient to satisfy the full liquidation rights of the Series A Stock, the holders of the Series A Stock will share ratably in any such distribution of assets.

Registration Rights
-------------------

     Until six months after the last shares of the Series A Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series A Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series A Stock the opportunity to have included in any one, but not more than two registrations shares of Common Stock acquired upon conversion of the Series A Stock. We are entitled to exclude the shares of any holder from a Maximum of one registration (on the advice of our investment banking firm that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.

CLASS B CONVERTIBLE PREFERRED STOCK (SERIES I, II, III, AND IV)

     We are authorized to issue 5,000,000 shares of Class B Convertible Preferred Shares at $1 par value per share. The Board of Directors of RTI has the authority to divide the Class B preferred shares into series and to set the relative rights and preferences among the series, within the limitations provided by Texas Business Corporation Act, Article 2.13. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the Certificates of Designation, Preferences, Rights, and Limitations of Series I, II, III, and IV Class B Convertible Preferred Stock of RTI, filed with the Secretary of the State of Texas, amending RTI's Articles of Incorporation, and setting forth the rights, preferences, and limitations of the Series I, II, III, and IV Class B Convertible Preferred Stock.

SERIES I CLASS B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 5,000,000 shares and have 366,600 shares outstanding held by 78 shareholders as of the date of this Prospectus. The Series I Stock ranks senior to the Common Stock with respect to dividends and upon liquidation, dissolution, or winding up and RTI treats them as junior to the 5,000,000 shares of Series A Stock.

Dividends
---------

     Holders of shares of Series I Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $.50 per share per annum, payable quarterly, commencing December 31, 1996. If a dividend upon any shares of Series I Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the Common Stock or any other stock ranking junior to the Series I Stock as to dividends. In addition, no Common Stock, or any other stock ranking junior to the Series I Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of November 15, 2000, $2,065,292 in dividends was in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series I Stock are not entitled to vote.

     So long as any shares of Series I Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series I Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series I Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series I Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series I Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series I Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into Common Stock at a conversion rate of one share of Common Stock for each share of Series I Stock. The conversion price is subject to adjustment in certain events.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series I Stock. On and after such date, we may redeem the Series I Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice, at the redemption price of $7.50 per share, together with accrued and unpaid dividends to the date fixed for redemption.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series I Stock are entitled to receive liquidating distributions equivalent to $6.25 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any stock ranking junior to the Series I Stock upon liquidation, dissolution, or winding up. If, upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series I Stock are not sufficient to satisfy the full liquidation rights of the Series I Stock, the holders of the Series I Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series I Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series I Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series I Stock the opportunity to have included in any one, but not more than two registrations shares of Common Stock acquired upon conversion of the Series I Stock. We are entitled to exclude the shares of any holder from a Maximum of one registration (on the advice of our investment banking firm that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.

SERIES II CLASS B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 5,000,000 shares and have 489,250 shares outstanding held by 88 shareholders as of the date of this Prospectus. The Series II Stock ranks senior to the Common Stock with respect to dividends and upon liquidation, dissolution, or winding up, and RTI treats them as junior to the 5,000,000 shares of Series A Stock and Series I Stock.

Dividends
---------

     Holders of shares of Series II Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $1 per share per annum, payable quarterly, commencing December 31, 1997. If a dividend upon any shares of Series II Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the Common Stock or any other stock ranking junior to the Series II Stock as to dividends. In addition, no Common Stock, or any other stock ranking junior to the Series II Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of November 15, 2000, $2,977,862 in dividends were in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series II Stock are generally not entitled to vote. In the event that dividends payable on the Series II Stock shall be in arrears for 12 consecutive quarterly dividend periods, the holders of a majority of the Series II Shares shall have the exclusive right (voting separately as a class with one vote per share of Series II Stock) to elect one-third of the Board of Directors to serve until the next annual meeting or so long as such arrearage shall continue.

     So long as any shares of Series II Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series II Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series II Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series II Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series II Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series II Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into Common Stock at a conversion rate of one share of Common Stock for each share of Series II Stock. The conversion price is subject to adjustment in certain events.

     In the event we file a registration statement, the holders of the Series II Stock will have the opportunity to convert their shares prior to the three-year holding period.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series II Stock. On and after such date, we may redeem the Series II Stock, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice at the redemption price of $15 per share, together with accrued and unpaid dividends to the date fixed for redemption.

     In the event we file a registration statement, we may, at our option, accelerate our redemption rights.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series II Stock are entitled to receive liquidating distributions equivalent to $12.50 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any stock ranking junior to the Series II Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series II Stock are not sufficient to satisfy the full liquidation rights of the Series II Stock, the holders of the Series II Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series II Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series II Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series II Stock the opportunity to have included in any one, but not more than two registrations shares of Common Stock acquired upon conversion of the Series II Stock. We are entitled to exclude the shares of any holder from a Maximum of one registration (on the advice of our investment banking firm that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.

     In the event we file a registration statement, the holders of the Series II Stock will have the opportunity to convert their shares prior to the three-year holding period, and we may, at our option, accelerate our redemption rights.

SERIES III CLASS B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 2,000,000 shares and have 165,745 shares outstanding held by 45 shareholders as of the date of this Prospectus. The Series III Stock ranks senior to the Common Stock with respect to dividends and upon liquidation, dissolution, or winding up, and we treat them as junior to the 5,000,000 shares of Series A Stock and Series I and II Stock.

Dividends
---------

     Holders of shares of Series III Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $1 per share per annum, payable quarterly, commencing December 31, 1998. If a dividend upon any shares of Series III Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the Common Stock or any other stock ranking junior to the Series III Stock as to dividends. In addition, no Common Stock or any other stock ranking junior to the Series III Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of November 15, 2000, $1,812,603 in dividends were in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series III Stock are not entitled to vote.

     So long as any shares of Series III Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series III Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series III Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series III Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series III Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series III Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into Common Stock at a conversion rate of one share of Common Stock for each share of Series III Stock. The conversion price is subject to adjustment in certain events.

     In the event we file a registration statement, the holders of the Series III Stock will have the opportunity to convert their shares prior to the three-year holding period. We may, at our option at any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series III Stock.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series III Stock. On and after such date, we may redeem the Series III Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice at the redemption price of $15 per share, together with accrued and unpaid dividends to the date fixed for redemption.

     In the event we file a registration statement, we may, at our option at any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series III Stock.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series III Stock are entitled to receive liquidating distributions equivalent to $12.50 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any stock ranking junior to the Series III Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series III Stock are not sufficient to satisfy the full liquidation rights of the Series III Stock, the holders of the Series III Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series III Stock is redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series III Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series III Stock the opportunity to have included in any one, but not more than two registrations shares of Common Stock acquired upon conversion of the Series III Stock. We are entitled to exclude the shares of any holder from a Maximum of one registration (if in our sole discretion we decides that the inclusion of such shares will materially interfere with the orderly sale of the securities being offered under such registration statement) so long as no other holder's shares are included in the registration.

     In the event we file an initial registration statement, the holders of the Series III Stock will have the opportunity to convert their shares prior to the three-year holding period. We may, at our option at any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series III Stock.

SERIES IV CLASS B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 1,300,000 shares and have 1,066,000 shares outstanding held by 14 shareholders as of the date of this Prospectus. The Series IV Stock ranks senior to the Common Stock with respect to dividends and upon liquidation, dissolution, or winding up, but we treat them as junior to the 5,000,000 shares of Series A Stock and Series I, II, and III Stock.

Dividends
---------

     Holders of shares of Series IV Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $1 per share per annum, payable quarterly, commencing December 31, 2000. If a dividend upon any shares of Series IV Stock is in arrears, no dividends may be paid or declared and set aside for payment or other distribution made upon the Common Stock or any other stock ranking junior to the Series IV Stock as to dividends. In addition, no Common Stock or any other stock ranking junior to the Series IV Stock as to dividends may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series IV Stock are not entitled to vote.

     So long as any shares of Series IV Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series IV Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series IV Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series IV Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series IV Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series IV Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into Common Stock at a conversion rate of one share of Common Stock for each share of Series IV Stock. The conversion price is subject to adjustment in certain events.

     In the event that we file an initial registration statement, the holders of Series IV Stock may convert their shares prior to the three-year holding period. We may also, at our option any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series IV Stock.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series IV Stock. On and after such date, we may redeem the Series IV Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice to convert or redeem the shares, at the redemption price of $11 per share, together with accrued and unpaid dividends to the date fixed for redemption.

     In the event that we file an initial registration statement, we may, at our option any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series IV Stock.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series IV Stock are entitled to receive liquidating distributions equivalent to $11 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any stock ranking junior to the Series IV Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series IV Stock are not sufficient to satisfy the full liquidation rights of the Series IV Stock, the holders of the Series IV Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series IV Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series IV Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series IV Stock the opportunity to have included in any one, but not more than two registrations shares of Common Stock acquired upon conversion of the Series IV Stock. We are entitled to exclude the shares of any holder from a Maximum of one registration (if in our sole discretion we decide that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.

     In the event that we file an initial registration statement, the holders of Series IV Stock may convert their shares prior to the three-year holding period. We may also, at our option any time within 180 days after the initial registration statement is deemed effective, demand the conversion of the Series IV Stock.

OVERVIEW OF RTI'S 1999 STOCK OPTION PLAN

     On September 14, 1999, the Board of Directors adopted the 1999 Stock Option Plan effective as of July 1, 1999 (the "Plan" for purposes of this section only). In order to qualify options under the Plan as incentive stock options ("ISOs"), the shareholders must approve the Plan on or before September 14, 2000. The shareholders approved the Plan on September 14, 1999. The Plan provides for the granting of ISOs and Non Qualified Stock Options ("NQSOs") as defined in the Plan and collectively referred to in this section only as "Awards." The purpose of the Plan is to encourage stock ownership by key employees, to provide an incentive for such employees to expand and improve the profitability of RTI, and to assist RTI in attracting and retaining key personnel through the grant of ISOs and NQSOs to purchase shares of common stock. The following description is intended to be a summary of the Plan's principal terms and is qualified in its entirety by reference to the complete text.

General
-------

     The Plan authorizes the Compensation and Benefits Committee or, in the absence of a committee, the Board of Directors to grant ISOs to key employees and NQSOs to other employees, independent contractors, and non-employee Directors. No Directors have options vesting within 60 days of this Prospectus.

     As of the date of this Prospectus, we have granted ISOs to purchase 825,300 shares of Common Stock and NQSOs to purchase 271,550 shares to employees under the 1999 Stock Option Plan. ISOs to purchase 119,750 shares and employee NQSOs to purchase 5,300 shares were cancelled under the terms of the Plan. 43,500 employee NQSOs were exercisable as of the date of this Prospectus. No ISOs were exercisable. The exercise price for the ISOs is $10. The NQSOs have exercise prices from $1 to $10. We granted NQSOs to purchase 358,200 shares to non-employees, 10,000 of which have been cancelled and none are exercisable as of the date of this Prospectus.

Exercisable options under the 1999 Stock Option Plan are shown below:

All Options, Including Officers and
Significant Employees                                 1999    2000     2001     2002     2003
ISOs
                                                         -       -  161,200  207,075  337,275
Employee NQSOs                                      26,000  27,500  101,250   67,500   44,000
Nonemployee Directors NQSOs                              -       -   45,000   30,500   30,500
Nonemployee NQSOs                                        -  10,000  147,200   67,498   17,502
                                                    ------  ------  -------  -------  -------

Total                                               26,000  37,500  454,650  372,573  429,277
                                                    ======  ======  =======  =======  =======

Officers and significant employees                    1999    2000     2001     2002     2003
ISOs                                                     0       0   48,900   74,075   96,875
Nonemployee Directors NQSOs                              0       0   45,000   30,500   30,500
Employee NQSOs                                           0  20,000   98,800   67,500   42,000
                                                    ------  ------  -------  -------  -------
Total                                                    0  20,000  192,700  172,075  169,375
                                                    ======  ======  =======  =======  =======

     A Maximum of 2 million shares of Common Stock are reserved and available for distribution pursuant to Awards granted under the Plan, subject to adjustment to reflect a subdivision or consolidation of shares or any other capital adjustment, payment of a stock dividend, or other increase or decrease in such shares effected without consideration. Shares may be distributed under the Plan, in whole or in part, from authorized and unissued shares or treasury shares. The Compensation and Benefits Committee shall be responsible to the Board of Directors for the operation of the Plan and shall make recommendations to the Board of Directors with respect to participation in the Plan and with respect to the terms, limitations, restrictions, conditions, and extent of that participation. The interpretation and construction of a provision of the Plan by the Compensation and Benefits Committee shall be final unless otherwise determined by the Board of Directors. The Board of Directors, upon recommendation by the Compensation and Benefits Committee or upon its own action, may grant stock options. Options may not be exercised by tendering outstanding shares except as permitted by the Compensation and Benefits Committee, in its sole discretion.

Awards
------

     Options granted under the Plan may be ISOs, as defined under and subject to
Section 422 of the Internal Revenue Code (the "Code"), or NQSOs.

     The options will be exercisable at such times and subject to such terms and conditions as the Board of Directors or the Compensation and Benefits Committee may determine. All options must expire no later than ten years from the date of grant in the case of ISOs held by a non-10 percent shareholder, no later than five years from the date of grant in the case of a 10 percent shareholder, and as determined by the Board of Directors/Compensation and Benefits Committee at the date of grant in the case of NQSOs.

     Generally, ISOs will terminate three months after termination of the optionee's employment without cause and automatically upon termination for cause, or one year following the termination of employment due to death or permanent disability; provided, however, that options will expire prior to said times if and at such time that the original option exercise term otherwise expires. Generally, options may be exercised only to the extent exercisable on the date of termination, death, or disability. Generally, NQSOs will terminate automatically upon termination of the optionee's employment for cause and one year following termination of employment due to death. Nonvested NQSOs are forfeited upon termination of employment with or without cause, permanent disability, or death; provided, however, that options will expire prior to said times if and at such time that the original option exercise term otherwise expires.

     The option price for any ISO will not be less than 100 percent of the fair market value of the Common Stock as of the date of grant. In the event the optionee is a 10 percent shareholder, the price of the ISO shall be 110 percent of the fair market value of the Common Stock as of the date of grant. In the event the optionee is not a 10 percent shareholder, the price of the ISO shall be 100 percent of the fair market value of the Common Stock as of the date of grant. The Board of Directors has set $10 as the fair market value of RTI's Common Stock for ISOs granted to date. The option price for an NQSO will be determined by the Board of Directors or Compensation and Benefits Committee on the date of grant. The holder of an NQSO must, prior to issuance of a stock certificate, remit to us the amount, if any, of any taxes required to be withheld upon exercise of the NQSO.

     The ISOs are not transferable except by will or the laws of descent and distribution. NQSOs may not be transferred for a period of one year from the date of grant to a nonaffiliate and may not be transferred for a period of two years from the date of grant to affiliates.

Miscellaneous
-------------

     The Plan may be amended or discontinued by the Board of Directors or the Compensation and Benefits Committee provided that the Board of Directors may not, without the approval of the stockholders: (a) except as expressly provided in the Plan, increase the total number of shares reserved for the purposes of the Plan, (b) decrease the option price of an ISO to less than the amounts provided for in the Plan, and (c) extend the duration of the Plan. No amendment, alteration, or discontinuation may impair the rights of an optionee without his consent.

     Under the Plan, the Board of Directors and Compensation and Benefits Committee has wide discretion and flexibility, enabling it to administer the Plan in the manner it determines to be in the best interest of RTI. Thus, Awards may be granted in various combinations and sequences and may be subject to various conditions, restrictions, and limitations at grant or upon exercise or payment not inconsistent with the terms of the Plan. The Board of Directors' and Compensation and Benefits Committee's determinations with respect to which employees will receive Awards, and the form, amount and frequency, and the terms and conditions thereof, need not be uniform as to similarly situated persons. The designation of an employee to receive one form of an Award under the Plan does not require the Board of Directors or Compensation and Benefits Committee to designate or entitle such employee to receive any other form of Award.

     The Plan limits the number of ISOs that can be issued to key employees. Other than limiting Awards to key employees, there are no restrictions on the number of Officers or other employees eligible to receive Awards or the Awards that may be granted to one person. In addition, the Plan does not limit the aggregate number of Awards that may be granted except that the number of shares reserved for distribution under the Plan cannot exceed 2 million shares.

OVERVIEW OF THE 1996 INCENTIVE STOCK OPTION PLAN OF RTI

     On January 30, 1996, the Board of Directors adopted the 1996 Incentive Stock Option Plan of RTI (the "Plan" for purposes of this section only). The shareholders adopted the Plan on April 26, 1996. The Plan provides for the granting of ISOs as defined in the Plan and collectively referred to in this section only as "Awards." The purpose of the Plan is to encourage stock ownership by certain Officers and key employees, in attracting qualified personnel to RTI, and to provide additional incentives for such employees to promote and contribute to our success. The following description is intended to be a summary of the Plan's principal terms and is qualified in its entirety by reference to the complete text.

General
-------

     The Plan authorizes the Compensation and Benefits Committee to grant ISOs to current, full-time employees. As of the date of this Prospectus, ISOs for the right to purchase 184,550 shares of Common Stock have been granted of which 73,800 have terminated under the provisions of the Plan. The exercise price for the ISOs is $10. As of the date of this Prospectus, options for the purchase of 47,500 shares granted to Directors have vested. Stock options, which were granted under the Plan but which do not meet certain statutory requirements for ISOs, are classified as NQSOs.

     As of December 15, 2000, we had granted NQSOs for the purchase of 344,205 shares to employees under the 1996 Incentive Stock Option Plan of which 178,800 have terminated under the provisions of the Plan. The NQSOs have exercise prices from $1 to $10.

Exercisable Options under the 1996 Incentive Stock Option Plan are as follows:

All Options, Including Officers and
Significant Employees                                       1999           2000          2001
ISOs                                                           0          1,750       109,000

NQSOs                                                     41,105        124,300             0
                                                          ------        -------       -------

                                                          41,105        126,050       109,000
                                                          ======        =======       =======

Officers and significant employees
                                                            1999           2000          2001
ISOs                                                           0              0        55,000

NQSOs                                                     29,500         70,000             0
                                                          ------        -------       -------

                                                          29,500         70,000        55,000
                                                          ======        =======       =======

     Under the 1996 Incentive Stock Option Plan, a Maximum of 800,000 shares of Common Stock are reserved and available for distribution pursuant to Awards granted under the Plan, subject to adjustment to reflect a subdivision or consolidation of shares, payment of a stock dividend on Common Stock or other increase or decrease in such shares effected without consideration. If shares subject to an Award granted under the Plan ceases to be subject to such Awards, such shares will again be available for distribution under the Plan. Shares may be distributed under the Plan, in whole or in part, from authorized and unissued shares. The Compensation and Benefits Committee shall be responsible to the Board of Directors for the operation of the Plan and shall make recommendations to the Board of Directors with respect to participation in the Plan and with respect to the terms, limitations, restrictions, conditions, and extent of that participation. The interpretation and construction of a provision of the Plan by the Compensation and Benefits Committee shall be final unless otherwise determined by the Board of Directors.

Awards
------

     Options granted under the Plan shall be ISOs as defined under and subject to Section 422 of the Code.

     The options will be exercisable at such times and subject to such terms and conditions as the Compensation and Benefits Committee may determine. In no event shall an option be exercisable prior to three years from the date of grant or after the expiration of ten years from the date of grant.

     Generally, ISOs will terminate three months after termination of the optionee's employment if termination is for a reason other than death or disability. If termination is by disability, the Compensation and Benefits Committee has the right to extend the exercise period for up to one year from termination. If the termination is a result of death, the option may be exercised within three months after death. Generally, options may be exercised only to the extent exercisable on the date of termination, death, or disability.

     The option price for any ISO will not be less than 100 percent of the fair market value of the Common Stock as of the date of grant. In the event the optionee is a 10 percent shareholder, the price of the ISO shall be 110 percent of the fair market value of the Common Stock as of the date of grant. In the event the optionee is not a 10 percent shareholder, the price of the ISO shall be 100 percent of the fair market value of the Common Stock as of the date of grant.

     The options are not transferable except by will or the laws of descent and distribution. In the event an optionee exercises his option and we issue shares as a result of that exercise, no disposition of the resulting shares by the optionee may be made within three years from the date of the grant of the option or within one year after transfer of such shares to the optionee. We shall not be required upon exercise of an option to issue or deliver shares prior to completion of registration or other qualification under any state or federal law as we shall determine to be desirable. In the event the optionee exercises his option and receives a bona fide offer for all or a portion of the shares, he shall give us the exclusive right and option within 15 days of the date of notice to us to purchase the shares on the same terms. In the event of a dissolution of RTI or a merger where we are not the surviving entity, each option shall terminate but not before we give 30 days' notice of the optionee's right to exercise his option.

Miscellaneous
-------------

     The Plan may be amended or discontinued by the Board of Directors or the Compensation and Benefits Committee provided that they may not modify an outstanding option so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution thereof specifying a lower price. The Plan may be modified or amended by affirmative vote of the majority of the Common Stock plus the affirmative vote of all the remaining stock. No amendment, alteration, or discontinuation may impair the rights of an optionee without his consent.

     Under the Plan, the Compensation and Benefits Committee has wide discretion and flexibility, enabling it to administer the Plan in the manner it determines to be in our best interest. Thus, Awards may be granted in various combinations and sequences and may be subject to various conditions, restrictions, and limitations at grant or upon exercise or payment not inconsistent with the terms of the Plan. The Compensation and Benefits Committee's determinations, with respect to which employees will receive Awards, and the form, amount and frequency, and the terms and conditions thereof, are subject to wide discretion. The designation of an employee to receive one form of an Award under the Plan does not require the Board of Directors or Compensation and Benefits Committee to designate or entitle such employee to receive any other form of Award.

     The Plan does limit the employees eligible to receive Awards to certain Officers and key employees and contain limits on the number of shares which may be subject to options which may be granted to any one person. However, the Plan does not limit the aggregate number of Awards that may be granted except that the number of shares reserved for distribution under the Plan cannot exceed 800,000 shares.

OVERVIEW OF RTI'S 1996 STOCK OPTION PLAN FOR DIRECTORS AND OTHER INDIVIDUALS

     On April 23, 1996, the Board of Directors adopted RTI's 1996 Stock Option Plan for Directors and Other Individuals (the "Plan" for purposes of this section only). The Plan provides for the granting of NQSOs as defined in the Plan and collectively referred to in this section only as "Awards." The purpose of the Plan is to encourage stock ownership by certain Directors and other individuals, in attracting qualified Directors to our Board of Directors and to provide additional incentives for such Directors to promote and contribute to our success. The following description is intended to be a summary of the Plan's principal terms and is qualified in its entirety by reference to the complete text.

General
-------

     The Plan authorizes the Compensation and Benefits Committee to grant NQSOs to members of our current Board of Directors and other individuals who have made a contribution toward our success, who have served continuously as a Director for not less than three years from grant, or who have continuously provided services as a consultant, independent contractor, or otherwise for not less than three years from grant and who before such option is not the holder of more than 10 percent of the total combined voting power or value of all classes of stock.

     As of December 15, 2000, we granted 283,500 NQSOs for the purchase of 283,500 shares to non-employees, and options for the purchase of 98,000 shares have been cancelled. The prices ranged from $1 to $10. Exercisable Options under the 1996 Stock Option Plan for Directors and Other Individuals are as follows:

All Options, Including Officers and
Significant Employees                                                          1999           2000             2001
Nonemployee Directors NQSOs                                                   25,000         20,000           16,000
Employee Directors NQSOs                                                       2,500              0                0
Nonemployee NQSOs                                                             46,500         45,000           30,500
                                                                              ------         ------           ------

Total                                                                         74,000         65,000           46,500
                                                                              ======         ======           ======

Officers and significant employees                                              1999           2000             2001
Employee Directors NQSOs                                                       2,500              0                0
Nonemployee Directors NQSOs                                                   25,000         20,000           16,000
                                                                              ------         ------           ------
Total                                                                         27,500         20,000           16,000
                                                                              ======         ======           ======

     A Maximum of 200,000 shares of Common Stock are reserved and available for distribution pursuant to Awards granted under the Plan, subject to adjustment to reflect a subdivision or consolidation of shares payment of a stock dividend on Common Stock or other increase or decrease in such shares effected without consideration. If shares subject to an Award granted under the Plan ceases to be subject to such Awards, such share will again be available for distribution under the Plan. Shares may be distributed under the Plan, in whole or in part, from authorized and unissued shares. The Compensation and Benefits Committee shall be responsible to the Board of Directors for the operation of the Plan and shall make recommendations to the Board of Directors with respect to participation in the Plan and with respect to the terms, limitations, restrictions, conditions, and extent of that participation. The interpretation and construction of a provision of the Plan by the Compensation and Benefits Committee shall be final unless otherwise determined by the Board of Directors.

Awards
------

     Options granted under the Plan shall be NQSOs.

     The options will be exercisable at such times and subject to such terms and conditions as the Compensation and Benefits Committee may determine. In no event shall an option be exercisable prior to three years from the date of grant or after the expiration of ten years from the date of grant.

     Generally, the options will terminate three months after termination of the optionee's service if termination is for a reason other than death or disability. If termination is by disability, the Compensation and Benefits Committee has the right to extend the exercise period for one year from termination. If the termination is a result of death, the option may be exercised within three months after death. Generally, options may be exercised only to the extent exercisable on the date of termination, death, or disability.

     The option price for any option will not be less than 100 percent of the fair market value of the Common Stock as of the date of grant. In the event the optionee is a 10 percent shareholder, the price of the option shall be 110 percent of the fair market value of the Common Stock as of the date of grant. In the event the optionee is not a 10 percent shareholder, the price of the option shall be 100 percent of the fair market value of the Common Stock as of the date of grant.

     The NQSOs are not transferable except by will or the laws of descent and distribution. In the event an optionee exercises his option and we issue shares as a result of that exercise, no disposition of the resulting shares by the optionee may be made within three years from the date of the grant of the option. We are not required upon exercise of an option to issue or deliver shares prior to completion of registration or other qualification under any state or federal law as we shall determine to be desirable. In the event the optionee exercises his option and receives a bona fide offer for all or a portion of the shares, he shall give us the exclusive right and option within 15 days of the date of notice to us to purchase the shares on the same terms. In the event of a dissolution of RTI or a merger where we are not the surviving entity, each option shall terminate but not before we give 30 days' notice of the optionee's right to exercise his option.

Miscellaneous
-------------

     The Plan may be amended or discontinued by the Board of Directors or the Compensation and Benefits Committee provided that it may not modify an outstanding option so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution thereof specifying a lower price. The Plan may be modified or amended by affirmative vote of the majority of the Common Stock plus the affirmative vote of all the remaining stock. No amendment, alteration, or discontinuation may impair the rights of an optionee without his consent.

     Under the Plan, the Compensation and Benefits Committee has wide discretion and flexibility, enabling it to administer the Plan in the manner it determines to be in our best interest. Thus, Awards may be granted in various combinations and sequences and may be subject to various conditions, restrictions, and limitations at grant or upon exercise or payment not inconsistent with the terms of the Plan. The Compensation and Benefits Committee's determinations with respect to which employees will receive Awards, and the form, amount and frequency, and the terms and conditions thereof, are subject to wide discretion. The designation of an employee to receive one form of an Award under the Plan does not require the Board of Directors or Compensation and Benefits Committee to designate or entitle such employee to receive any other form of Award.

     The Plan does not limit either the number of persons eligible to receive Awards or the type or number of shares which may be subject to options or other Awards which may be granted to any one person. In addition, the Plan does not limit the aggregate number of Awards that may be granted except that the number of shares reserved for distribution under the Plan cannot exceed 200,000 shares.

OPTION FOR CONVERSION OF LOAN PRINCIPAL INTO COMMON STOCK

     Pursuant to the agreement between RTI and Abbott, Abbott agreed to make periodic loans to us prior to June 30, 2005, in increments of $1,000,000 in an aggregate amount of up to $5,000,000. Pursuant to the Abbott Agreement, we gave Abbott the right, at its option, to convert any and all principal amounts owed into Common Stock at a price of $10 per share (adjustable for events affecting the number of outstanding shares of Common Stock). We have borrowed $5 million under the Abbott Agreement. Abbott also holds registration rights with respect to the shares of Common Stock issued upon conversion of any principal amount lent pursuant to the Abbott Agreement. Subject to limitations contained in the Abbott Agreement and related Registration Rights Agreement, these registration rights include the following:

  . Any time after we become eligible to file a registration statement on Form S-3, Abbott may require that we use our best efforts to effect a registration of Abbott Common Stock acquired by conversion of any principal amounts owed (the "Registerable Securities") only where Abbott agrees to abide by the terms of the underwriting as agreed upon by the underwriters and us. The right to request registration may not be exercised more than three times. This right is subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions.

  . If we register any Common Stock in a public offering for cash whether as a primary or secondary offer or pursuant to registration rights granted to other holders (not including a registration relating solely to employee benefit plans on Form S-8 or registration on Form S-4 relating solely to a transaction subject to Rule 145), Abbott is entitled to request and we must take reasonable efforts to include the Registerable Securities in the registration. This right is subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     The following is a brief summary of our understanding of the principal anticipated federal income tax consequences of Awards made under the Plans based upon the applicable provisions of the Code in effect on the date hereof. This summary is not intended to be exhaustive and does not describe foreign, state, or local tax consequences.

Incentive Stock Options Generally
---------------------------------

     An optionee will not realize taxable income at the time an ISO is granted or exercised. Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years of the date of grant or within one year after exercise of the option, then (a) any gain upon the subsequent sale of the shares will be taxed to the optionee as a capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to us for federal income tax purposes. The spread between the ISO price and the fair market value of the shares at the time of exercise is a preference item for purposes of the alternative Minimum tax.

     If an optionee disposes of shares acquired upon the exercise of an ISO before the expiration of the holding periods described above, then generally (a) the optionee will be taxed as if he had received compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less, the amount realized on value of the shares on the disposition of the shares) over the option price paid for such shares, and (b) we will generally be entitled to a corresponding deduction in that year. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by us.

     Exercise of an ISO may cause the optionee to incur alternative Minimum tax liability even if he has no taxable income from the exercise under general income tax principles.

     Stock acquired through exercise of an ISO must be held for more than 12 months to obtain long-term capital gains treatment.

     All stock acquired pursuant to the exercise of an ISO is subject to the holding period rules and disqualifying disposition rules described above. Pursuant to the Plan, an ISO can only be exercised by payment of the consideration in cash.

     To the extent that the fair market value of the Common Stock (determined as of the date of grant) subject to ISOs exercisable for the first time by an optionee during any calendar year exceeds $100,000, those options will not be considered ISOs.

Nonqualified Stock Options Generally
------------------------------------

     An optionee will generally not recognize taxable income at the time an NQSO is granted, but taxable income will be realized, and we will generally be entitled to a deduction, at the time of exercise of the NQSO. The amount of income and our deduction will be equal to the difference between the fair market value of the shares on the date of exercise and the NQSO exercise price. The income realized will be taxed to the optionee at the ordinary income tax rates for federal income tax purposes. Withholding is required upon exercise of an NQSO. On subsequent disposition of the shares acquired upon exercise of an NQSO, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise.

Withholding Generally
---------------------

     Under the Plans, a participant must pay to us, no later than the date on which an amount first becomes includable in the participant's gross income for federal income tax purposes with respect to an Award, any taxes required to be withheld with respect to such amount. Such withholding may generally not be settled with shares that constitute part of the Award giving rise to the withholding obligation unless the Compensation and Benefits Committee grants special permission. Otherwise, withholding must be made in a manner that provides cash to us. The amount of income recognized is not reduced by the retention by us of shares issuable under an Award to satisfy withholding obligations; the transaction is taxed as if the shares were sold.


           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
           --------------------------------------------------------

SHAREHOLDERS

     Currently, there is no public trading market for our Common Stock. The 19,358,150 shares of outstanding Common Stock are currently held 57.9% by our Chief Executive Officer, Thomas J. Shaw, and 14.5% by Lillian E. Salerno, a Director. As of December 17, 2000 1,781,655 shares of Common Stock are subject to outstanding options and 3,914,095 Shares are reserved for issuance upon conversion of both the Series A and Class B stock. 7,725 shares of Series IV Stock (convertible into Common Stock on a one-for-one basis) are reserved for issuance upon exercise of warrants. 500,000 shares of Class B stock are reserved for issuance as a dividend.

DIVIDENDS

     We have not ever declared or paid any dividends on the Common Stock. We have no current plans to pay any cash dividends on the Common Stock. We intend to retain all earnings, except those required to be paid to the holders of the preferred sock, to support operations and future growth. As of December 15, 2000, approximately $6,855,756 in dividends were in arrears on the Class B Preferred Stock. We have the right to issue 500,000 Shares of Class B Shares as a dividend. Pursuant to the requirements of a loan from Texas Bank, we have agreed not to return capital to the shareholders or redeem outstanding Shares without the bank's prior consent. We did have permission from the bank for the dividends and the recent redemption of Series A Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16 of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Commission initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our Common Stock and our other equity securities. Officers, Directors, and greater than 10% shareholders are required by the Commission's regulations to furnish us with copies of all Section 16(a) reports they file.

     To our knowledge, all Directors, Officers and holders of more than 10% of our Common Stock filed all reports required by Section 16(a) of the Exchange Act during the current fiscal year as of the date of this Prospectus, summarized as follows:

===========================================================================
    NAME OF REPORTING PERSON                   FORM FILED      DATE FILED
---------------------------------------------------------------------------
Thomas J. Shaw                                    Form 3    August 22, 2000
---------------------------------------------------------------------------
Steven R. Wisner                                  Form 3    August 22, 2000
---------------------------------------------------------------------------
Douglas W. Cowan                                  Form 3    August 22, 2000
---------------------------------------------------------------------------
Michele M. Larios                                 Form 3    August 22, 2000
---------------------------------------------------------------------------
Lillian E. Salerno                                Form 3    August 22, 2000
---------------------------------------------------------------------------
Jimmie Shiu, M.D.                                 Form 3    August 22, 2000
---------------------------------------------------------------------------
Clarence Zierhut                                  Form 3    August 22, 2000
---------------------------------------------------------------------------
Marwan Saker                                      Form 3    August 22, 2000
---------------------------------------------------------------------------
Edith A. Zagona                                   Form 3    August 22, 2000
---------------------------------------------------------------------------
Russell B. Kuhlman                                Form 3    August 22, 2000
===========================================================================

REPORTS ON 8-K

     We have not filed any reports on Form 8-K.

TRANSFER AGENT

     We currently serve as our own transfer agent but are in the process of retaining American Stock Transfer & Trust Co. as our transfer agent and registrar.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------

     Management believes that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. There are no preset limits on payments to related parties. Payments are made after services are provided.

     Thomas J. Shaw, our President and Chief Executive Officer who beneficially owns 57.9 percent of the Common Stock, was paid a licensing fee of $500,000 (amortized over 17 years) by us for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute all the retractable medical safety products. In addition, Mr. Shaw receives a 5 percent gross royalty on all licensed products sold to customers over the life of the technology licensing agreement. Mr. Shaw was paid a royalty of $110,197 and $42,571 for 1999 and 1998, respectively. Mr. Shaw was paid $429,077 in royalties from January 1, 2000, to the date of this Prospectus. As of the date of this Prospectus, Mr. Shaw has been paid $539,274 as a royalty for the two years ended December 15, 2000.

     In September 1996, we purchased the 3cc prototype molds from Thomas J. Shaw, d/b/a Checkmate Engineering, a sole proprietorship. The purchase was financed by a note for the full purchase price of $108,252. The note provided for no interest for the first 305 days and, subsequently, interest at a rate of 12 percent per annum. Interest expense related to this note was $1,400 and $5,258 for the years ended December 31, 1999 and 1998, respectively. The note was paid in full in 1999.

     Lillian E. Salerno, a Director, d/b/a Mill Street Enterprises ("Mill Street"), a sole proprietorship, leases offices at 618, 620, and 622 S. Mill Street, in Lewisville, Texas, to us for our marketing and sales department. The lease is for a five-year term commencing July 1, 1997, and ending June 30, 2002, at an annual rental rate of $22,800. We also have a lease for additional office space with Mill Street for one year commencing April 1, 2000, at a rate of $1,000 per month. Lease payments for $30,500 have been paid in 2000.

     A former Director, Robert Stathopulos, was paid consulting fees by us of $96,372 in 1999 and $129,817 in 2000 through the date of this Prospectus.

     Douglas W. Cowan, a Director and the Chief Financial Officer and Treasurer, received $76,651 and $58,345 in 1998 and 1999, respectively, for accounting and other consulting services prior to becoming a Director and employee.

     We paid $23,381 and $30,258 in 1999 and 1998, respectively, and $10,537 has been paid in 2000, to family members of our Chief Executive Officer for various consulting services.

     Pursuant to a Consulting Agreement between RTI and Lillian E. Salerno d/b/a MediTrade International, Ms. Salerno, a Director, was advanced $37,500 in September, 2000 for setting up operations in Europe. This advance will be recouped over the remaining period of the contract.


                               LEGAL PROCEEDINGS
                               -----------------

     We filed a lawsuit on September 30, 1998, in the District Court of Brazoria County in the 239th Judicial District against B-D, Tyco International (U.S.), Inc., VHA, Inc., The Community Hospital of Brazosport, Angleton-Danbury General Hospital, and Sweeny Community Hospital. We are alleging an antitrust conspiracy between the defendants whereby they contracted among themselves and many other hospitals, doctors, and healthcare organizations in order to exclude us from selling the safety syringes and to maintain their own market share in violation of Texas Free Enterprise and Antitrust Act ("TFEAA"). The case is still in the discovery stage. We are not a party to any other legal proceeding. As of the date of this Prospectus, we have dropped Angleton-Danbury General Hospital from the lawsuit. We have added TYCO Healthcare Group, L.P., Premier, Inc., Novation, LLC, and Premier Purchasing Partners L.P. to the lawsuit. We are seeking all damages to which we are entitled, including actual damages, exemplary damages, injunctive relief, attorneys' fees, costs of court and pre-and post- judgment interest. The amount of damages incurred is being researched and cannot be stated with certainty at this time.


           DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
           ---------------------------------------------------------
                          SECURITIES ACT LIABILITIES
                          --------------------------

     Our Directors and Officers are indemnified as provided in the Texas Corporation Act and our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws as well as by contract. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Officers, and Controlling Persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director or Officer in the successful defense of any action, suit, or proceeding) is asserted by such Director or Officer in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 LEGAL MATTERS
                                 -------------

     Krage & Janvey, L.L.P. will pass upon the validity of the Common Stock and certain other legal matters for us.


                                  ACCOUNTANTS
                                  -----------

     The Board of Directors appointed PricewaterhouseCoopers LLP as our independent accountants.


                                    EXPERTS
                                    -------

     The financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and the period from inception (May 9, 1994) to December 31, 1999 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in RTI or any of its affiliates. Nor was any such person connected with RTI or any of its affiliates as a promoter, underwriter, voting trustee, Director, Officer, or employee.


                     WHERE TO FIND ADDITIONAL INFORMATION
                     ------------------------------------

     As of August 22, 2000, we are a reporting company as defined under the Exchange Act. Accordingly, we have and will file Forms 10K-SB, 10Q-SB, proxy statements, and any other periodic reports required by the Exchange Act.

     The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is (http://www.sec.gov). RTI's web
                                                  ------------------
page is currently under construction. The Internet address for RTI is (http://www.vanishpoint.com/).
 ---------------------------

                             FINANCIAL STATEMENTS
                             --------------------

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                                                          Page
                                                          ----

Report of Independent Accountants                           56

Financial Statements:

  Balance Sheets as of December 31, 1999 and 1998           57

  Statements of Operations for the years ended
  December 31, 1999, 1998 and 1997 and inception
  (May 9, 1994) through December 31, 1999                   58

  Statements of Changes in Stockholders' Equity
  for the years ended December 31, 1999, 1998 and 1997      59

  Statements of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997 and inception
  (May 9, 1994) through December 31, 1999                   62

  Notes to Financial Statements                             63


                       Report of Independent Accountants


To the Board of Directors and
the Stockholders of Retractable Technologies, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Retractable Technologies, Inc. (a development stage enterprise) at December 31, 1999 and 1998, and the results of its operations, its changes in stockholders' equity and its cash flows for each of the three years in the period ended December 31, 1999 and the period from inception (May 9, 1994) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
Dallas, Texas
September 12, 2000

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                                    December 31,
                                                                                          ------------        ------------
ASSETS                                                                                        1999                1998
                                                                                          ------------        ------------
Current assets:
    Cash and cash equivalents                                                             $    646,005        $  1,627,863
    Accounts receivable, net of allowance for doubtful accounts of
        $10,972 and $0, respectively                                                           599,424             100,728
    Inventories                                                                                677,962             653,958
    Other current assets                                                                        47,800              51,103
                                                                                          ------------        ------------

        Total current assets                                                                 1,971,191           2,433,652
    Property, plant and equipment, net                                                      10,101,524           8,923,842
    Restricted certificates of deposit                                                         600,000             600,000
    Intangible assets and deferred charges, net                                                536,014             554,757
                                                                                          ------------        ------------

        Total assets                                                                      $ 13,208,729        $ 12,512,251
                                                                                          ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                                      $    844,165        $    332,241
    Current portion of long-term debt                                                          463,329             431,743
    Note payable to related party                                                                    -              25,966
    Accrued compensation                                                                       118,038             107,226
    Marketing fees payable                                                                     338,526                   -
    Other accrued liabilities                                                                  250,783              52,491
                                                                                          ------------        ------------

        Total current liabilities                                                            2,014,841             949,667

Long term debt, net of current maturities                                                    2,506,335           2,870,959

Stockholders' equity:
    Preferred stock $1 par value:
        Class A; authorized, issued and outstanding:  5,000,000 shares
            (liquidation preference of $7,500,000)                                           5,000,000           5,000,000
        Class B; authorized:  5,000,000 shares
            Series I Class B; issued and outstanding:
                1,000,000 shares, (liquidation preference of $6,250,000)                     1,000,000           1,000,000
            Series II Class B; issued and outstanding:
                1,000,000 shares, (liquidation preference of $12,500,000)                    1,000,000           1,000,000
            Series III Class B; issued and outstanding:
                1,160,200  and 301,800 shares, respectively, (liquidation
                 preference of                                                               1,160,200             301,800
                $14,502,500 and $3,772,500, respectively)
    Common stock, no par value; authorized:  40,000,000 shares; issued and
        outstanding:  14,000,000 shares                                                              -                   -
    Additional paid-in capital                                                              23,565,235          16,379,481
    Unearned compensation                                                                     (185,635)           (370,917)
    Deficit accumulated during the development stage                                       (22,852,247)        (14,618,739)
                                                                                          ------------        ------------

        Total stockholders' equity                                                           8,687,553           8,691,625
                                                                                          ------------        ------------

            Total liabilities and stockholders' equity                                    $ 13,208,729        $ 12,512,251
                                                                                          ============        ============



              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                        Cumulative
                                                                 Years ended December 31,                  From
                                                  -------------------------------------------------      Inception
                                                       1999              1998              1997        (May 9, 1994)
                                                  --------------    --------------    -------------    -------------
Sales, net                                        $    3,375,158    $      845,559    $     262,315    $   4,483,032
Cost of sales                                          2,331,070           765,448          474,147        3,570,665
                                                  --------------    --------------    -------------    -------------
Gross margin (deficit)                                 1,044,088            80,111         (211,832)         912,367

Operating expenses
   Preproduction manufacturing                         1,837,830         1,004,828        1,496,418        5,457,201
   Sales and marketing                                 3,742,779         1,539,822        1,394,024        7,047,952
   Research and development                              842,062           763,690          266,029        2,326,127
   General and administrative                          2,863,989         2,419,821        1,952,561        8,807,932
                                                  --------------    --------------    -------------    -------------
      Total operating expenses                         9,286,660         5,728,161        5,109,032       23,639,212

      Loss from operations                            (8,242,572)       (5,648,050)      (5,320,864)     (22,726,845)

Interest income                                          122,028           162,116          133,413          647,042
Interest expense, net                                   (112,964)         (218,154)        (336,749)        (772,444)
                                                  --------------    --------------    -------------    -------------

      Net loss incurred during development stage  $   (8,233,508)       (5,704,088)      (5,524,200)     (22,852,247)
                                                  ==============    ==============    =============    =============

Net loss per share (basic and diluted)            $        (0.80)   $        (0.56)   $       (0.49)   $       (2.17)
                                                  ==============    ==============    =============    =============
Weighted average common shares outstanding            14,000,000        14,000,000       14,000,000       14,000,000
                                                  ==============    ==============    =============    =============




              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

A Development Stage Enterprise

STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
------------------------------------------------------------------------------------------------------------------------------------


                                                             Class A              Series I Class B          Series II Class B
                                                     -------------------------------------------------------------------------------
                                                       Shares       Amount       Shares       Amount       Shares       Amount
                                                     -------------------------------------------------------------------------------
Balance as of December 31, 1996                        5,000,000  $ 5,000,000      983,000  $   983,000               $
Issued Preferred Series I Class B
   9,000 shares, $1 par                                                              9,000        9,000
Issued Preferred Series II Class B
   945,700 shares, $1 par                                                                                    945,700      945,700
Issuance of compensatory stock options
Recognition of stock option compensation
Collections of notes receivable
Reclassification of note receivable
   to reflect collection
Net loss incurred during development stage
                                                     -------------------------------------------------------------------------------
Balance as of December 31, 1997                        5,000,000  $ 5,000,000      992,000  $   992,000      945,700  $   945,700
                                                     -------------------------------------------------------------------------------
Issued Preferred Series I Class B
   8,000 shares, $1 par                                                              8,000        8,000
Issued Preferred Series II Class B
   54,300 shares, $1 par                                                                                      54,300       54,300
Issued Preferred Series III Class B
   301,800 shares, $1 par (net of
   commissions and other expenses
   of $290,221)
Issuance of compensatory stock options
Recognition of stock option compensation
Terminations of stock options
Net loss incurred during development stage
                                                     -------------------------------------------------------------------------------
Balance as of December 31, 1998                        5,000,000  $ 5,000,000    1,000,000  $ 1,000,000    1,000,000  $ 1,000,000
                                                     -------------------------------------------------------------------------------
Issued Preferred Series III Class B
   858,400 shares, $1 par
Issuance of compensatory stock options
Recognition of stock option compensation
Terminations of stock options
Net loss incurred during development stage
                                                     -------------------------------------------------------------------------------
Balance as of December 31, 1999                        5,000,000  $ 5,000,000    1,000,000  $ 1,000,000    1,000,000  $ 1,000,000
                                                     -------------------------------------------------------------------------------

              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

A Development Stage Enterprise

STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
------------------------------------------------------------------------------------------------------------------------------------


                                                       Series III Class B              Common
                                                     ----------------------------------------------------
                                                       Shares       Amount       Shares       Amount
                                                     ----------------------------------------------------
Balance as of December 31, 1996                                   $             14,000,000  $         -
Issued Preferred Series I Class B
   9,000 shares, $1 par
Issued Preferred Series II Class B
   945,700 shares, $1 par
Issuance of compensatory stock options
Recognition of stock option compensation
Collections of notes receivable
Reclassification of note receivable
   to reflect collection
Net loss incurred during development stage
                                                     ----------------------------------------------------
Balance as of December 31, 1997                                -  $         -   14,000,000  $         -
                                                     ----------------------------------------------------
Issued Preferred Series I Class B
   8,000 shares, $1 par
Issued Preferred Series II Class B
   54,300 shares, $1 par
Issued Preferred Series III Class B
   301,800 shares, $1 par (net of
   commissions and other expenses
   of $290,221)                                          301,800      301,800
Issuance of compensatory stock options
Recognition of stock option compensation
Terminations of stock options
Net loss incurred during development stage
                                                     ----------------------------------------------------
Balance as of December 31, 1998                          301,800  $   301,800   14,000,000  $         -
                                                     ----------------------------------------------------
Issued Preferred Series III Class B
   858,400 shares, $1 par                                858,400      858,400
Issuance of compensatory stock options
Recognition of stock option compensation
Terminations of stock options
Net loss incurred during development stage
                                                     ----------------------------------------------------
Balance as of December 31, 1999                        1,160,200  $ 1,160,200   14,000,000  $         -
                                                     ----------------------------------------------------

              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

A Development Stage Enterprise

STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Deficit
                                                        Notes                                            Accumulated
                                                      Receivable       Additional                          During
                                                         from           Paid-in          Unearned        Development
                                                     Stockholders       Capital        Compensation         Stage          Total
                                                   ---------------------------------------------------------------------------------
Balance as of December 31, 1996                     $  (257,500)    $ 4,304,213        $  (287,290)    $ (3,390,451)    $ 6,351,972
Issued Preferred Series I Class B
   9,000 shares, $1 par                                                  36,000                                              45,000
Issued Preferred Series II Class B
   945,700 shares, $1 par                                             8,436,300                                           9,382,000
Issuance of compensatory stock options                                  748,539           (748,539)
Recognition of stock option compensation                                                   286,540                          286,540
Collections of notes receivable                         207,500                                                             207,500
Reclassification of note receivable
   to reflect collection                                 50,000                                                              50,000
Net loss incurred during development stage                                                               (5,524,200)     (5,524,200)
                                                   ---------------------------------------------------------------------------------
Balance as of December 31, 1997                      $        -     $13,525,052        $  (749,289)    $ (8,914,651)    $10,798,812
                                                   ---------------------------------------------------------------------------------
Issued Preferred Series I Class B
   8,000 shares, $1 par                                                  32,000                                              40,000
Issued Preferred Series II Class B
   54,300 shares, $1 par                                                488,700                                             543,000
Issued Preferred Series III Class B
   301,800 shares, $1 par (net of
   commissions and other expenses
   of $290,221)                                                       2,425,979                                           2,727,779
Issuance of compensatory stock options                                   70,000            (70,000)
Recognition of stock option compensation                                                   286,122                          286,122
Terminations of stock options                                          (162,250)           162,250
Net loss incurred during development stage                                                               (5,704,088)     (5,704,088)
                                                   ---------------------------------------------------------------------------------
Balance as of December 31, 1998                      $        -     $16,379,481        $  (370,917)    $(14,618,739)    $ 8,691,625
                                                   ---------------------------------------------------------------------------------
Issued Preferred Series III Class B
   858,400 shares, $1 par                                             7,266,914                                           8,125,314
Issuance of compensatory stock options                                  214,354           (214,354)
Recognition of stock option compensation                                                   104,122                          104,122
Terminations of stock options                                          (295,514)           295,514
Net loss incurred during development stage                                                               (8,233,508)     (8,233,508)
                                                   ---------------------------------------------------------------------------------
Balance as of December 31, 1999                      $        -     $23,565,235        $  (185,635)    $(22,852,247)    $ 8,687,553
                                                   ---------------------------------------------------------------------------------

              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                        Cumulative
                                                                    Years ended December 31,               From
                                                       -------------------------------------------      Inception
                                                            1999           1998           1997        (May 9, 1994)
                                                       ------------   ------------    ------------    -------------
Cash flows from operating activities
------------------------------------
    Net loss incurred during development stage         $ (8,233,508)  $ (5,704,088)   $ (5,524,200)   $ (22,852,247)
    Depreciation and amortization                           950,471        807,060         455,909        2,765,730
    Provision for doubtful accounts                          10,972              -               -           10,972
    Recognition of stock option compensation                104,122        286,122         286,540          760,707
    Adjustments to reconcile net loss to net cash
         used in operating activities:
            Increase in inventories                         (24,004)      (173,308)       (308,188)        (677,962)
            (Increase) decrease in accounts and note
                receivable                                 (509,668)         6,320        (102,048)        (610,396)
            Increase in deferred charges                          -              -               -          (25,931)
            (Increase) decrease in other current              3,303        (34,603)        (16,500)         (47,800)
             assets
            Increase (decrease) in accounts payable
                and note payable to related party           485,958       (647,460)        738,725          780,699
            Increase in other accrued liabilities           547,630         70,811          57,994          707,347
                                                       ------------   ------------    ------------    -------------
              Net cash used by operating activities      (6,664,724)    (5,389,146)     (4,411,768)     (19,188,881)
                                                       ------------   ------------    ------------    -------------

Cash flows from investing activities
------------------------------------
    Purchase of property, plant and equipment            (1,960,609)    (1,179,547)     (3,252,731)     (11,445,793)
    Acquisition of patents, trademarks and licenses         (39,077)       (45,095)              -         (182,595)
    Purchase of restricted certificate of deposit                 -              -        (200,000)        (600,000)
    Organization costs paid                                       -              -         (15,291)         (20,851)
                                                       ------------   ------------    ------------    -------------
             Net cash used by investing activities       (1,999,686)    (1,224,642)     (3,468,022)     (12,249,239)
                                                       ------------   ------------    ------------    -------------

Cash flows from financing activities
------------------------------------
    Borrowing under long-term debt and notes payable              -         25,749         986,242        3,065,362
    Repayments of long-term debt and notes payable         (442,762)      (438,000)       (350,675)      (1,297,830)
    Proceeds from issuance of preferred stock             8,584,000      3,601,000       9,427,000       31,307,000
    Proceeds from issuance of common stock                        -              -               -            1,000
    Commissions and other expenses related to
       preferred stock issuance                            (458,686)      (290,221)              -         (748,907)
    Collections of notes receivable from stockholders             -              -         257,500          257,500
    Obligation under license agreement                            -              -         (56,175)        (500,000)
                                                       ------------   ------------    ------------    -------------
             Net cash provided by financing activities    7,682,552      2,898,528      10,263,892       32,084,125
                                                       ------------   ------------    ------------    -------------

Net increase (decrease) in cash                            (981,858)    (3,715,260)      2,384,102          646,005
Cash and cash equivalents at:
    Beginning of period                                   1,627,863      5,343,123       2,959,021                -
                                                       ------------   ------------    ------------    -------------
    End of period                                      $    646,005   $  1,627,863    $  5,343,123    $     646,005
                                                       ============   ============    ============    =============

Supplemental disclosures of cash flow
    Information:
    Interest paid                                      $    281,905   $    324,116    $    321,887    $   1,025,443
                                                       ------------   ------------    ------------    -------------

Supplemental schedule of noncash financing
    activities:
    Preferred stock issued in exchange for notes
        receivable                                     $          -   $          -    $          -    $     257,500
                                                       ------------   ------------    ------------    -------------
    Offering costs to be settled with warrants         $          -   $          -    $     37,500    $      37,500
                                                       ------------   ------------    ------------    -------------
    Acquisition of equipment through capital lease     $    109,724   $     50,435    $    380,485    $   1,228,097
                                                       ------------   ------------    ------------    -------------



              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. BUSINESS OF THE COMPANY

   Retractable Technologies, Inc. (the "Company") was incorporated in Texas on May 9, 1994, to design, develop, manufacture and market safety syringes and other safety medical products for the health care profession. The Company began to develop its manufacturing operations in 1995. The Company's manufacturing and administrative facilities are located in Little Elm, Texas. The Company's primary products are the VanishPoint/TM/ Syringe in the 3cc, 5cc and 10cc sizes and Blood Collection Tube Holders. The Company has conducted preliminary clinical evaluations and worked with national distributors to encourage healthcare facilities to transition from the use of standard syringes to the VanishPoint/TM/ Syringe. Preliminary shipments, which commenced in February 1997, included syringes for hospital product evaluations as well as for sale in clinics and other healthcare settings. The Company has been considered a development stage enterprise for financial reporting purposes as significant efforts have been devoted to financial planning, raising capital, research and development, acquiring equipment, training personnel, developing markets and starting up production. Coincident with the agreement with Abbott Laboratories (see Note 11), effective May 4, 2000, the Company completed its development stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Accounting estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

   Cash and cash equivalents

   For purposes of reporting cash flows, cash and cash equivalents include unrestricted cash and investments with original maturities of three months or less.

   Inventories

   Inventories are valued at the lower of cost or market, with cost being determined using a standard cost method, which approximates average cost. Provision is made for any excess or obsolete inventories.

   Property, plant and equipment

   Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Cost includes major expenditures for improvements, and replacements, which extend useful lives or increase capacity and interest cost associated with significant capital additions. For the years ended December 31, 1999 and 1998, the Company capitalized interest of approximately $169,000 and $105,000, respectively, and none in fiscal year 1997. Gains or losses from property disposals are included in income.

   Depreciation and amortization is calculated using the straight-line method over the following useful lives:

   Production equipment                                  7 to 10 years
   Office furniture and equipment                        3 to 10 years
   Building                                              39 years
   Building improvements                                 15 years
   Automobiles                                           7 years

   Long-lived assets

   When events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company will review the net realizable value of the long-lived assets through an assessment of the estimated future cash flows related to such assets. In the event that assets are found to be carried at amounts which are in excess of estimated gross future cash flows, the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets.

   Restricted certificates of deposit

   Investments in certificates of deposit are restricted in accordance with the terms of certain notes payable.

   Intangible assets and deferred charges

   Intangible assets are stated at cost and consist primarily of patents, a license agreement granting exclusive rights to use patented technology, and trademarks which are amortized using the straight-line method over 17 years. Other intangible assets consist of deferred charges for loan origination fees, which are amortized over the life of the debt (seven years).

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

   Financial instruments

   The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair value of financial instruments approximate their recorded values.

   Concentrations of credit risk

   The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. Cash balances, which may exceed the federally insured limits, are maintained in financial institutions; however, management believes the institutions are of high credit quality. The majority of accounts receivable are due from companies which are well-established entities. As a consequence, management considers any exposure from concentrations of credit risks to be limited.

   Revenue recognition

   Revenue is recognized for sales to distributors when title and risk of ownership passes to the distributor, generally upon shipment. Revenue is recorded on the basis of sales price to distributors. Revenues on sales to distributors for federal or GPO contracts are recorded net of contractual pricing allowances to those end customers. Revenue for shipments directly to end-users is recognized when title and risk of ownership passes from the Company. Any product shipped or distributed for evaluation purposes is expensed.

   Income taxes

   The Company provides for deferred income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires an asset and liability approach for financial accounting and reporting for income taxes based on the tax effects of differences between the financial statement and tax bases of assets and liabilities, based on enacted rates expected to be in effect when such basis differences reverse in future periods. Deferred tax assets are periodically reviewed for reliability. Valuation allowances are recorded when realizability of deferred tax assets is not likely.

   Earnings per share

   The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," that established standards for computing and presenting earnings per share. Basic earnings per share is computed by dividing net earnings for the period (adjusted for any cumulative dividends for the period) by the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding for all periods presented was 14,000,000. The Company's potentially dilutive common stock equivalents including warrants, options, and convertible debt are all antidilutive as the Company is in a loss position. Accordingly, basic loss per share is equal to diluted loss per share and is presented on the same line for income statement presentation. Cumulative preferred dividends of approximately $3,000,000, $2,100,000, $1,300,000, and $7,500,000 have been added to net losses for the periods ended December 31, 1999, 1998, 1997 and cumulative from inception (May 9, 1994) to December 31, 1999, respectively, to arrive at net loss per share.

   Research  and development costs

   Research and development costs are expensed as incurred.

   Stock-based compensation

   The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which establishes accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS 123, the Company has elected not to adopt the fair value based method of accounting for stock-based employee compensation and will account for such arrangements under Accounting Principles Board Opinion No. 25. Accordingly, compensation cost for stock options issued to directors, officers and employees is measured as the excess, if any, of the fair market value of the Company's stock at the date of grant over the amount the director, officer or employee must pay to acquire the stock. Expense is recognized ratably from the date of grant over the vesting period of the option. Unearned compensation reflected in the Stockholders' Equity section of the balance sheet is the portion of such compensation that has not been charged to operations.

3. INVENTORIES

   Inventories consist of the following:

                                                     December 31
                                           -------------------------------
                                               1999               1998
                                           -----------        ------------

                Raw materials              $   405,823        $    348,053
                Work in process                 27,699               5,464
                Finished goods                 268,766             300,441
                                           -----------        ------------
                                               702,288             653,958
                Inventory reserve              (24,326)                  -
                                           -----------        ------------
                                           $   677,962        $    653,958
                                           ===========        ============

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
-----------------------------

4.    PROPERTY, PLANT AND EQUIPMENT
      Property, plant and equipment consist of the following:


                                                         December 31
                                               -------------------------------
                                                   1999               1998
                                               -----------        ------------

          Land                                 $   261,893        $   261,893
          Building and improvements              1,767,185          1,752,115
          Production equipment                   7,719,979          6,692,236
          Office furniture and equipment           596,058            464,945
          Construction in progress               2,306,916          1,410,509
          Automobiles                               21,858             21,858
                                               -----------        -----------
                                                12,673,889         10,603,556
          Accumulated depreciation and
           amortization                         (2,572,365)        (1,679,714)
                                               -----------        -----------
                                               $10,101,524        $ 8,923,842
                                               -----------        -----------

   Acquisition costs of production equipment financed through capital leases were $1,118,556 and $1,008,832 at December 31, 1999, and 1998, respectively.
   Accumulated amortization on these leases was $358,552 and $255,852 at December 31, 1999 and 1998, respectively.

   Depreciation expense and capital lease amortization expense for the years ended December 31, 1999, 1998 and 1997 was $892,651, $761,282 and $414,894,
   respectively.

5. INTANGIBLE ASSETS AND DEFERRED CHARGES

   Intangible assets and deferred charges consist of the following:

                                                     December 31
                                           -------------------------------
                                               1999               1998
                                           -----------        ------------

             License agreement             $   500,000        $    500,000
             Trademarks and patents            182,590             143,513
             Loan origination fees              25,938              25,938
             Organization costs                      -              20,851
                                           -----------        ------------
                                               708,528             690,302
             Accumulated amortization         (172,514)           (135,545)
                                           -----------        ------------
                                           $   536,014        $    554,757
                                           -----------        ------------

   In 1995, the Company entered into the license agreement with an officer of the Company for the exclusive right to manufacture, market and distribute products utilizing automated retraction technology. This technology is the subject of various patents and patent applications owned by the officer of the Company. The initial licensing fee of $500,000 is being amortized over 17 years. The license agreement also provides for quarterly payments of a 5% royalty fee to the officer on gross sales. The royalty fee expense is recognized in the period in which it is earned. Royalty fees of $194,247, $46,098 and $9,284 are included in cost of sales for the years ended December 31, 1999, 1998 and 1997, respectively.

   Amortization expense for the years ended December 31, 1999, 1998 and 1997 was $57,820, $45,778 and $41,015, respectively.

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.    LONG-TERM DEBT
      Long-term debt consists of the following:

                                                                                                  December 31,
                                                                                            ----------   ----------
                                                                                                1999        1998
                                                                                            ----------   ----------
 Small Business Administration note payable to Texas Bank for a maximum of
 $1,000,000, all of which was drawn during 1997.  Payable in monthly principal and interest installments of approximately $16,000.  Interest at prime plus 1.5%; 10% on
 December 31, 1999; adjustable quarterly.  Matures on July 1, 2003.  Collateralized by
 equipment.  Guaranteed by an officer.                                                      $  569,630   $  705,566

 Notes payable to Western Bank and Trust.  Interest adjustable annually on October 24.
 Matures on October 24, 2001.  Secured by land, building and equipment, and by a certificate of deposit to be released upon achievement of certain financial ratios.
 Guaranteed by an officer.

        - Interest only payable until October 24, 1996; thereafter, monthly principal and interest payments of approximately $8,000.  Interest at prime plus 1%; 9.5% on December 31, 1999.
                                                                                               750,789      767,960

        - Interest payable monthly at Bank's certificate of deposit rate plus 2%; 7%
        on December 31, 1999.                                                                  400,000      400,000

 Notes payable to Legacy Bank of Texas.  Payable in monthly installments of approximately $8,000 plus interest.  Interest at prime plus 1%; 9.5% on December 31,
 1999; adjustable daily.  Matures on July 10, 2004.  Collateralized by certain machinery and equipment, a certificate of deposit of $200,000 and restrictions on the transfer of certain patents.  Covenants require the company to achieve defined debt coverage ratios or maintain a defined ratio of total liabilities  to total net worth.
 Guaranteed by an officer.                                                                     464,881      566,309

 Note payable to First State Bank of Texas in monthly principal and interest installments of approximately $400.  Interest at 7.5%.  Matures on August 13, 2000.
 Collateralized by company vehicle.                                                              3,333        8,119

 Note payable to AFCO.  Payable in monthly principal and interest installments of
 approximately $2,000.  Interest at 8.8%.  Matures on May 28, 2000.                              7,491       24,403

 Capital lease obligations payable in monthly installments ranging from approximately
 $500 to $10,000 through October 2004.  Interest at rates from 9.98% to 14.18%.
 Collateralized by certain machinery and equipment.  Covenants require the Company to maintain a minimum net worth of $3,750,000 and a defined ratio of total liabilities to total  net worth.  Guaranteed by an officer.  The Company is not in compliance with obligations to deliver documents under this agreement.  The lessor has provided a
 waiver related to this noncompliance.                                                         773,540      830,345
                                                                                            ----------   ----------
                                                                                             2,969,664    3,302,702
Less current portion                                                                          (463,329)    (431,743)
                                                                                            ----------   ----------
                                                                                            $2,506,335   $2,870,959
                                                                                            ==========   ==========

The aggregate maturities of long-term debt as of December 31, 1999 are as follows:

                2000                 $     463,329
                2001                     1,572,041
                2002                       467,577
                2003                       373,358
                2004                        93,359
                Thereafter                       -
                                     -------------
                        Total        $   2,969,664
                                     =============

Subsequent to December 31, 1999, the Company obtained two new loans from 1st International Bank totaling $2,000,000. Land, building and improvements secure $1,500,000, and the remaining $500,000 is secured by accounts receivable. The proceeds, along with a release of $400,000 of restricted cash by Western Bank subsequent to December 31, 1999, were used to pay off indebtedness to Western Bank. Remaining proceeds provided funds for equipment and operating needs. The building loan matures on February 18, 2005 and the note secured by accounts receivable matures February 18, 2001.

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.    INCOME TAXES
      The provision for income taxes consists of the following:

                                                   December 31,
                                          ------------------------------
                                               1999             1998
                                          -------------    -------------
         Current                          $           -    $           -
         Deferred benefit                    (2,932,189)      (2,096,602)
         Increase in valuation allowance      2,932,189        2,096,602
                                          -------------    -------------
                                          $           -    $           -
                                          =============    =============

The Company has net operating loss carryforwards of approximately $24,129,273, and $15,600,527 at December 31, 1999 and 1998, respectively, which will begin to expire in 2010. The Company has established a valuation allowance to the extent of its deferred tax assets since presently it is more likely than not that a tax benefit will not be realized prior to the expiration of related carry forward periods.

The provision for income taxes varies from the statutory income tax rate as follows:

                                                                      December 31,
                                                                 -----------------------
                                                                   1999           1998
                                                                 --------      ---------
         Income tax benefit at the U.S. federal statutory rate       (35.0)%       (35.0)%
         Valuation allowance                                          35.6          36.8
         Permanent differences                                         0.6           1.9
         State income tax, net of federal benefits                    (2.7)         (2.6)
         Other                                                         1.5          (1.1)
                                                                  --------      ---------
          Effective tax (benefit) provision rate                         -             -
                                                                  ========      =========

Temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities that gave rise to significant portions of deferred tax amounts related to the following:


                                                                                 December 31,
                                                                       ------------------------------
                                                                             1999            1998
                                                                       -------------   --------------
         Net operating loss carry forwards                              $  9,084,478   $   5,873,269
         Property, plant, and equipment                                   (1,007,274)       (714,913)
         Deferred charges                                                    142,155         159,883
         Accrued expenses and reserves                                        54,213          23,144
                                                                        ------------   --------------
         Net noncurrent deferred tax asset before valuation allowance      8,273,572       5,341,383
         Valuation allowance                                              (8,273,572)     (5,341,383)
                                                                        ------------   -------------
         Net deferred tax asset                                         $          -   $           -
                                                                        ============   =============

8.  STOCKHOLDERS' EQUITY

    Preferred stock

    The Company has two classes of preferred stock, Class A and Class B. The Class B Preferred Stock has three series: Series I, Series II and Series
    III. Subsequent to December 31, 1999, the Company began taking subscriptions for a fourth series, Series IV Class B (see Note 11).

    Class A
    -------

    The Company authorized 5,000,000 shares of $1 par value Class A Convertible Preferred Stock ("Class A Stock") in April 1995. These shares were outstanding at December 31, 1999 and 1998. Holders of Class A Stock are entitled to receive a cumulative annual cash dividend of $.12 per share, payable quarterly if declared by the board of directors. Holders of Class A Stock generally have no voting rights until dividends are in arrears and unpaid for twelve consecutive quarters. In such case, the holders of Class A Stock have the right to elect one-third of the board of directors of the Company At December 31, 1999 and 1998, approximately $2,616,983 and $2,016,983, respectively, of dividends which have not been declared were in arrears. Accordingly, Class A shareholders elected three members to the Board during 1999.

    Class A Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $1.70 per share, plus all accrued and unpaid dividends. Each share of Class A Preferred Stock may be converted to one share of common stock after three years from the date of issuance at the option of the shareholder. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Class A Stock then outstanding are entitled to $1.50 per share plus all accrued and unpaid dividends, prior to any distributions to holders of Class B preferred stock or of common stock.

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

       Class B
       -------

       The Company has authorized 5,000,000 shares of $1 par value Convertible Preferred Stock which have been allocated among Series I, II, III and IV in the amounts of 1,000,000, 1,000,000, 1,160,200 and 1,300,000 shares, respectively. The remaining 539,800 authorized shares have not been assigned a series.

       Series I Class B
       ----------------

       There were 1,000,000 shares of $1 par value Series I Class B Convertible Preferred Stock ("Series I Class B Stock") issued and outstanding at December 31, 1999 and 1998. Holders of Series I Class B Stock are entitled to receive a cumulative annual dividend of $.50 per share, payable quarterly if declared by the board of directors. At December 31, 1999 and 1998 approximately $1,689,949 and $1,185,552, respectively, of dividends which have not been declared were in arrears.

       Series I Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $7.50 per share, plus all accrued and unpaid dividends. Each share of Series I Class B Stock may, at the option of the stockholder, be converted to one share of common stock after three years from the date of issuance or in the event the Company files an initial registration statement under the Securities Act of 1933. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Series I Class B Stock then outstanding are entitled to $6.25 per share, plus all accrued and unpaid dividends, after distribution obligations to Class A Stock have been satisfied and prior to any distributions to holders of Series II Class B Convertible Preferred Stock ("Series II Class B Stock"), Series III Class B Convertible Preferred Stock ("Series III Class B Stock") or common stock.

       Series II Class B
       -----------------

       There were 1,000,000 shares of $1 par value Series II Class B Stock issued and outstanding at December 31, 1999 and 1998, respectively. Holders of Series II Class B Stock are entitled to receive a cumulative annual dividend of $1.00 per share, payable quarterly if declared by the board of directors. Holders of Series II Class B Stock generally have no voting rights until dividends are in arrears and unpaid for twelve consecutive quarters. In such case, the holders of Series II Class B Stock have the right to elect one-third of the board of directors of the Company. At December 31, 1999 and 1998 approximately $2,227,177 and $1,256,981, respectively, of dividends which have not been declared were in arrears.

       Series II Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $15.00 per share plus all accrued and unpaid dividends. Each share of Series II Class B Stock may, at the option of the stockholder, be converted to one share of common stock after three years from the date of issuance or in the event the Company files an initial registration statement under the Securities Act of 1933. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Series II Class B Stock then outstanding are entitled to $12.50 per share, plus all accrued and unpaid dividends, after distribution obligations to holders of Class A Stock and Series I Class B Stock have been satisfied and prior to any distributions to holders of Series III Class B Stock or common stock.

       Series III Class B
       ------------------

       There were 1,160,200 shares and 301,800 shares of $1 par value Series III Class B Stock issued and outstanding at December 31, 1999 and 1998, respectively. Holders of Series III Class B Stock are entitled to receive a cumulative annual dividend of $1.00 per share, payable quarterly if declared by the board of directors. At December 31, 1999 and 1998, approximately $941,549 and $41,701, respectively, of dividends which have not been declared were in arrears.

       Series III Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $15.00 per share, plus all accrued and unpaid dividends. Each share of Series III Class B Stock may, at the option of the stockholder, be converted to one share of common stock after three years from the date of issuance or in the event the Company files an initial registration statement under the Securities Act of 1933. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Series III Class B Stock then outstanding are entitled to $12.50 per share, plus all accrued and unpaid dividends, after distribution obligations to Class A Stock, Series I Class B Stock and Series II Class B Stock have been satisfied and prior to any distributions to holders of common stock.

       Series IV Class B
       -----------------

       On January 11, 2000, the Company issued a Private Placement Memorandum offering up to 1,300,000 shares of its Series IV Class B Convertible Preferred Stock ("Series IV Class B Stock") at $10 per share.

       As of May 22, 2000, subscriptions for 1,133,800 shares of the Series IV Class B Stock had been received. Series IV Class B Stock ranks senior to the Company's common stock with respect to dividends and upon liquidation, dissolution or winding up, but secondary to the Company's Class A Stock; and Series I Class B, Series II Class B and Series III Class B Stock. Holders of Series IV Class B Stock will be entitled to receive a cumulative annual dividend of $1.00 per share, payable quarterly, if declared by the board of directors. Holders of Series IV Class B Stock generally have no voting rights.

       RETRACTABLE TECHNOLOGIES, INC.
       A Development Stage Enterprise

       NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

       Series IV Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $11.00 per share plus all accrued and unpaid dividends. Each share of Series IV Class B Stock may, at the option of the stockholder any time subsequent to three years from date of issuance, be converted into common stock at a conversion price of $10 per share, or in the event the Company files an initial registration statement under the Securities Act of 1933.

       In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series IV Class B Stock then outstanding are entitled to receive liquidating distributions of $11.00 per share, plus accrued and unpaid dividends.

       Common stock

       The Company is authorized to issue 40,000,000 shares of no par value common stock, of which 14,000,000 shares are issued and outstanding at December 31, 1999 and 1998. Subsequent to December 31, 1999, the board of directors approved an increase in the number of authorized shares to 100,000,000.

9.     RELATED PARTY TRANSACTIONS

       In September 1996, the Company purchased the 3cc-prototype mold from Checkmate Engineering, a sole proprietorship of an officer of the Company. The purchase was financed by a note for the full purchase price of $108,252. The note provided for no interest for the first 305 days and, subsequently, for interest at a rate of 12% per annum. Interest expense related to this note was $1,357, $5,258 and $4,092 for the years ended December 31, 1999, 1998 and 1997, respectively. The balance of the note was $25,966 as of December 31, 1998. The remaining balance on the note was paid in full in 1999.

       The Company has a lease with Mill Street Enterprises ("Mill Street"), a sole proprietorship owned by a Board member, for sales and marketing offices in Lewisville, Texas. During 1999, 1998 and 1997, the Company paid $22,800 each year under this lease. The Company also has a lease with Mill Street for additional office space for one year commencing April 1, 2000, at a rate of $1,000 per month.

       During 1999, 1998 and 1997, the Company paid $23,381, $30,258 and
       $49,615, respectively, to family members of its chief executive officer for various consulting services. During 1999, 1998 and 1997, the Company paid $96,372, $127,921 and $77,430, respectively, to a former director for various consulting services.

       The Company has a license agreement with an officer of the Company. See
       Note 5.

       See Note 11 for related party subsequent event.


10.    STOCK OPTIONS AND WARRANTS

       Stock options

       The Company has three stock option plans that provide for the granting of stock options to officers, employees and other individuals. During 1999, the Company approved the 1999 Stock Option Plan. The 1999 Plan is the only plan with stock option awards available for grant and the Company has reserved 2,000,000 shares of common stock for use upon the exercise of options under this plan.

       The Company also has shares outstanding under the 1996 Incentive Stock Option Plan and the 1996 Stock Option Plan for Directors and Other Individuals. All plans are administered and exercise prices at which options are granted are determined by a committee appointed by the board of directors. Shares exercised come from the Company's authorized but unissued common stock. The options vest over periods up to three years from the date of grant and generally expire ten years after the date of grant. All options issued under the 1996 plans expire three months after termination of employment or service to the Company. No options have been exercised under these plans.

       Director, officer and employee options

       Pro forma information regarding net income is required by SFAS 123. This information has been derived as if the Company had accounted for its directors, officers and employee stock options under the fair value method in accordance with SFAS 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999, 1998 and 1997: no dividend yield; expected volatility of 0%; risk-free interest rates of 5.9%, 5.4% and 6.4%, respectively; and expected lives of 5.3 years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting periods. The Company's pro forma information follows:

                                               Years Ended December 31
                  ---------------------------------------------------------------------------------------------------
                                1999                              1998                              1997
                  ------------------------------    ------------------------------     ------------------------------

                       As                                As                                 As
                    Reported        Pro Forma         Reported        Pro Forma          Reported        Pro Forma
                  -------------    -------------    -------------    -------------     -------------    -------------
        Net loss  $(8,233,508)     $(8,341,433)     $(5,704,088)     $(5,842,497)      $(5,524,200)     $(5,627,602)


RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The effects of applying FAS 123 in this pro forma disclosure are not indicative of future amounts as FAS 123 does not consider additional awards anticipated in the future.

A summary of director, officer and employee options granted and outstanding under the Plans is presented below:

                                                                  Years Ended December 31
                                      -------------------------------------------------------------------------------
                                                1999                       1998                        1997
                                      ------------------------    -----------------------     -----------------------
                                                   Weighted                   Weighted                    Weighted
                                                   Average                    Average                     Average
                                                   Exercise                   Exercise                    Exercise
                                       Shares       Price          Shares      Price           Shares      Price
                                      ------------------------    -----------------------     -----------------------
      Outstanding  at  beginning  of
      period                            566,855    $     6.01      460,305     $    4.28       130,105     $    1.53
      Granted  at  prices  in excess
      of fair market value              715,950         10.00      177,800         10.00        22,750         10.00
      Granted  at prices  below fair
      market value                        8,500          4.53            -             -       345,700          5.00
      Exercised                               -             -            -             -             -             -
      Forfeited                       (294,700)        (7.63)     (71,250)        (4.78)      (38,250)        (4.90)
                                      ------------------------    -----------------------     -----------------------
      Outstanding at end of period      996,605    $     8.38      566,855     $    6.01       460,305          4.28
                                      ------------------------    -----------------------     -----------------------
      Exercisable at end of period      117,105          3.41            -             -             -             -
      Weighted  average  fair  value
      of  options   granted   during          -     $     .04            -             -             -     $    3.45
      period

   The following table summarizes information about director, officer and employee options outstanding under the Plans at December 31, 1999:

                                                                      Weighted
                                                                      Average
                              Exercise              Shares           Remaining           Shares
                               Prices             Outstanding       Contractual       Exercisable
                                                                        Life
                         -------------------     --------------    ---------------    -------------
                         $           1.00               77,780               6.32           77,780
                         $           5.00              182,125               7.31           14,325
                         $          10.00              736,700               9.42           25,000

       Compensation expense has been recognized for the years ended December 31, 1999, 1998 and 1997 in connection with options which were granted with exercise prices less than the fair market value of the common stock of the Company on the date of grant as determined by the board of directors.

       Non-employee options

       Options were granted to non-employees during the years ended December 31 as follows:

                                                                  Years Ended December 31
                                                1999                       1998                       1997
                                      ------------------------    ----------------------    ----------------------
                                                   Weighted                    Weighted                  Weighted
                                                    Average                    Average                    Average
                                       Shares      Exercise         Shares     Exercise       Shares     Exercise
                                                     Price                      Price                      Price
                                      ---------- --------------   --------- ------------    -------- -------------
      Outstanding  at  beginning  of    152,500     $     6.91       67,000     $    2.97      34,000      $    1.00
      period
           Granted                       75,000          10.00       86,500         10.00      33,000           5.00
           Exercised                          -              -            -             -           -              -
           Forfeited                   (42,000)         (9.05)      (1,000)       (10.00)           -              -
                                      ---------- --------------    --------- -------------    -------- --------------
      Outstanding at end of period      185,500     $     7.54      152,500     $    6.91      67,000      $    2.97
                                      ---------- --------------    --------- -------------    -------- --------------
      Exercisable at end of period       34,000     $     1.00            -             -           -              -
      Weighted  average  fair  value
      of  options granted during period       -     $     1.79            -     $    1.71           -      $    3.88

       The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999, 1998 and 1997: no dividend yield; expected volatility of 30%, 30% and 60%, respectively; risk-free interest rates of 5.9%, 5.4% and 6.3%, respectively; and expected lives of 5.3 years, 5.3 years and 3 years, respectively. The expense related to these grants is reflected in periods up to three years, in which services must be completed, for these options to become exercisable. Unearned compensation reflects the portion of the grant that has not yet been charged to operations.

RETRACTABLE TECHNOLOGIES, INC.
A Development Stage Enterprise

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Warrants

       The Company has an obligation to issue warrants in connection with the underwriting of the Series II Class B Stock sales. Ten warrants entitle the holder to purchase one share of common stock at an exercise price of $1.00 per warrant. The fair market value of the warrants was recorded as part of the fees for the preferred stock offering.

11.    SUBSEQUENT EVENTS

       On May 4, 2000, the Company entered into four agreements with Abbott Laboratories ("Abbott"): 1) National Marketing and Distribution Agreement; 2) Registration Rights Agreement; 3) Credit Agreement and 4) Security Agreement. The National Marketing and Distribution Agreement provides that Abbott will purchase and market the Company's Vanish Point/R/ automated retraction syringes and blood collection devices to its U.S. acute care hospital customers. The agreement is for a five-year term. The agreement also calls for the establishment of a new product team comprised by key personnel from both companies designed to concentrate on development of new safety products that incorporate the Company's patented, proprietary technology.

       The Credit Agreement provides that Abbott will extend to the Company a credit line in the amount of $5 million. Disbursement amounts shall be in multiples of $1 million. Interest accrues at a rate of prime rate plus 1% and is payable quarterly beginning June 30, 2001. The Credit Agreement also provides that Abbott may, at its option, convert the note balance into common stock at a specified conversion price. The loan matures on June 30, 2005. In connection with the Credit Agreement, the Security Agreement grants Abbott a continuing security interest in certain of the Company's assets.

       The Registration Rights Agreement gives Abbott certain registration rights if the conversion privilege in the Credit Agreement is exercised.

       On April 7, 2000, the Company entered into a manufacturing agreement with an unrelated party to outsource the assembly of its 5cc and 10cc syringes. The agreement calls for the Company to purchase and consign machinery and equipment to the unrelated party and provide training for its employees. The Company is obligated under the agreement to purchase a minimum volume of product from the unrelated party at mutually agreed upon prices. The volume and price for the initial contract year ended April 30, 2001 resulted in a purchase commitment of $100,000 for the Company.

       Effective June 1, 2000, the Company entered into a Consulting Agreement ("Agreement") with a Board member, formerly Executive Vice President of Sales and Marketing, who is also related to an employee of the Company. The Agreement is for a one-year term, renewable with consent of both parties, whereby the Board member has agreed to establish contacts with major European entities, approved by the Company, to develop marketing and distribution channels as well as licensing agreements. The Agreement calls for an annual payment of $200,000, payable in equal monthly installments and an expense allowance of up to $5,000 for expenses incurred on behalf of the Company.

       See footnotes 6 and 8 for subsequent event activity related to debt and equity, respectively.

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED FINANCIAL STATEMENTS
(Unaudited)

QUARTER ENDED SEPTEMBER 30, 2000

INDEX TO FINANCIAL STATEMENTS
                                                           Page
                                                           ----

Condensed Financial Statements:

  Condensed Balance Sheets                                  73

  Condensed Statements of Operations                        74

  Condensed Statements of Cash Flows                        75

  Notes to Condensed Financial Statements                   76

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS
Unaudited

                                                            December 31, 1999                        September 30, 2000
                                                                                                          Unaudited
                                                  ----------------------------------------------------------------------------

ASSETS
Cash and cash equivalents                                                  $    646,005                           $  4,468,533
Accounts receivable, net                                                        599,424                              2,043,342
Inventories                                                                     677,962                                938,517
Other current assets                                                             47,800                                379,329
                                                  -------------------------------------     ----------------------------------
     Total current assets                                                     1,971,191                              7,829,721

Property, plant and equipment, net                                           10,101,524                             11,099,491
Restricted cash                                                                 600,000                                      -
Intangible assets and deferred charges, net                                     536,014                                542,021
                                                  -------------------------------------     ----------------------------------
     Total assets                                                          $ 13,208,729                           $ 19,471,233
                                                  =====================================     ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                                                         $    844,165                           $    768,887
  Current portion of long-term debt                                             463,329                                953,078
  Accrued compensation                                                          118,038                                208,382
  Marketing fees payable                                                        338,526                              1,144,757
  Other accrued liabilities                                                     250,783                                634,944
                                                  -------------------------------------     ----------------------------------
     Total current liabilities                                                2,014,841                              3,710,048
                                                  -------------------------------------     ----------------------------------

Long-term debt, net of current maturities                                     2,506,335                              5,301,959
                                                  -------------------------------------     ----------------------------------

Stockholders' equity
  Preferred Stock $1 par value
    Series A                                                                  5,000,000                              4,974,000
    Series I, Class B                                                         1,000,000                              1,000,000
    Series II, Class B                                                        1,000,000                              1,000,000
    Series III, Class B                                                       1,160,200                              1,160,445
    Series IV, Class B                                                                                               1,133,800
  Common stock                                                                        -                                      -
  Additional paid-in capital                                                 23,565,235                             31,011,580
  Unearned compensation                                                        (185,635)                              (229,156)
  Accumulated deficit                                                       (22,852,247)                           (29,591,443)
                                                  -------------------------------------     ----------------------------------
     Total stockholders' equity                                               8,687,553                             10,459,226
                                                  -------------------------------------     ----------------------------------
     Total liabilities and stockholders' equity                            $ 13,208,729                           $ 19,471,233
                                                  =====================================     ==================================



              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

                                             Three Months    Three Months      Nine Months     Nine Months
                                                ended           ended             ended           ended
                                            September 30,   September 30,     September 30,   September 30,
                                                2000            1999              2000            1999
                                          -----------------------------------------------------------------
Sales, net                                    $ 3,753,110     $ 1,233,721       $ 6,109,417     $ 1,965,944
Cost of sales                                   3,445,695         841,682         5,782,287       1,361,590
                                          -------------------------------   -------------------------------
     Gross margin                                 307,415         392,039           327,130         604,354
                                          -------------------------------   -------------------------------

Operating expenses:
  Preproduction manufacturing                           -         347,946           627,200       1,272,578
  Sales and marketing                           1,543,914       1,122,247         3,180,353       2,603,431
  Research and development                        207,186         186,010           467,786         613,215
  General and administrative                    1,221,775         652,900         2,825,925       2,094,944
                                          -------------------------------   -------------------------------
     Total operating expenses                   2,972,875       2,309,103         7,101,264       6,584,168
                                          -------------------------------   -------------------------------

     Loss from operations                      (2,665,460)     (1,917,064)       (6,774,134)     (5,979,814)

Interest income                                    75,087          39,450           150,415         109,917
Interest expense                                  (72,581)        (30,079)         (115,477)       (102,101)
                                          -------------------------------   -------------------------------
     Net loss                                 $(2,662,954)    $(1,907,693)      $(6,739,196)    $(5,971,998)
                                          ===============================   ===============================
Basic and diluted loss per share                   $(0.27)         $(0.19)           $(0.69)         $(0.58)
                                          ===============================   ===============================
Weighted average shares outstanding            14,004,333      14,000,000        14,001,444      14,000,000
                                          ===============================   ===============================


              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                 Three Months   Three Months    Nine Months    Nine Months
                                                                     ended          ended          ended          ended
                                                                   Sept 30,       Sept 30,       Sept 30,       Sept 30,
                                                                     2000           1999           2000           1999
                                                               -----------------------------------------------------------
Cash flows from operating activities
     Net loss                                                     $(2,662,954)   $(1,907,693)   $(6,739,196)   $(5,971,998)
     Depreciation and amortization                                    217,067        242,708        716,094        694,498
     Provision for doubtful accounts                                        -              -              -              -
     Recognition of stock option compensation                          51,441        (51,416)       144,211        138,377
     Adjustments to reconcile net loss to net cash
          provided by operating activities:
             (Increase) decrease in inventories                       558,473         23,990       (260,558)       228,906
             (Increase) decrease in accounts and note              (1,086,796)      (368,989)    (1,443,918)      (659,045)
              receivable
             (Increase) decrease in deferred charges                        -              -                             -
                                                                                                          -
             (Increase) decrease in other current assets             (194,058)       147,649       (331,528)       (35,355)
             Increase (decrease) in accounts payable                  302,149        251,132        (92,278)       123,020
             Increase (decrease) in other accrued liabilities         968,712        360,633      1,147,736        539,201
                                                               -----------------------------------------------------------
Net cash used by operating activities                              (1,845,966)    (1,301,986)    (6,859,437)    (4,942,396)
                                                               -----------------------------------------------------------

Cash flows from investing activities
     Purchase of property, plant and equipment                       (545,776)      (405,036)    (1,675,246)    (1,695,514)
     Acquisition of patents, trademarks and licenses                   (2,140)        (8,640)       (44,823)       (20,945)
     Sale of restricted certificates of deposit                             -              -        600,000              -
     Stock subscriptions held in escrow                                     -              -              -              -
     Organization costs paid                                                -              -              -              -
                                                               -----------------------------------------------------------
Net cash used by investing activities                                (547,916)      (413,676)    (1,120,069)    (1,716,459)
                                                               -----------------------------------------------------------

Cash flows from financing activities
     Borrowings under long-term debt and notes payable              3,000,000          4,431      5,079,851         29,149
     Repayments of long-term debt and notes payable                  (133,746)      (111,293)    (1,794,475)      (387,949)
     Proceeds from issuance of preferred stock                          2,450        663,695     11,335,200      8,072,407
     Dividends paid                                                (2,818,542)             -     (2,818,542)             -
                                                               -----------------------------------------------------------
Net cash provided by financing activities                              50,162        556,833     11,802,034      7,713,607
                                                               -----------------------------------------------------------

Net increase in cash                                               (2,343,720)    (1,158,829)     3,822,528      1,054,752
Cash and cash equivalents at:
     Beginning of period                                            6,812,253      3,841,444        646,005      1,627,863
                                                               -----------------------------------------------------------

     End of period                                                $ 4,468,533    $ 2,682,615    $ 4,468,533    $ 2,682,615
                                                               ===========================================================




              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to fairly present the Company's financial position and results of operations for the interim periods. All adjustments contained herein are of a normal recurring nature.

1.  BUSINESS OF THE COMPANY, RECENT DEVELOPMENTS, AND BASIS OF PRESENTATION

     Business
     --------

     Retractable Technologies, Inc. (the "Company") was incorporated in Texas on May 9, 1994, to design, develop, manufacture and market safety syringes and other safety medical products for the healthcare profession. The Company began to develop its manufacturing operations in 1995. The Company's manufacturing and administrative facilities are located in Little Elm, Texas. The Company's primary products are the VanishPoint(R) syringe in the 3cc, 5cc and 10cc sizes and blood collection tube holders. The Company has conducted preliminary clinical evaluations and worked with national distributors to encourage healthcare facilities to transition from the use of standard syringes to the VanishPoint(R) syringe. Shipments commenced in February 1997 and included syringes for hospital product evaluations as well as for sale in clinics and other healthcare settings.

     Recent Developments
     -------------------

     On May 4, 2000, the Company entered into four agreements with Abbott Laboratories ("Abbott"): 1) National Marketing and Distribution Agreement;
     2) Registration Rights Agreement; 3) Credit Agreement and 4) Security Agreement. The National Marketing and Distribution Agreement provides that Abbott will purchase and market the Company's VanishPoint(R) automated retraction syringes and blood collection devices to its U.S. acute care hospital customers. The agreement is for a five-year term. The agreement also calls for the establishment of a new product team comprised by key personnel from both companies designed to concentrate on development of new safety products that incorporate the Company's patented, proprietary technology.

     The Credit Agreement provides that Abbott will extend to the Company a credit line in the amount of $5 million. Disbursement amounts shall be in multiples of $1 million. Interest accrues at a rate of prime rate plus 1% and is payable quarterly beginning June 30, 2001. The Credit Agreement also provides that Abbott may, at its option, convert the note balance into common stock at a specified conversion price. The loan matures on June 30, 2005. In connection with the Credit Agreement, the Security Agreement grants Abbott a continuing security interest in certain of the Company's assets. The Company borrowed $ 3 million in August 2000 and $2 million in December 2000.

     The Registration Rights Agreement gives Abbott certain registration rights if the conversion privilege in the Credit Agreement is exercised.

     Effective June 1, 2000, the Company entered into a Consulting Agreement ("Agreement") with a Board member and former Executive Vice President of Sales and Marketing, who is also related to an employee of the Company. The Agreement is for a one-year term, renewable with consent of both parties, whereby the Board member has agreed to establish contacts with major European entities, approved by the Company, to develop marketing and distribution channels as well as licensing agreements. The Agreement calls for an annual payment of $200,000 payable in equal monthly installments and an expense allowance of up to $5,000 per month for expenses incurred on behalf of the Company.

     On October 26, 2000, the Company filed a Form 10SB-A with the Securities and Exchange Commission.

     Basis of Presentation
     ---------------------

     The accompanying condensed financial statements are unaudited and, in the opinion of management, reflect all adjustments that are necessary for a fair presentation of the financial position and results of operations for the periods presented. All of such adjustments are of a normal and recurring nature. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the entire year. The condensed financial statements should be read in conjunction with the financial statement disclosures contained in the Company's audited financial statements for the year ended December 31, 1999.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include unrestricted cash and investments with original maturities of three months or less.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

     Inventories

     Inventories are valued at the lower of cost or market, with cost being determined using a standard cost method, which approximates average cost. Provision is made for any excess or obsolete inventories.



     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Cost includes major expenditures for improvements, and replacements, which extend useful lives or increase capacity and interest cost associated with significant capital additions. For the quarters ended September 30, 2000 and 1999, the Company capitalized interest of $72,667 and $44,156, respectively. Gains or losses from property disposals are included in income.

     Depreciation and amortization is calculated using the straight-line method over the following useful lives:

          Production equipment                  7 to 13 years
          Office furniture and equipment        3 to 10 years
          Building                              39 years
          Building improvements                 15 years
          Automobiles                           7 years

     Long-lived Assets

     When events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company will review the net realizable value of the long-lived assets through an assessment of the estimated future cash flows related to such assets. In the event that assets are found to be carried at amounts which are in excess of estimated gross future cash flows, the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets.

     Intangible Assets and Deferred Charges

     Intangible assets are stated at cost and consist primarily of patents, a license agreement granting exclusive rights to use patented technology, and trademarks which are amortized using the straight-line method over 17 years. Other intangible assets consist of deferred charges for loan origination fees, which are amortized over the life of the debt.


     Financial Instruments

     The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair value of financial instruments approximate their recorded values.

     Concentrations of Credit Risk

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. Cash balances, which may exceed the federally insured limits, are maintained in financial institutions; however, management believes the institutions are of high credit quality. The majority of accounts receivable are due from companies which are well-established entities. As a consequence, management considers any exposure from concentrations of credit risks to be limited.

     Revenue Recognition

     Revenue is recognized for sales to distributors when title and risk of ownership passes to the distributor, generally upon shipment. Revenue is recorded on the basis of sales price to distributors. Revenues on sales to distributors for federal or GPO contracts are recorded net of contractual pricing allowances to those end customers. Revenue for shipments directly to end-users is recognized when title and risk of ownership passes from the Company. Any products shipped or distributed for evaluation purposes is expensed.

     Income Taxes

     The Company provides for deferred income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires an asset and liability approach for financial accounting and reporting for income taxes based on the tax effects of differences between the financial statement and tax bases of assets and liabilities, based on enacted rates expected to be in effect when such basis differences reverse in future periods. Deferred tax assets are periodically reviewed for reliability. Valuation allowances are recorded when realizability of deferred tax assets is not likely.

     Earnings per share

     The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share," that established standards for computing and presenting earnings per share. Basic earnings per share is computed by dividing net earnings for the period (adjusted for any cumulative dividends for the period) by the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding for the nine-month periods ended September 30, 2000, and 1999, is 14,001,444 and

     14,000,000, respectively. The Company's potentially dilutive common stock equivalents including warrants, options, and convertible debt are all antidilutive as the Company is in a loss position. Accordingly, basic loss per share is equal to diluted loss per share and is presented on the same line for income statement presentation. Cumulative preferred dividends of $2,905,323 and $2,182,414 have been added to net losses for the nine-month periods ended September 30, 2000, and 1999, respectively.

     Research and Development Costs

     Research and development costs are expensed as incurred.

     Stock-Based Compensation

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123"), which establishes accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS 123, the Company has elected not to adopt the fair value based method of accounting for stock-based employees compensation and will account for such arrangements under Accounting Principles Board Opinion No. 25. Accordingly, compensation cost for stock options issued to directors, officers, and employees is measured as the excess, if any, of the fair market value of the Company's stock at the date of grant over the amount the director, officer or employee must pay to acquire the stock. Expense is recognized ratably from the date of grant over the vesting period of the option. Unearned compensation reflected in the Stockholder's Equity section of the balance sheet is the portion of such compensation that has not been charged to operations.

3.   LONG TERM DEBT

     On February 18, 2000, the Company obtained two new loans from 1st International Bank totaling $2,000,000. Land, building and improvements secured $1,500,000, and the remaining $500,000 is secured by accounts receivable. The proceeds, along with a release of $400,000 of restricted cash by Western Bank subsequent to December 31, 1999, were used to pay off indebtedness to Western Bank. Remaining proceeds provided funds for equipment and operating needs. The building loan matures on February 18, 2005, and the note secured by accounts receivable matures February 18, 2001.

     On August 8, 2000, the Company borrowed $3,000,000 under its Credit Agreement with Abbott. The Company borrowed an additional $2,000,000 on December 11, 2000 under the Credit Agreement with Abbott.

4.   STOCKHOLDERS' EQUITY

     On January 11, 2000, the Company issued a Private Placement Memorandum offering up to 1,300,000 shares of its Series IV Class B Convertible Preferred Stock ("Series IV, Class B Stock") at $10 per share.

     As of May 22, 2000, subscriptions for 1,133,800 shares of the Series IV Class B had been received.

     Series IV Class B stock ranks senior to the Company's common stock with respect to dividends and upon liquidation, dissolution or winding up, but secondary to the Company's Class A Stock, and Series I Class B, Series II Class B, and Series III Class B. Dividends of $1.00 per share are payable quarterly, if declared by the board of directors.

     Holders of Series IV Class B Stock generally have no voting rights. Series IV Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $11.00 per share plus all accrued and unpaid dividends. Each share of Series IV Class B Stock may, at the option of the stockholder any time subsequent to three years from date of issuance, be converted into common stock at a conversion price of $10 per share, or in the event the Company files an initial registration statement under the Securities Act of 1933.

     In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series IV Class B Stock then outstanding are entitled to receive liquidating distributions of $11.00 per share, plus accrued and unpaid dividends.

     Under the Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock ("Series A Stock") the Board of Directors approved the redemption of Series A Stock to be drawn by lot until the draw exceeded 500,000 shares. The draw was held on September 19, 2000, where 541,500 shares were drawn for redemption.

     As of September 30, 2000, 26,000 shares of Series A Stock had been converted into Common Stock. Subsequent to September 30, 2000, 22,000 shares have been redeemed and the remaining 493,500 shares have been converted into Common Stock. Dividends attributable to the redemption in the amount of $3,435 have been paid as of the date of this Prospectus.

     In accordance with the appropriate Certificates of Designation, 40,000 shares of Class A Convertible Preferred Stock and 20,000 shares of Series I Class B Convertible Preferred Stock were voluntarily converted to Common Stock subsequent to September 30, 2000.

     As a result of the redemption and conversions, the Series A outstanding shares are 4,418,500; Series I Class B has 980,000 shares outstanding; and there are 14,579,500 shares of Common Stock outstanding as of the date of this Prospectus.

     On July 24, 2000 the Board of Directors declared a dividend covering all dividend arrearages on the Series A Preferred Stock. The dividend of $2,818,542 was paid on July 27, 2000.

     On September 1, 2000 the Board of Directors declared the third quarter dividend of $150,000 on the Series A Preferred Stock. These dividends were accrued as of September 30, 2000. The dividends were paid on October 12, 2000.

================================================================================

    No dealer, salesperson or any other person has been authorized by RTI to give any information or to make any representations other than those contained in this Prospectus in connection with the Offering made hereby, and, if given or made, such information or representations may not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of RTI since any of the dates as of which information is furnished or since the date of this Prospectus.


                             ____________________


                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Prospectus Summary......................................................  3
Risk Factors............................................................  5
A Note About Forward-looking Statements.................................  8
Use of Proceeds.........................................................  9
Capitalization..........................................................  9
Dilution................................................................ 10
Management's Discussion and Analysis or Plan of Operation............... 11
Description of Business................................................. 15
Description of Property................................................. 22
Management.............................................................. 22
Executive Compensation.................................................. 26
Security Ownership of Certain Beneficial Owners and
 Management............................................................. 28
Plan of Distribution.................................................... 29
Selling Security Holders................................................ 29
Determination of Offering Price......................................... 40
Description of Securities............................................... 40
Market for Common Equity and Related Stockholder Matters................ 51
Certain Relationships and Related Transactions.......................... 52
Legal Proceedings....................................................... 52
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities............................................. 52
Legal Matters........................................................... 53
Accountants............................................................. 53
Experts................................................................. 53
Where to Find Additional Information.................................... 53
Financial Statements.................................................... 54


     Until ________________, 2001 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters.

================================================================================

================================================================================



                               2,000,000 Shares






                        RETRACTABLE TECHNOLOGIES, INC.






                                 Common Stock






                             ____________________

                                  PROSPECTUS

                             ____________________






                              _____________, 2001


================================================================================

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

Indemnification Under the Amended and Restated Bylaws
-----------------------------------------------------

     Our Amended and Restated Bylaws provide that we shall indemnify each of our Directors and Officers to the maximum extent allowed by the Texas Business Corporation Act ("TBCA") for expenses incurred in proceedings where the Officer or Director is a party by reason of holding his position as an Officer or Director subject to not being found liable for negligence or misconduct. Expenses incurred in anticipation of litigation or in settlement of anticipated litigation are also covered. The TBCA permits such indemnification, so long as such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of RTI. Such indemnification may be made only upon a determination by the Board of Directors that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law. We are also permitted to advance to such persons payment for their expenses incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified.

Indemnification by Contract
---------------------------

EMPLOYMENT PRACTICES LIABILITY INSURANCE

     We obtained an Employment Practices Liability Insurance Policy ("Employment Policy") from Executive Risk Indemnity Inc. (the "Underwriter" for purposes of this section only) for the policy period August 22, 2000 to 2001. The Employment Policy covers 100% of Losses (damage awards including punitive, interest amounts and settlements but not including civil or criminal fines, most multiple damage awards, costs of bringing RTI into compliance with the American Disabilities Act, non-monetary awards, severance pay, payment of insurance plan benefits, or amounts awarded pursuant to labor arbitration) and Defense Expenses (reasonable legal fees incurred through counsel to the Underwriter). The Underwriter pays for the amount of such liabilities in excess of RTI's retention ($50,000 per claim). We have the option to extend the Employment Policy for an additional two years for an additional premium.

     Generally, the Underwriter has agreed to pay on behalf of the Insureds (RTI, its Officers, Directors, and employees acting in the scope of their duties) 100% of the Defense Expenses and Loss in excess of the retention of $50,000 per claim due from RTI from claims first made against the Insureds during the period from November 28, 1997 for Employment Practices Wrongful Acts occurring subsequent to RTI's incorporation and before expiration of the Employment Policy. No Insured may incur Defense Expenses or settle any Claim without the Underwriter's consent. Furthermore, if the Insured refuses to agree to a settlement negotiated by the Underwriter, the amount of coverage is materially reduced.

     Claims are defined to mean any written notice that a person intends to hold an Insured liable for an Employment Practices Wrongful Act, a judicial or administrative proceeding (including civil and criminal) for such an act or any written request to toll or waive the statute of limitations relating to such judicial or administrative proceeding excepting claims including labor or grievance arbitration pursuant to a collective bargaining agreement. An Employment Practices Wrongful Act is defined to mean any of the following alleged actions (which are all defined in the Employment Policy): 1) Wrongful Termination, 2) Discrimination, 3) Harassment, 4) Retaliation, 5) Workplace Tort, 6) Third Party Discrimination, or 7) Third Party Sexual Harassment. Costs for claims for liability regarding violations of Employee Retirement Income Security Act of 1974 and liability arising out of violation of workers' compensation or unemployment acts are not covered. Such exclusions do not apply to claims based on retaliation for pursuing rights under those acts. The Employment Policy also excludes from coverage costs for claims arising out of bodily injury except the Employment Policy does cover claims for emotional distress resulting from an Employment Practices Wrongful Act. The Employment Policy does not cover claims for non-monetary relief. Furthermore, the Employment Policy does not cover claims arising out of a claim, which was the subject of notice under any prior policy regarding any act for which a supervisor of RTI had knowledge prior to December 28, 1997. This Employment Policy does not cover claims that Insureds are obligated to pay by assumption of another's liability. Finally, the Employment Policy does not cover costs associated with actions in connection with labor disputes or negotiations.

EXECUTIVE LIABILITY INSURANCE POLICY

     We obtained an Executive Liability Insurance Policy from Executive Risk Indemnity Inc. (the "Underwriter for purposes of this section only") for the policy period August 22, 2000 to 2001 (the "Policy Period" for purposes of this section only) (the "Executive Policy"). Coverage per claim begins after payment of the retention amount for any given claim. We owe a retention amount of $0 per Insured Person, $50,000 per Claim for Loss as to which indemnification by RTI is permissible, and $125,000 per Claim for Losses arising out of Securities Claims. No Defense Expenses can be incurred and no settlement of any Claim may be made without the Underwriter's consent. The maximum aggregate liability may be reinstated after exhaustion of all coverage but may only be reinstated once. The reinstated amount shall be only for non-securities based claims. No retention will be paid by RTI in the event Defense Expenses are incurred in connection with a Securities Claim and such claim is dismissed or there is a final judgment of no liability. In the event that we intend to sell securities in a public Offering, the Underwriter shall be entitled to impose such terms and limitations of coverage and add such additional premium in its sole discretion that it may require.

     The Executive Policy covers Insured Persons (any past, present, or future Officer or Director and employee (employees are only covered for Securities Claims) of RTI for Loss (Defense Expenses [reasonable legal fees] and judgments and settlements including punitive awards against an Insured Person or that RTI is obligated to pay as a result of any Securities Claim against an Insured Person in excess of the retention amount owed by RTI and except wages, fines, and multiplied portion of damage awards) from Claims (any civil proceedings including appeals commenced by filing of a complaint, any criminal proceeding, any administrative or regulatory proceeding, or any written demand to an Insured describing circumstances likely to give rise to the commencement of any such proceeding) first made during the Policy Period against the Insured Persons for Wrongful Acts except for Loss which RTI pays to the Insured Person in indemnification.

     The Executive Policy provides coverage of RTI for Losses from Claims during the Policy Period against the Insured Persons for Wrongful Acts (misstatement, omission, or breach of duty by an Insured Person or any other matter asserted against an Insured Person solely by reason of his or her status as an Insured Person and any Securities Wrongful Act) which we pay to the Insured Person as indemnification. Furthermore, the Executive Policy provides coverage of Loss from Securities Claims (claims for Securities Activity Wrongful Acts [violation of any securities laws, violation of any law asserted by a shareholder of RTI, or claims arising as a result of any act in connection with the offer and sale or purchase of securities issued by RTI]) made during the Policy Period against us.

     The Executive Policy does not cover Loss for Claims against an Insured Person contributed to in fact by intentional dishonest or fraudulent act or by the gaining of an Insured of any profit to which they are not entitled. Defense expenses associated with defending such actions, however, are covered. The Executive Policy does not cover any Losses including Defense Expenses for Claims for any alleged bodily sickness, libel, defamation or destruction of tangible property or any threatened exposure, storage, discharge, treatment, removal and related issues regarding smoke, vapors, toxic chemicals or other pollutants or any related regulation. The Executive Policy does not cover: Losses, including Defense Expenses, for Claims 1) based upon any situation or Wrongful Act alleged prior (to November 28, 1997) litigation, 2) any fact which was the subject of notice given under any other policy, 3) any alleged violation of Employee Retirement Income Security Act of 1974 or any similar law, 4) any alleged nuclear or radioactive substance, or 5) the service of an Insured Person as a Director or Officer of any entity other than RTI or a charitable corporation. The Executive Policy does not cover Losses, including Defense Expenses, for Claims by or on behalf RTI excepting derivative actions brought by a security holder and brought independent of solicitation of RTI or an Insured Person or any Claim in the form of a cross-claim for contribution by an Insured Person or any Claim for the alleged wrongful termination of an Insured Person.

EMPLOYMENT AGREEMENT

  Pursuant to a written employment agreement with Thomas J. Shaw, we have agreed to indemnify Thomas J. Shaw for all legal expenses and liabilities incurred with any proceeding involving him by reason of his being an Officer or agent of RTI. We have further agreed to pay reasonable attorney fees and expenses in the event that, in Thomas J. Shaw's sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                  -------------------------------------------

  The following table sets forth various expenses, which will be incurred in connection with this Offering of Shares.

               SEC Registration and Filing Fee                $___
               Federal Taxes*                                 ___
               States Taxes*                                  ___
               Listing Fees                                   ___
               Legal Fees and Expenses*                       ___
               Accounting Fees and Expenses*                  ___
               Printing                                       ___
               Transfer Agent Fees*                           ___
               Blue Sky Fees and Expenses*                    ___
               Premium to Indemnify Officers and Directors    ___
               Miscellaneous*                                 ___
               TOTAL                                          $___

               *Estimated


                    RECENT SALES OF UNREGISTERED SECURITIES
                    ---------------------------------------

     The following discussion outlines all securities sold by us for cash or services rendered during the previous three years. Unless otherwise described, all of the shares sold or granted were issued pursuant to the authority granted by the private offering exemption outlined in Section 4(2) of the Securities Act. None of the below mentioned "sales" were made to more than 35 nonaccredited investors and none were made with a view toward distribution. All shares issued were restricted and contained a Rule 144 legend.

     In 1997, we issued ISOs for the purchase of 1,750 Shares of Common Stock and employee NQSOs for the purchase of 273,200 Shares of Common Stock under the 1996 Incentive Stock Option Plan. We issued NQSOs for the purchase of 100,500 shares under the 1996 Stock Option Plan for Directors and Other Individuals.

     From May 10, 1997, to November 15, 1997, we, with the assistance of Southwest Merchant Group, Offered and sold pursuant to Rule 506 of the Securities Act to 131 accredited and 14 nonaccredited investors 1,000,000 shares of Series II Stock at a price of $10 per share for a total payment of $10,000,000. We entered into an agreement with Southwest Merchant Group effective July 16, 1997, whereby Southwest Merchant agreed to provide best efforts to sell up to 1,000,000 shares of Series II Stock. In return we agreed to pay a combined financial advisory, investment banking, and selling commission equal to 5 percent of the value of the shares sold with an option to take, instead of cash, 2 1/2 percent of the gross funds in warrants. Southwest Merchant Group was to receive two warrants for each dollar of compensation owed to Southwest Merchant Group. Each warrant gave Southwest Merchant Group the right to purchase 1/10 of a share of Series IV Stock. $37,500 in compensation was paid to Southwest Merchant Group in the form of cash. Southwest Merchant Group was issued 75,000 warrants for the purchase of a total of 7,500 Shares of Series IV Stock. No warrants have been exercised and none have expired.

     In 1998, we issued ISOs for the purchase of 182,800 shares of Common Stock under the 1996 Incentive Stock Option Plan and NQSOs for the purchase of 86,500 shares of Common Stock under the 1996 Stock Option Plan for Directors and Other Individuals.

     From July 10, 1998, to September 30, 1999, we, with the assistance of Northstar Securities Corporation (and its Colorado affiliate, CCP Management), Asset Allocations Securities Corp., and Ameriprop Inc. ("broker-dealers"), offered and sold pursuant to Rule 506 of the Securities Act to 225 accredited and 21 nonaccredited investors 1,160,200 Shares of Series III Stock at a price of $10 per share for a total payment of $11,602,000. We entered into an agreement with the broker-dealers that, in exchange for the best efforts of the broker to sell the shares, the brokers would be entitled to a combined due diligence fee and selling commission equal to 7 percent of the value of each share sold by the brokers. Northstar Securities Corporation was paid $279,580, Asset Allocations Securities Corp. was paid 247,450, and Ameriprop was paid $25,550.

     In 1999 and in connection with an employment agreement, we issued NQSOs for the purchase of 20,000 shares of our Common Stock under the 1999 Stock Option Plan to Phillip Zweig. Half of the options vest on the 180th day of the agreement (June 10, 2000) and the other half vest on the day prior to the expiration of the agreement (December 11, 2000).

     In 1999, we issued ISOs for the purchase of 451,900 shares and NQSOs for the purchase of 357,550 shares of Common Stock under the 1999 Stock Option Plan.

     From January 11, 2000, to May 10, 2000, we, with the assistance of Asset Allocations Securities Corp. and Northstar Securities Corporation, offered and sold 1,138,800 shares of Series IV Stock to 25 accredited and 3 nonaccredited investors pursuant to Rule 506 at a price of $10 per share for a total of $11,388,000. Pursuant to individual Selling Agreements dated March 9, 2000, and March 1, 2000, respectively, warrants for the purchase of 75 and 150 shares of Series IV Stock were issued to Asset Allocations Securities Corp. and Northstar Securities Corporation as partial commissions. Three warrants were issued for each 100 Shares sold. Asset Allocations Corp. and Northstar Securities Corporation sold 2,500 and 5,000 Shares of Series IV Stock, respectively. Each warrant entitles the holder to purchase one share of the Series IV Stock at an exercise price of $10 per share. The warrants expire on March 15, 2002. Asset Allocations Securities Corp. and Northstar Securities Corporation received $1,750 and $3,500 in cash commissions, respectively.

     From January 2000 through December 15, 2000, we have issued ISOs for the purchase of 373,400 shares and NQSOs for the purchase of 272,200 shares of Common Stock under the 1999 Stock Option Plan.

     In connection with a consulting agreement, we issued NQSOs for the purchase of 61,000 shares of the Common Stock at an exercise price of $10 per share to Saker Investments.

     In March 2000, we entered into a letter agreement with New Horizons International ("NHI") and Colebrand Limited whereby NHI and Colebrand Limited would provide consulting services regarding marketing advice. In the event they provide us with a contact that resulted in a proposed investment in any amount up to $60 million which terms are acceptable to us in our sole and absolute discretion, NHI was entitled to receive 5 percent of the total amount of capital invested in cash, and Colebrand Limited would receive the issuance of a number and type of securities equal to 2 1/2 percent of the total number and type of securities issued and a warrant for the right to purchase up to an amount of securities equal to 2 1/2 percent of the total number and type of securities sold. This relationship was terminated in early 2000. No shares were issued.

     In April 2000, we issued 245 shares of the Series III Stock to CCP Management, the Colorado affiliate of Northstar Securities, in payment of commissions owed in the amount of $2,450 for assistance in selling the Series III Stock.

     In May 2000, we entered into an agreement with Abbott. Pursuant to the Abbott Agreement, Abbott agreed to lend to us, in increments of $1,000,000, an aggregate of up to $5,000,000 at an interest rate of prime plus 1% per year up to the maturity date of June 30, 2005. In consideration, we agreed that any and all principal amounts borrowed could be converted into Common Stock at a price of $10 per share. As of the date of this Prospectus, we have borrowed $5,000,000 of funds under this Agreement. No Common Stock has been issued.

     In September 2000, we issued a mandatory redemption of 541,500 shares of the Series A Stock pursuant to our rights under the appropriate certificate of designation. According to the provisions of the appropriate certificate of designation, we redeemed 22,000 shares of the Series A Stock for an aggregate price of $37,624 which was equal to the redemption price of $1.70 per share plus accrued and unpaid dividends through the redemption date. Pursuant to the appropriate certificate of designation, shareholders owning any of the certificates selected for redemption were entitled to convert their shares into Common Stock on a one for one share basis and payment of accrued and unpaid dividends in lieu of being paid the redemption price. Accordingly, 519,500 shares of Series A Stock were converted into 519,500 shares of Common Stock.

    In October 2000, we issued an Important Notice of Registration of Public Sale of Common Stock to all holders of the preferred stock in accordance with the requirements of each of the certificates of designation. Pursuant to the rights set forth in the various certificates of designation, the preferred stockholders had the right to give us notice of their desire to have the shares of Common Stock (attained through conversion of their preferred stock) participate in the registration. Pursuant to these rights, 128 Series A shareholders, 151 Series I shareholders, 119 Series II shareholders, 235 Series III shareholders, and 21 Series IV shareholders converted their preferred shares into shares of Common Stock on a one for one basis. The Series A shareholders originally purchased their preferred stock for $1 per share. The Series I shareholders originally purchased their shares for $5 per share. Series II shareholders originally purchased their shares for $10 per share. Series III shareholders originally purchase their shares for $10 per share. The Series IV shareholders originally purchased their shares for $10 per share. In exchange for each share of the preferred stock, the shareholders were entitled to one share of Common Stock plus all dividends accrued through the dates of conversion, which amounts to an aggregate amount of $4,504,995. These accrued dividends will be paid if and when declared by the Board of Directors. An aggregate of 4,838,650 shares of Common Stock was issued as a result of converting preferred shareholders.



                                    EXHIBITS
                                    --------

Exhibit No.    Description of Document
------------   -----------------------
3.1            Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 *

3.2            Amended and Restated Bylaws of RTI dated as of the 11th day of August 2000 *

4.1            Sample Common Stock certificate **

4.2            Exhibit A to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of
               Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of RTI) *

4.3            Sample Series A Convertible Preferred Stock Certificate **

4.4            Exhibit B to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of
               Designation, Preferences, Rights, and Limitations of Class B Convertible Preferred Stock of RTI) *

4.5            Sample Series I Class B Convertible Preferred Stock Certificate **

4.6            Exhibit C to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of
               Designation, Preferences, Rights and Limitations of the Series II Class B Convertible Preferred Stock of RTI)*

4.7            Sample Series II Class B Convertible Preferred Stock Certificate **

4.8            Exhibit D to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of
               Designation, Preferences, Rights and Limitations of the Series III Class B Convertible Preferred Stock of RTI) *

4.9            Sample Series III Class B Convertible Preferred Stock Certificate **

4.10           Exhibit E to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of
               Designation, Preferences, Rights and Limitations of the Series IV Class B Convertible Preferred Stock of RTI)*

4.11           Sample Series IV Class B Convertible Preferred Stock Certificate**

4.12           Pages 6 though 10 of as well as exhibits A through E to the Second Amended and Restated Articles of Incorporation of
               RTI filed August 14, 2000 *

4.13           Pages 1 through 7, and 15 through 19 of the Amended and Restated Bylaws of RTI dated as of the 11th day of August
               2000. *

4.14           Form of Southwest Merchant Group Warrant to Purchase 7,500 Shares of Series IV Class B Preferred Stock issued **

4.15           Selling Agreement between RTI and Northstar Securities Corporation dated March 1, 2000 **

4.16           Selling Agreement between RTI and Asset Allocations Securities Corp. dated March 9, 2000 **

4.17           National Marketing and Distribution Agreement between RTI and Abbott Laboratories dated as of May 4, 2000 and
               Registration Rights Agreement between RTI and Abbott Laboratories dated as of May 4, 2000**

4.18           RTI's 1999 Stock Option Plan **

4.19           1996 Incentive Stock Option Plan of RTI **

4.20           1996 Stock Option Plan for Directors and Other Individuals **

5              Opinion on Legality dated December 22, 2000 ****

10.1           Lock Up Agreement by and between RTI and Thomas J. Shaw dated as of December 3, 2000. ***

10.2           Lock Up Agreement by and between RTI and Lillian E. Salerno dated as of December 4, 2000. ***

10.3           National Marketing and Distribution Agreement between RTI and Abbott Laboratories dated as of May 4, 2000 with exhibits **

10.4           Contract Manufacturing Agreement Between RTI and Nypro Precision Assemblies, Inc. dated as of April 7, 2000 **

10.5           Sample United States Distribution Agreement **

10.6           Sample Foreign Distribution Agreement **



Exhibit No.     Description of Document
------------    -----------------------

10.7           Amended Consulting Agreement between RTI and Lillian E. Salerno dba/MediTrade International dated August 23, 2000*

10.8           Employment Agreement between RTI and Thomas J. Shaw dated as of September 28, 1999 **

10.9           Technology License Agreement between Thomas J. Shaw and RTI dated the 23rd day of June 1995**

10.10          Consulting Agreement by and between RTI and International Export and Consulting dated March 15, 2000 **

10.11          Employment Agreement by and between RTI and Phillip L. Zweig dated effective as of December 13, 2000 ****

23.1           Consent of Independent Accountants dated December  22, 2000 ****

23.2           Consent of Business Valuation Services dated December  21, 2000  ****

23.3           Consent of Krage & Janvey, L.L.P. dated December 22, 2000. See Exhibit No. 5 ****

27             Financial Data Schedule ****

99             Opinion by Business Valuation Services ****

*    Incorporated herein by reference to RTI's Registration Statement on Form 10SB-A filed on October 25, 2000.

**   Incorporated herein by reference to RTI's Registration Statement on Form 10SB filed on June 23, 2000.

***  Incorporated herein by reference to RTI's Form 10-QSB filed on November 14, 2000.

**** Filed herewith.


                                  UNDERTAKINGS
                                  ------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a Director, Officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We also undertake that we will:

          (a) File, during any period in which we Offer or sell Shares, a post-effective amendment to this Prospectus to:

               (i) Include any Prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Shares Offered (if the total dollar value of Shares Offered would not exceed that which was registered) and any deviation from the low or high end of the estimated Maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the Maximum aggregate Offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

          (b) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities Offered, and the Offering of the securities at that time to be the initial bona fide offering; and

          (c) File a post-effective amendment to remove from registration any of the Shares that remain unsold at the end of the Offering.

                                   SIGNATURES
                                   ----------

  In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and authorized this Prospectus to be signed on its behalf by the undersigned in the city of Little Elm, state of Texas, on December 22, 2000.



                              RETRACTABLE TECHNOLOGIES, INC.
                              (Registrant)

                              By: /s/ THOMAS J. SHAW
                                 ------------------------------------
                                 THOMAS J. SHAW
                                 CHAIRMAN, PRESIDENT, AND
                                 CHIEF EXECUTIVE OFFICER


  In accordance with the requirements of the Securities Act of 1933, as amended, this Prospectus has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                              TITLE                                                 DATE
/s/Steven R. Wisner                    Executive Vice President, Engineering & Production    12/21/00
---------------------------------      and Director
Steven R. Wisner

/s/Russell B. Kuhlman                  Vice President, New Markets and Director              12/21/00
---------------------------------
Russell B. Kuhlman

/s/Douglas W. Cowan                    Chief Financial Officer, Treasurer, and Director      12/21/00
---------------------------------
Douglas W. Cowan

/s/Lillian E. Salerno                  Director                                              12/21/00
---------------------------------
Lillian E. Salerno

/s/Jimmie Shiu, M.D.                   Director                                              12/21/00
---------------------------------
Jimmie Shiu, M.D.

/s/Clarence Zierhut                    Director                                              12/21/00
---------------------------------
Clarence Zierhut

/s/Marwan Saker                        Director                                              12/21/00
---------------------------------
Marwan Saker

/s/Edith A. Zagona                     Director                                              12/21/00
---------------------------------
Edith A. Zagona